Exhibit 99.1

Item 6.           Selected Financial Data

The following table sets forth selected financial and operating information on a historical basis for the Operating Partnership.  The following information should be read in conjunction with all of the financial statements and notes thereto included elsewhere in this Form 8-K.  The historical operating and balance sheet data have been derived from the historical Financial Statements of the Operating Partnership.  All amounts have also been restated in accordance with the discontinued operations provisions of SFAS No. 144.  Certain capitalized terms as used herein are defined in the Notes to Consolidated Financial Statements.

CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

(Financial information in thousands except for per share and property data)

	Year Ended December 31,
	2003	2002	2001	2000	1999
OPERATING DATA:

Total revenues from continuing operations	$1,760,552	$1,744,692	$1,775,980	$1,665,976	$1,449,169

Income from continuing operations	$229,660	$255,256	$313,508	$279,660	$233,630

Net income	$578,505	$448,175	$506,414	$591,212	$423,417

Net income available to OP Units	$461,297	$351,024	$394,971	$479,271	$310,221

Earnings per OP Unit – basic:
Income from continuing operations available to OP Units	$0.38	$0.54	$0.69	$0.59	$0.44
Net income available to OP Units	$1.57	$1.19	$1.36	$1.69	$1.15
Weighted average OP Units outstanding	294,523	294,637	291,362	283,921	270,002

Earnings per OP Unit – diluted:
Income from continuing operations available to OP Units	$0.38	$0.53	$0.68	$0.59	$0.44
Net income available to OP Units	$1.55	$1.18	$1.34	$1.67	$1.14
Weighted average OP Units outstanding	297,041	297,969	295,213	286,503	271,310

Distributions declared per OP Unit outstanding	$1.73	$1.73	$1.68	$1.575	$1.47

BALANCE SHEET DATA (at end of period):
Real estate, before accumulated depreciation	$12,874,379	$13,046,263	$13,016,183	$12,591,539	$12,238,963
Real estate, after accumulated depreciation	$10,578,366	$10,934,246	$11,297,338	$11,239,303	$11,168,476
Total assets	$11,466,893	$11,810,917	$12,235,625	$12,263,966	$11,715,689
Total debt	$5,360,489	$5,523,699	$5,742,758	$5,706,152	$5,473,868
Minority Interests	$9,903	$9,811	$4,078	$2,884	$—
Partners’ capital	$5,606,467	$5,798,615	$6,045,694	$6,229,281	$5,961,913

OTHER DATA:
Total properties (at end of period)	968	1,039	1,076	1,104	1,064
Total apartment units (at end of period)	207,506	223,591	224,801	227,704	226,317

Funds from operations available to OP Units (1)(2)	$640,390	$719,265	$706,294	$719,580	$619,152

Cash flow provided by (used for):
Operating activities	$747,981	$888,938	$889,668	$841,826	$788,970
Investing activities	$330,366	$(49,297)	$57,429	$(563,175)	$(526,851)
Financing activities	$(1,058,643)	$(861,369)	$(919,266)	$(283,996)	$(236,967)

(1)        The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations (“FFO”) (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. FFO has also been adjusted by preferred distributions and premium on redemption of preference units to arrive at FFO available to OP Units.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Operating Partnership commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.  Accordingly, the Operating Partnership included in FFO its incremental gains or losses from the sale of condominium units to third parties, which represented net gains of $10,280, $1,682 and $0 for the years ended December 31, 2003, 2002 and 2001, respectively.  Effective January 1, 2003, the Operating Partnership no longer adds back impairment losses when computing FFO in accordance with NAREIT’s definition.  As a result, FFO for the years ended December 31, 2002, 2001 and 2000 have been reduced by $18,284, $71,766 and $1,000, respectively, to conform to the current year presentation.  For the year ended December 31, 2001, FFO has been reduced by $5,324 to reflect the SEC’s clarification of EITF Topic D-42 regarding premiums on redemption of preference units.

(2)        The Operating Partnership believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it provides investors an understanding of the ability of the Operating Partnership to incur and service debt and to make capital expenditures.  FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Operating Partnership’s calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The following discussion and analysis of the results of operations and financial condition of the Operating Partnership should be read in connection with the Consolidated Financial Statements and Notes thereto. Due to the Operating Partnership’s ability to control its subsidiaries (other than entities owning interests in the Unconsolidated Properties and certain other entities in which it has investments), each such subsidiary entity has been consolidated for financial reporting purposes.  Capitalized terms used herein and not defined are as defined elsewhere in the Annual Report on Form 10-K for the year ended December 31, 2003.

Forward-looking statements in this Item 7 as well as Item 1 of the Annual Report on Form 10-K are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The words “believes”, “estimates”, “expects” and “anticipates” and other similar expressions that are predictions of or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results, performance, or achievements of the Operating Partnership to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.  Factors that might cause such differences include, but are not limited to, the following:

•                  The total number of development units, cost of development and completion dates as well as anticipated capital expenditures for replacements and building improvements all reflect the Operating Partnership’s best estimates and are subject to uncertainties arising from changing economic conditions (such as the cost of labor and construction materials), competition and local government regulation;

•                  Sources of capital to the Operating Partnership or labor and materials required for maintenance, repair, capital expenditure or development are more expensive than anticipated;

•                  Occupancy levels and market rents may be adversely affected by national and local economic and market conditions including, without limitation, new construction of multifamily housing, slow employment growth, availability of low interest mortgages for single-family home buyers and the potential for geopolitical instability, all of which are beyond the Operating Partnership’s control; and

•                  Additional factors as discussed in Part I of the Annual Report on Form 10-K, particularly those under “Risk Factors”.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Operating Partnership undertakes no obligation to publicly release any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Forward-looking statements and related uncertainties are also included in Note 7 and 14 to the Notes to Consolidated Financial Statements in this report.

Results of Operations

The following table summarizes the number of properties and related units for the periods presented:

	Properties	Units	Purchase / Sale Price $ Millions
At December 31, 2001	1,076	224,801
2002 Acquisitions	12	3,634	$289.9
Ft. Lewis Military Housing	1	3,652
2002 Dispositions	(58)	(10,713)	$546.2
2002 Completed Developments	8	2,201
Unit Configuration Changes	—	16
At December 31, 2002	1,039	223,591
2003 Acquisitions	17	5,200	$684.1
2003 Dispositions	(96)	(23,486)	$1,217.9
2003 Completed Developments	8	2,112
Unit Configuration Changes	—	89
At December 31, 2003	968	207,506

Properties that the Operating Partnership owned for all of both 2003 and 2002 (the “2003 Same Store Properties”), which represented 171,841 units, impacted the Operating Partnership’s results of operations.  Properties that the Operating Partnership owned for all of both 2002 and 2001 (the “2002 Same Store Properties”), which represented 188,027 units, also impacted the Operating Partnership’s results of operations.  Both the 2003 Same Store Properties and 2002 Same Store Properties are discussed in the following paragraphs.

The Operating Partnership’s acquisition, disposition and completed development activities also impacted overall results of operations for the years ended December 31, 2003 and 2002.  The impacts of these activities are also discussed in greater detail in the following paragraphs.

Comparison of the year ended December 31, 2003 to the year ended December 31, 2002

For the year ended December 31, 2003, income before allocation to Minority Interests, income (loss) from investments in unconsolidated entities, net gain on sales of unconsolidated entities, discontinued operations and cumulative effect of change in accounting principle decreased by approximately $21.2 million when compared to the year ended December 31, 2002.

Revenues from the 2003 Same Store Properties decreased primarily as a result of lower overall physical occupancy, increased concessions and lower rental rates charged to both new and renewal residents.  Property operating expenses from the 2003 Same Store Properties increased primarily due to higher payroll, maintenance, utility, real estate taxes, insurance, leasing and advertising and building costs.  The following tables provide comparative revenue, expense, net operating income (“NOI”) and weighted average occupancy for the 2003 Same Store Properties (NOI represents rental income less:  property and maintenance expense; real estate taxes and insurance expense; and property management expense):

2003 vs. 2002

Year over Year Same-Store Results

$ in Millions – 171,841 Same-Store Units

Description	Revenues	Expenses	NOI

2003	$1,650.8	$659.0	$991.8
2002	$1,689.0	$622.7	$1,066.3
Change	$(38.2)	$36.3	$(74.5)
Change	(2.3)%	5.8%	(7.0)%

Same-Store Occupancy Statistics

Year 2003	93.0%
Year 2002	93.7%
Change	(0.7)%

The Operating Partnership’s primary financial measure for evaluating each of its apartment communities is NOI.  The Operating Partnership believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Operating Partnership’s apartment communities.

For properties that the Operating Partnership acquired prior to January 1, 2003 and expects to continue to own through December 31, 2004, the Operating Partnership anticipates the following same store results for the full year ending December 31, 2004:

2004 Same-Store Assumptions

Physical Occupancy	93.0%
Revenue Change	(0.75%) to 1.50%
Expense Change	3.0% to 4.0%
NOI Change	(4.0%) to 0.5%
Acquisitions	$800 million
Dispositions	$800 million

These 2004 assumptions are based on current expectations and are forward-looking.

Rental income from properties other than 2003 Same Store Properties increased by approximately $47.5 million primarily as a result of revenue from newly acquired properties not yet included as 2003 Same Store Properties and additional Partially Owned Properties consolidated in the fourth quarter of 2002 and during the year ended December 31, 2003.

Fee and asset management revenues, net of fee and asset management expenses, increased by $4.9 million primarily as a result of additional income allocated from Ft. Lewis. As of December 31, 2003 and 2002, the Operating Partnership managed 18,475units and 18,965 units, respectively, for third parties and unconsolidated entities.

Property management expenses include off-site expenses associated with the self-management of the Operating Partnership’s properties as well as management fees paid to any third party management companies.  These expenses decreased by approximately $4.4 million or 6.0%.  This decrease is primarily attributable to a reversal of a profit sharing accrual in the first quarter of 2003 related to the 2002 calendar year as the Operating Partnership didn’t achieve its stated goals and management elected not to make a discretionary contribution to the plan.  In addition, the Operating Partnership recorded lower expense in connection with granting less EQR restricted shares and reducing the expense associated with the Operating Partnership’s matched funding of its 401(k) plan during 2003 and not incurring an expense for 2003 discretionary profit sharing contributions.

Depreciation expense, which includes depreciation on non-real estate assets, increased $25.0 million primarily as a result of properties acquired after December 31, 2002, many of which had significantly higher per unit acquisition costs than properties previously acquired, and additional depreciation on capital expenditures for all properties owned.

General and administrative expenses, which include corporate operating expenses, decreased approximately $7.7 million between the periods under comparison.  This decrease was primarily due to lower expenses recorded in connection with granting less EQR restricted shares to employees during 2003, partially offset by approximately a $2.6 million increase related to EQR’s decision to begin to expense its stock based compensation in accordance with SFAS No. 123 and its amendment (SFAS No. 148).  In addition, lower state income and franchise taxes also contributed to this decrease.

The Operating Partnership recorded impairment charges on its technology investments and its corporate housing business of approximately $1.2 million and $18.3 million for the years ended December 31, 2003 and 2002, respectively.  See Note 22 in the Notes to Consolidated Financial Statements for further discussion.

Interest and other income increased by approximately $1.4 million, primarily as a result of higher cash balances available for short-term investments throughout 2003.

Interest expense, including amortization of deferred financing costs, decreased approximately $5.2 million primarily due to lower variable interest rates and lower overall levels of debt.  During the year ended December 31, 2003, the Operating Partnership capitalized interest costs of approximately $20.6 million as compared to $27.2 million for the year ended December 31, 2002.  This capitalization of interest primarily related to equity investments in unconsolidated entities engaged in development activities.  The effective interest cost on all indebtedness for the year ended December 31, 2003 was 6.36% as compared to 6.54% for the year ended December 31, 2002.

Loss from investments in unconsolidated entities increased approximately $6.4 million between the periods under comparison.  This increase is primarily the result of increased operating losses from equity investments partially offset by unrealized gains on derivative instruments.

Net gain on sales of discontinued operations increased approximately $206.4 million between the periods under comparison.  This increase is primarily the result of a greater number of properties sold during the year ended December 31, 2003, as well as the fact that several properties had lower net carrying values at sale.

Discontinued operations, net, decreased approximately $50.5 million between the periods under comparison.  See Note 16 in the Notes to Consolidated Financial Statements for further discussion.

Comparison of the year ended December 31, 2002 to the year ended December 31, 2001

For the year ended December 31, 2002, income before allocation to Minority Interests, income (loss) from investments in unconsolidated entities, net gain on sales of unconsolidated entities, discontinued operations and cumulative effect of change in accounting principle decreased by approximately $55.8 million when compared to the year ended December 31, 2001.

Revenues from the 2002 Same Store Properties decreased primarily as a result of lower overall physical occupancy, increased concessions and lower rental rates charged to both new and renewal residents.  Property operating expenses from the 2002 Same Store Properties, which include property and maintenance, real estate taxes and insurance and an allocation of property management expenses, remained relatively stable with increases in real estate taxes and insurance costs offset by a decrease in utility costs.  The following tables provide comparative revenue, expense, NOI and weighted average occupancy for the 2002 Same Store Properties:

2002 vs. 2001

Year over Year Same-Store Results

$ in Millions – 188,027 Same Store Units

Description	Revenues	Expenses	NOI

2002	$1,768.0	$663.3	$1,104.7
2001	$1,815.9	$658.3	$1,157.6
Change	$(47.9)	$5.0	$(52.9)
Change	(2.6)%	0.8%	(4.6)%

Same-Store Occupancy Statistics

Year 2002	93.5%
Year 2001	94.5%
Change	(1.0)%

Rental income from properties other than 2002 Same Store Properties increased by approximately $19.8 million primarily as a result of revenue from newly acquired properties not yet included as 2002 Same Store Properties.

Fee and asset management revenues, net of fee and asset management expenses, increased by $1.5 million as a result of managing additional units at Fort Lewis, Washington starting in April 2002.  As of December 31, 2002 and 2001, the Operating Partnership managed 18,965 units and 16,539 units, respectively, for third parties and unconsolidated entities.

Property management expenses include off-site expenses associated with the self-management of the Operating Partnership’s properties.  These expenses decreased by approximately $4.6 million or 5.9%. This decrease is primarily attributable to lower amounts accrued for employee bonuses and profit sharing for 2002 and lower headcount in 2002.

Depreciation expense, which includes depreciation on non-real estate assets, increased $21.9 million primarily as a result of properties acquired after December 31, 2001, many of which had significantly higher per unit acquisition costs than properties previously acquired, and additional depreciation on capital expenditures for all properties owned.

General and administrative expenses, which include corporate operating expenses, increased approximately $11.1 million between the years under comparison.  This increase was primarily due to retirement plan expenses for certain key executives, EQR restricted shares/awards granted to key employees, additional compensation charges and costs associated with EQR’s new President, higher state income taxes in Michigan and New Jersey and income taxes incurred by one of the Company’s taxable REIT subsidiaries which has an ownership interest in properties that in prior periods were classified as Unconsolidated Properties.

The Operating Partnership recorded impairment charges on its technology investments and its corporate housing business of approximately $18.3 million and $11.8 million for the years ended December

31, 2002 and 2001, respectively.  See Note 22 in the Notes to Consolidated Financial Statements for further discussion.

Interest and other income decreased by approximately $6.7 million, primarily as a result of lower balances available for investment and related interest rates being earned on short-term investment accounts along with lower balances on deposit in tax-deferred exchange accounts.

Interest income – investment in mortgage notes decreased by $8.8 million as a result of the consolidation of previously Unconsolidated Properties in July 2001.  No additional interest income will be recognized on such mortgage notes in future years as the Operating Partnership now consolidates the results related to these previously Unconsolidated Properties.

Interest expense, including amortization of deferred financing costs, decreased approximately $10.5 million primarily due to lower variable interest rates and lower overall levels of debt.  During the year ended December 31, 2002, the Operating Partnership capitalized interest costs of approximately $27.2 million as compared to $28.2 million for the year ended December 31, 2001.  This capitalization of interest primarily related to equity investments in unconsolidated entities engaged in development activities.  The effective interest cost on all indebtedness for the year ended December 31, 2002 was 6.54% as compared to 6.89% for the year ended December 31, 2001.

Income (loss) from investments in unconsolidated entities decreased approximately $7.5 million between the periods under comparison.  This decrease is primarily the result of increased equity losses and unrealized losses on derivative instruments.

Net gain on sales of discontinued operations decreased approximately $44.6 million between the periods under comparison.  This decrease is primarily the result of the properties sold in 2001 having a lower net carrying value at sale, which resulted in higher gain recognition for financial reporting purposes.

Discontinued operations, net, increased approximately $43.4 million between the periods under comparison.  This increase is primarily attributable to a one-time $60.0 million impairment on the furniture rental business in 2001, which was subsequently sold in January 2002.  See Note 16 in the Notes to Consolidated Financial Statements for further discussion.

Liquidity and Capital Resources

For the Year Ended December 31, 2003

As of January 1, 2003, the Operating Partnership had approximately $29.9 million of cash and cash equivalents and $499.2 million available under its line of credit (net of $60.8 million which was restricted/dedicated to support letters of credit and not available for borrowing).  After taking into effect the various transactions discussed in the following paragraphs and the net cash provided by operating activities, the Operating Partnership’s cash and cash equivalents balance at December 31, 2003 was approximately $49.6 million and the amount available on the Operating Partnership’s line of credit was $633.3 million (net of $56.7 million which was restricted/dedicated to support letters of credit and not available for borrowing).

During the year ended December 31, 2003, the Operating Partnership generated proceeds from various transactions, which included the following:

•                  Disposed of ninety-six properties (including two Unconsolidated Properties) and received net proceeds of approximately $1.1 billion;

•                  Issued $400.0 million of 5.20% fixed rate unsecured debt receiving net proceeds of $397.5 million;

•                  Issued $150.0 million of 6.48% Series N Cumulative Redeemable Preference Units and received net proceeds of $145.3 million;

•                  Obtained $111.2 million in new mortgage financing; and

•                  Issued approximately 3.5million OP Units and received net proceeds of $74.7 million.

During the year ended December 31, 2003, the above proceeds were primarily utilized to:

•                  Acquire seventeen properties, and two additional units at an existing property, utilizing cash of $595.1 million;

•                  Pay OP Unit dividends of $510.7 million ($1.73 per share);

•                  Pay preference interest/unit dividends of $99.9 million;

•                  Repay $432.9 million of mortgage loans;

•                  Repay $130.0 million on its line of credit;

•                  Repay $100.0 million of floating rate public notes at maturity;

•                  Repay $50.0 million and $40.0 million of 6.65% and 6.875%, respectively, fixed rate public notes at maturity;

•                  Repay $4.5 million of other unsecured notes;

•                  Redeem $295.3 million of 7.25% Series G Convertible Cumulative Preference Units which included a cash redemption premium of $8.3 million; and

•                  Redeem $100.0 million of 7.625% Series L Cumulative Redeemable Preference Units at liquidation value.

Depending on its analysis of market prices, economic conditions, and other opportunities for the investment of available capital, the Company may repurchase up to an additional $85.0 million of its Common Shares pursuant to its existing share buyback program authorized by the Board of Trustees.  The Operating Partnership in turn would repurchase $85.0 million of its OP Units held by EQR.  The Operating Partnership did not repurchase any of EQR’s Common Shares during the year ended December 31, 2003.

The Operating Partnership’s total debt summary and debt maturity schedule as of December 31, 2003, are as follows:

Debt Summary

	$ Millions	Weighted Average Rate *
Secured	$2,694	5.80%
Unsecured	2,666	6.38%
Total	$5,360	6.08%

Fixed Rate	$4,610	6.65%
Floating Rate	750	2.24%
Total	$5,360	6.08%

Above Totals Include:
Tax Exempt:
Fixed	$343	4.38%
Floating	587	1.74%
Total	$930	3.01%

Unsecured Revolving Credit Facility	$10	1.85%

* Net of the effect of any interest rate protection agreements.

Debt Maturity Schedule

Year	$ Millions	% of Total
2004	$515	9.6%
2005 (1)	605	11.3%
2006 (2)	490	9.1%
2007	333	6.2%
2008	495	9.2%
2009	246	4.6%
2010	196	3.7%
2011	688	12.8%
2012	424	7.9%
2013+	1,368	25.6%
Total	$5,360	100.0%

(1) Includes $300 million of unsecured debt with a final maturity of 2015 that is putable/callable in 2005.

(2) Includes $150 million of unsecured debt with a final maturity of 2026 that is putable in 2006.

In June 2003, the Operating Partnership filed and the SEC declared effective a Form S-3 registration statement to register $2.0 billion of debt securities.  In addition, the Operating Partnership carried over $280.0 million related to a prior registration statement.  As of February 4, 2004, $2.28 billion in debt securities remained available for issuance under this registration statement.

The Operating Partnership’s “Consolidated Debt-to-Total Market Capitalization Ratio” as of December 31, 2003 is presented in the following table.  The Operating Partnership calculates the equity component of its market capitalization as the sum of (i) the total outstanding OP Units at the equivalent market value of the closing price of EQR’s Common Shares on the New York Stock Exchange; (ii) the “OP Unit Equivalent” of all convertible preference interests/units; and (iii) the liquidation value of all perpetual preference interests/units outstanding.

Capitalization as of December 31, 2003

Total Debt		$5,360,488,661

OP Units	299,551,617
OP Unit Equivalents (see below)	3,598,234
Total Outstanding at year-end	303,149,851
EQR Common Share Price at December 31, 2003	$29.51
		8,945,952,103
Perpetual Preference Units Liquidation Value		615,000,000
Perpetual Preference Interests Liquidation Value		211,500,000
Total Market Capitalization		$15,132,940,764

Total Debt/Total Market Capitalization		35%

Convertible Preference Units, Preference Interests

and Junior Preference Units

as of December 31, 2003

	Units	Conversion Ratio	OP Unit Equivalents
Preference Units:
Series E	2,192,490	1.1128	2,439,803
Series H	44,028	1.4480	63,753
Preference Interests:
Series H	190,000	1.5108	287,052
Series I	270,000	1.4542	392,634
Series J	230,000	1.4108	324,484
Junior Preference Units:
Series A	20,333	4.081600	82,991
Series B	7,367	1.020408	7,517

Total			3,598,234

The Operating Partnership’s policy is to maintain a ratio of consolidated debt-to-total market capitalization of less than 50%.

From January 1, 2004 through February 4, 2004, the Operating Partnership:

•                  Acquired four properties (including two additional units at an existing property) consisting of 1,130 units for approximately $151.3 million;

•                  Assumed $36.9 million of mortgage debt on one property in connection with its acquisition;

•                  Disposed of twelve properties (including one Unconsolidated Property) and various individual condominium units consisting of 2,972 units for approximately $140.9 million;

•                  Obtained $16.5 million in new mortgage financing; and

•                  Repaid $50.0 million of mortgage loans.

Capitalization of Fixed Assets and Improvements to Real Estate

Our policy with respect to capital expenditures is generally to capitalize expenditures that improve the value of the property or extend the useful life of the component asset of the property.  We track improvements to real estate in two major categories and several subcategories:

•             Replacements (inside the unit).  These include:

•                  carpets and hardwood floors;

•                  appliances;

•                  mechanical equipment such as individual furnace/air units, hot water heaters, etc;

•                  furniture and fixtures such as kitchen/bath cabinets, light fixtures, ceiling fans, sinks, tubs, toilets, mirrors, countertops, etc;

•                  flooring such as vinyl, linoleum or tile; and

•                  blinds/shades.

All replacements are depreciated over a five-year estimated useful life.  We expense as incurred all maintenance and turnover costs such as cleaning, interior painting of individual units and the repair of any replacement item noted above.

•             Building improvements (outside the unit).  These include:

•                  roof replacement and major repairs;

•                  paving or major resurfacing of parking lots, curbs and sidewalks;

•                  amenities and common areas such as pools, exterior sports and playground equipment, lobbies,

clubhouses, laundry rooms, alarm and security systems and offices;

•                  major building mechanical equipment systems;

•                  interior and exterior structural repair and exterior painting and siding;

•                  major landscaping and grounds improvement; and

•                  vehicles and office and maintenance equipment.

All building improvements are depreciated over a five to ten-year estimated useful life.  We expense as incurred all recurring expenditures that do not improve the value of the asset or extend its useful life.

For the year ended December 31, 2003, our actual improvements to real estate totaled approximately $181.9 million.  This includes the following detail (amounts in thousands except for unit and per unit amounts):

Capitalized Improvements to Real Estate

For the Year Ended December 31, 2003

	Total Units (1)	Replacements	Avg. Per Unit	Building Improvements	Avg. Per Unit	Total	Avg. Per Unit

Established Properties (2)	162,477	$57,931	$356	$77,607	$478	$135,538	$834
New Acquisition Properties (3)	14,457	2,653	252	5,250	498	7,903	750
Other (4)	7,994	13,417		25,090		38,507
Total	184,928	$74,001		$107,947		$181,948

(1)          Total units exclude 22,578 unconsolidated units.

(2)          Wholly Owned Properties acquired prior to January 1, 2001.

(3)          Wholly Owned Properties acquired during 2001, 2002 and 2003.  Per unit amounts are based on a weighted average of 10,533 units.

(4)          Includes properties either Partially Owned or sold during the period, commercial space, condominium conversions and $6.5 million included in building improvements spent on seven specific assets related to major renovations and repositioning of these assets.

For the year ended December 31, 2002, our actual improvements to real estate totaled approximately $156.8 million.  This includes the following detail (amounts in thousands except for unit and per unit amounts):

Capitalized Improvements to Real Estate

For the Year Ended December 31, 2002

	Total Units (1)	Replacements	Avg. Per Unit	Building Improvements	Avg. Per Unit	Total	Avg. Per Unit

Established Properties (2)	171,913	$49,903	$290	$65,985	$384	$115,888	$674
New Acquisition Properties (3)	22,146	5,542	285	8,691	446	14,233	731
Other (4)	7,758	5,787		20,868		26,655
Total	201,817	$61,232		$95,544		$156,776

(1)                Total units exclude 21,774 unconsolidated units.

(2)                Wholly Owned Properties acquired prior to January 1, 2000.

(3)                Wholly Owned Properties acquired during 2000, 2001 and 2002.  Per unit amounts are based on a weighted average of 19,478 units.

(4)                Includes properties either Partially Owned or sold during the period, commercial space, condominium conversions and $9.1 million included in building improvements spent on six specific assets related to major renovations and repositioning of these assets.

The Operating Partnership expects to fund approximately $160.0 million for capital expenditures for replacements and building improvements for all consolidated properties in 2004.

During the year ended December 31, 2003, the Operating Partnership’s total non-real estate capital additions, such as computer software, computer equipment, and furniture and fixtures and leasehold improvements to the Operating Partnership’s property management offices and its corporate offices, was approximately $2.9 million.  The Operating Partnership expects to fund approximately $6.5 million in total additions to non-real estate property in 2004.

Improvements to real estate and additions to non-real estate property were funded from net cash provided by operating activities.

Derivative Instruments

In the normal course of business, the Operating Partnership is exposed to the effect of interest rate changes.  The Operating Partnership limits these risks by following established risk management policies and procedures including the use of derivatives to hedge interest rate risk on debt instruments.

The Operating Partnership has a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors.  When viewed in conjunction with the underlying and offsetting exposure that the derivatives are designed to hedge, the Operating Partnership has not sustained a material loss from those instruments nor does it anticipate any material adverse effect on its net income or financial position in the future from the use of derivatives.

See Note 14in the Notes to Consolidated Financial Statements for additional discussion of derivative instruments at December 31, 2003.

Other

Total distributions paid in January 2004 amounted to $141.9 million (excluding distributions on Partially Owned Properties), which included certain distributions declared during the fourth quarter ended December 31, 2003.

The Operating Partnership expects to meet its short-term liquidity requirements, including capital expenditures related to maintaining its existing properties and certain scheduled unsecured note and mortgage note repayments, generally through its working capital, net cash provided by operating activities and borrowings under its line of credit.  The Operating Partnership considers its cash provided by operating activities to be adequate to meet operating requirements and payments of distributions.  The Operating Partnership also expects to meet its long-term liquidity requirements, such as scheduled unsecured note and mortgage debt maturities, property acquisitions, financing of construction and development activities and capital improvements through the issuance of unsecured notes and equity securities, including additional OP Units, and proceeds received from the disposition of certain properties.  In addition, the Operating Partnership has significant unencumbered properties available to secure additional mortgage borrowings in the event that the public capital markets are unavailable or the cost of alternative sources of capital is too high.  The fair value of and cash flow from these unencumbered properties are in excess of the requirements the Operating Partnership must maintain in order to comply with covenants under its unsecured notes and line of credit.

The Operating Partnership has a revolving credit facility with potential borrowings of up to $700.0 million.  This facility matures in May 2005 and may, among other potential uses, be used to fund property acquisitions, costs for certain properties under development and short term liquidity requirements.  As of

March 1, 2004, $255.0 million was outstanding under this facility (and $56.7 was restricted and dedicated to support letters of credit).

Off-Balance Sheet Arrangements and Contractual Obligations

The Operating Partnership has co-invested in various properties with unrelated third parties that are unconsolidated and accounted for under the equity method of accounting.  Management does not believe these investments have a materially different impact upon the Operating Partnership’s liquidity, capital resources, credit or market risk than its property management and ownership activities generally, except to the extent the development ventures mitigate risk by deploying the skill and expertise of locally based real estate developers.  The nature and business purpose of these ventures are as follows:

•                  Institutional Ventures - During 2000 and 2001, the Operating Partnership entered into ventures with an unaffiliated partner.  At the respective closing dates, the Operating Partnership sold and/or contributed 45 properties containing 10,846 units to these ventures and retained a 25% ownership interest in the ventures.  The Operating Partnership’s joint venture partner contributed cash equal to 75% of the agreed-upon equity value of the properties comprising the ventures, which was then distributed to the Operating Partnership.  The Operating Partnership’s strategy with respect to these ventures was to reduce its concentration of properties in a variety of markets.

•                  Development Ventures - Since 1998, the Operating Partnership has generally engaged in development activities through various joint ventures with third party developers.  The Operating Partnership uses the local expertise of these developers and lowers the overall risks associated with development by grouping various development properties into aggregated pools.  The Operating Partnership generally contributes between 25% and 35% of these projects with the remaining cost financed through third-party construction mortgages.  Voting rights are shared equally between the Operating Partnership and its respective development partners.

As of December 31, 2003, the Operating Partnership has 13 projects in various stages of development with estimated completion dates ranging through June 30, 2005.  The three development agreements currently in place have the following key terms:

•                  The first development partner has the right, at any time following completion of a project, to stipulate a value for such project and offer to sell its interest in the project to the Operating Partnership based on such value.  If the Operating Partnership chooses not to purchase the interest, it must agree to a sale of the project to an unrelated third party at such value.  The Operating Partnership’s partner must exercise this right as to all projects within five years after the receipt of the final certificate of occupancy on the last developed property.  In connection with this development agreement, the Operating Partnership has an obligation to provide up to $40.0 million in credit enhancements to guarantee a portion of the third party construction financing.  As of February 4, 2004, the Operating Partnership had set-aside $20.0 million towards this credit enhancement.  The Operating Partnership would be required to perform under this agreement only if there was a material default under a third party construction mortgage agreement.  This agreement expires no later than December 31, 2018.  Notwithstanding the termination of the agreement, the Operating Partnership shall have recourse against its development partner for any losses incurred.

•                  The second development partner has the right, at any time following completion of a project, to require the Operating Partnership to purchase the partners’ interest in that project at a mutually agreeable price.  If the Operating Partnership and the partner are unable to agree on a price, both parties will obtain appraisals.  If the appraised values vary by more than 10%, both the Operating Partnership and its partner will agree on a third appraiser to determine which original appraisal is closest to its determination of value.  The Operating Partnership may elect at that time not to purchase the property and instead, authorize its partner to sell the project at or above the agreed-upon value to an unrelated third party.  Five years following the receipt of the final certificate of occupancy on the last developed property, the Operating Partnership must purchase, at the agreed-upon price, any projects remaining unsold.

•                  The third development partner has the exclusive right for six months following stabilization (generally defined as having achieved 90% occupancy for three consecutive months following the substantial completion of a project) to market a project for sale.  Thereafter, either the Operating Partnership or its development partner may market a project for sale.  If the Operating Partnership’s development partner proposes the sale, the Operating Partnership may elect to purchase the project at the price proposed by its partner or defer the sale until two independent appraisers appraise the project.  If the two appraised values vary by more than 5%, a third appraiser will be chosen to determine the fair market value of the property.  Once a value has been determined, the Operating Partnership may elect to purchase the property or authorize its development partner to sell the project at the agreed-upon value.

See Note 9 in the Notes to Consolidated Financial Statements for additional discussion regarding the Operating Partnership’s investments in unconsolidated entities.

In connection with one of its mergers, the Operating Partnership provided a guaranty of a credit enhancement agreement with respect to certain tax-exempt bonds issued to finance certain public improvements at a multifamily development project.  The Operating Partnership has the obligation to provide this guaranty for a period of eight years from the consummation of the merger or through May 2005.  The Operating Partnership would be required to perform under this guaranty only if there was a draw on the letter of credit issued by the credit enhancement party.  The counterparty has also indemnified the Operating Partnership for any losses suffered.  As of February 4, 2004, this guaranty was still in effect at a commitment amount of $12.7 million and no current outstanding liability.

The following table summarizes the Operating Partnership’s contractual obligations for the next five years and thereafter as of December 31, 2003:

	Payments Due by Year (in thousands)
Contractual Obligations	2004	2005	2006	2007	2008	Thereafter	Total
Debt (a)	$514,591	$605,438	$489,961	$332,583	$494,727	$2,923,189	$5,360,489
Operating Leases:
Minimum Rent Payments (b)	4,835	3,915	2,852	2,376	2,243	8,365	24,586
Other Long-Term Liabilities:
Deferred Compensation (c)	831	1,376	1,411	2,215	2,270	20,972	29,075
Other (d)	1,000	—	—	—	—	—	1,000
Total	$521,257	$610,729	$494,224	$337,174	$499,240	$2,952,526	$5,415,150

(a)          Amounts include aggregate principal payments only.  The Operating Partnership paid $352,391, $365,782 and $380,745 for interest on debt, inclusive of derivate instruments, for the years ended December 31, 2003, 2002 and 2001, respectively.

(b)         Minimum basic rent due for various office space the Operating Partnership leases and fixed base rent due on a ground lease for one property.

(c)          Estimated payments to EQR’s Chairman, former CEO and two other executive officers based on planned retirement dates.

(d)         Promissory note due on one property.

Critical Accounting Policies and Estimates

The Operating Partnership’s significant accounting policies are described in Note 2 in the Notes to Consolidated Financial Statements.  These policies were followed in preparing the consolidated financial statements at and for the year ended December 31, 2003.

The Operating Partnership has identified six significant accounting policies as critical accounting policies.  These critical accounting policies are those that have the most impact on the reporting of our financial condition and those requiring significant judgments and estimates.  With respect to these critical accounting policies, management believes that the application of judgments and assessments is consistently applied and produces financial information that fairly presents the results of operations for all periods presented.  The six critical accounting policies are:

Impairment of Long-Lived Assets, Including Goodwill

The Operating Partnership periodically evaluates its long-lived assets, including its investments in real estate and goodwill, for indicators of permanent impairment.  The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns.  Future events could occur which would cause the Operating Partnership to conclude that impairment indicators exist and an impairment loss is warranted.

Depreciation of Investment in Real Estate

The Operating Partnership depreciates the building component of its investment in real estate over a 30-year estimated useful life, building improvements over a 5-year to 10-year estimated useful life and both the furniture, fixtures and equipment and replacements components over a 5-year estimated useful life, all of which are judgmental determinations.

Cost Capitalization

See the Capitalization of Fixed Assets and Improvements to Real Estate section for discussion of the policy with respect to capitalization vs. expensing of fixed asset/repair and maintenance costs.  In addition, the Operating Partnership capitalizes the payroll and associated costs of employees directly responsible for and who spend all of their time on the supervision of major capital projects.  These costs are reflected on the balance sheet as an increase to depreciable property.

The Operating Partnership follows the guidance in SFAS No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, for all development projects and uses its professional judgment in determining whether such costs meet the criteria for capitalization or must be expensed as incurred.  The Operating Partnership capitalizes interest, real estate taxes and insurance and payroll and associated costs for those individuals directly responsible for and who spend all of their time on development activities.  The Operating Partnership expenses as incurred all payroll costs of employees working directly at our properties, except for costs that are incurred during the initial lease-up phase on a development project.  An allocated portion of payroll costs is capitalized based upon the occupancy of the project until stabilized occupancy is achieved.  The incremental payroll and associated costs are capitalized to the projects under development based upon the effort directly identifiable with such projects.  These costs are reflected on the balance sheet as either construction in progress or a separate component of investments in unconsolidated entities.  The Operating Partnership ceases the capitalization of such costs as the property becomes substantially complete and ready for its intended use.

Fair Value of Financial Instruments, Including Derivative Instruments

The valuation of financial instruments under SFAS No. 107 and SFAS No. 133 and its amendments (SFAS Nos. 137/138/149) requires the Operating Partnership to make estimates and judgments that affect the fair value of the instruments.  The Operating Partnership, where possible, bases the fair values of its financial instruments, including its derivative instruments, on listed market prices and third party quotes. Where these are not available, the Operating Partnership bases its estimates on other factors relevant to the financial instruments.

Revenue Recognition

Rental income attributable to leases is recorded when due from residents and is recognized monthly as it is earned, which is not materially different than on a straight-line basis.  Leases entered into between a resident and a property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis.  Interest income is recorded on an accrual basis.

Stock-Based Compensation

Prior to 2003, the Company had chosen to account for its stock-based compensation in accordance with APB No. 25, Accounting for Stock Issued to Employees,which resulted in no compensation expense for options issued with an exercise price equal to or exceeding the market value of EQR’s Common Shares on the date of grant (intrinsic method).  The Company has elected to account for its stock-based compensation in accordance with SFAS No. 123 and its amendment (SFAS No. 148), Accounting for Stock Based Compensation, effective in the first quarter of 2003, which resulted in compensation expense being recorded based on the fair value of the stock compensation granted.  Any Common Shares issued pursuant to EQR’s incentive equity compensation and employee share purchase plans will result in the Operating Partnership issuing OP Units to EQR on a one-for-one basis, with the Operating Partnership receiving the net cash proceeds of such issuances.

SFAS No. 148 provides three transition methods for entities that adopt the fair value recognition provisions of SFAS No. 123.  The Company has chosen to use the “Prospective Method”.  This method requires that companies apply the recognition provisions of SFAS No. 123 to only employee awards granted or modified after the beginning of the fiscal year in which the recognition provisions are first applied, or January 1, 2003.  Compensation expense under all of the Company’s plans is generally recognized over periods ranging from three months to five years.  Therefore, the cost related to stock-based employee compensation included in the determination of net income for the year ended December 31, 2003 is less than that which would have been recognized if the fair value based method had been applied to all awards since the original effective date of SFAS No. 123.  See Note 2 in the Notes to Consolidated Financial Statements for further discussion and comparative information regarding application of the fair value method to all outstanding employee awards.

Funds From Operations

For the year ended December 31, 2003, Funds From Operations (“FFO”) available to OP Units decreased $78.9 million, or 11.0%, as compared to the year ended December 31, 2002. For the year ended December 31, 2002, FFO available to OP Units increased $13.0 million, or 1.8%, as compared to the year ended December 31, 2001.

The following is a reconciliation of net income to FFO available to OP Units for the years ended December 31, 2003, 2002 and 2001:

Funds From Operations

(Amounts in thousands)

	Year Ended December 31,
	2003	2002	2001
Net income	$578,505	$448,175	$506,414
Adjustments:
Depreciation	427,194	402,151	380,256
Depreciation – Non-real estate additions	(7,019)	(9,213)	(6,555)
Depreciation – Partially Owned Properties	(8,390)	(7,706)	(4,353)
Depreciation – Unconsolidated Properties	28,301	19,872	13,022
Net (gain) on sales of unconsolidated entities	(4,942)	(5,054)	(387)
Cumulative effect of change in accounting principle	—	—	1,270
Discontinued Operations:
Depreciation	44,375	70,805	76,976
Net gain on sales of depreciable property	(300,426)	(102,614)	(148,906)

FFO (1)(2)	757,598	816,416	817,737

Preferred distributions	(96,971)	(97,151)	(106,119)
Premium on redemption of preference units	(20,237)	—	(5,324)

FFO available to OP Units	$640,390	$719,265	$706,294

(1)                 The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations (“FFO”) (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Operating Partnership commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.  Accordingly, the Operating Partnership included in FFO its incremental gains or losses from the sale of condominium units to third parties, which represented net gains of $10,280, $1,682 and $0 for the years ended December 31, 2003, 2002 and 2001, respectively.  Effective January 1, 2003, the Operating Partnership no longer adds back impairment losses when computing FFO in accordance with NAREIT’s definition.  As a result, FFO for the years ended December 31, 2002, 2001 and 2000 have been reduced by $18,284, $71,766 and $1,000, respectively, to conform to the current year presentation.  For the year ended December 31, 2001, FFO has been reduced by $5,324 to reflect the SEC’s clarification of EITF Topic D-42 regarding premiums on redemption of preference units.

(2)                 The Operating Partnership believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it provides investors an understanding of the ability of the Operating Partnership to incur and service debt and to make capital expenditures.  FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Operating Partnership’s calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

Item 8.           Financial Statements and Supplementary Data

See Index to Consolidated Financial Statements on page F-1.

INDEX TO FINANCIAL STATEMENTS AND SCHEDULE

ERP OPERATING LIMITED PARTNERSHIP

FINANCIAL STATEMENTS FILED AS PART OF THIS REPORT	Page

Report of Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2003 and 2002	F-3

Consolidated Statements of Operations for the years ended December 31, 2003, 2002 and 2001	F-4 to F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001	F-6 to F-8

Consolidated Statements of Changes in Partners’ Capital for the years ended December 31, 2003, 2002 and 2001	F-9 to F-10

Notes to Consolidated Financial Statements	F-11 to F-43

SCHEDULE FILED AS PART OF THIS REPORT

Schedule III - Real Estate and Accumulated Depreciation	S-1 to S-17

All other schedules have been omitted because they are inapplicable, not required or the information is included elsewhere in the consolidated financial statements or notes thereto.

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

ERP Operating Limited Partnership

We have audited the accompanying consolidated balance sheets of ERP Operating Limited Partnership (the “Operating Partnership”) as of December 31, 2003 and 2002 and the related consolidated statements of operations, partners’ capital and cash flows for each of the three years in the period ended December 31, 2003.  Our audits also included the financial statement schedule listed in the accompanying index. These financial statements and schedule are the responsibility of the Operating Partnership’s management.  Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ERP Operating Limited Partnership at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.  Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, the Operating Partnership changed its method of accounting for stock-based compensation in 2003, changed its method of accounting for goodwill and discontinued operations in 2002 and changed its method of accounting for derivative instruments in 2001.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Chicago, Illinois
February 4, 2004, except for Notes 15, 16 and 23,
as to which the date is August 17, 2004

ERP OPERATING LIMITED PARTNERSHIP

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	December 31, 2003	December 31, 2002
ASSETS
Investment in real estate
Land	$1,853,093	$1,803,577
Depreciable property	11,018,326	11,240,245
Construction in progress	2,960	2,441
Investment in real estate	12,874,379	13,046,263
Accumulated depreciation	(2,296,013)	(2,112,017)
Investment in real estate, net of accumulated depreciation	10,578,366	10,934,246

Cash and cash equivalents	49,579	29,875
Investments in unconsolidated entities	473,977	509,789
Rents receivable	426	2,926
Deposits – restricted	133,752	141,278
Escrow deposits – mortgage	41,104	50,565
Deferred financing costs, net	31,135	32,144
Goodwill, net	30,000	30,000
Other assets	128,554	80,094
Total assets	$11,466,893	$11,810,917

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Mortgage notes payable	$2,693,815	$2,927,614
Notes, net	2,656,674	2,456,085
Line of credit	10,000	140,000
Accounts payable and accrued expenses	55,463	58,784
Accrued interest payable	60,334	63,151
Rents received in advance and other liabilities	189,372	170,680
Security deposits	44,670	45,333
Distributions payable	140,195	140,844
Total liabilities	5,850,523	6,002,491

Commitments and contingencies
Minority Interests – Partially Owned Properties	9,903	9,811

Partners’ capital:
Preference Units	670,913	946,157
Preference Interests	246,000	246,000
Junior Preference Units	2,217	5,846
General Partner	4,371,483	4,306,873
Limited Partners	342,809	349,646
Deferred compensation	(3,554)	(12,118)
Accumulated other comprehensive loss	(23,401)	(43,789)
Total partners’ capital	5,606,467	5,798,615

Total liabilities and partners’ capital	$11,466,893	$11,810,917

See accompanying notes

ERP OPERATING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands except per OP Unit data)

	Year Ended December 31,
	2003	2002	2001
REVENUES
Rental income	$1,746,179	$1,735,110	$1,759,696
Fee and asset management	14,373	9,582	7,498
Interest income – investment in mortgage notes	—	—	8,786
Total revenues	1,760,552	1,744,692	1,775,980

EXPENSES
Property and maintenance	478,101	445,177	462,858
Real estate taxes and insurance	190,437	175,457	162,495
Property management	68,058	72,416	76,969
Fee and asset management	7,819	7,885	7,345
Depreciation	427,194	402,151	380,256
General and administrative	38,810	46,492	35,414
Impairment on technology investments	1,162	1,162	11,766
Impairment on corporate housing business	—	17,122	—
Amortization of goodwill	—	—	2,356
Total expenses	1,211,581	1,167,862	1,139,459

Operating income	548,971	576,830	636,521

Interest and other income	16,227	14,800	21,483
Interest:
Expense incurred, net	(324,652)	(330,287)	(341,505)
Amortization of deferred financing costs	(5,981)	(5,576)	(4,901)

Income before allocation to Minority Interests, income (loss) from investments in unconsolidated entities, net gain on sales of unconsolidated entities, discontinued operations and cumulative effect of change in accounting principle	234,565	255,767	311,598
Allocation to Minority Interests – Partially Owned Properties	271	(1,867)	(2,249)
Income (loss) from investments in unconsolidated entities	(10,118)	(3,698)	3,772
Net gain on sales of unconsolidated entities	4,942	5,054	387
Income from continuing operations	229,660	255,256	313,508
Net gain on sales of discontinued operations	310,706	104,296	148,906
Discontinued operations, net	38,139	88,623	45,270
Income before cumulative effect of change in accounting principle	578,505	448,175	507,684
Cumulative effect of change in accounting principle	—	—	(1,270)
Net income	$578,505	$448,175	$506,414

ALLOCATION OF NET INCOME:
Preference Units	$76,435	$76,615	$87,504
Preference Interests	$20,211	$20,211	$18,263
Junior Preference Units	$325	$325	$352
Premium on redemption of preference units	$20,237	$—	$5,324
General Partner	$426,639	$324,162	$362,580
Limited Partners	34,658	26,862	32,391
Net income available to OP Units	$461,297	$351,024	$394,971

Earnings per OP Unit – basic
Income from continuing operations available to OP Units	$0.38	$0.54	$0.69
Net income available to OP Units	$1.57	$1.19	$1.36
Weighted average OP Units outstanding	294,523	294,637	291,362

Earnings per OP Unit – diluted
Income from continuing operations available to OP Units	$0.38	$0.53	$0.68
Net income available to OP Units	$1.55	$1.18	$1.34
Weighted average OP Units outstanding	297,041	297,969	295,213

Distributions declared per OP Unit outstanding	$1.73	$1.73	$1.68

See accompanying notes

ERP OPERATING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

(Amounts in thousands except per OP Unit data)

	Year Ended December 31,
	2003	2002	2001

Comprehensive income:

Net income	$578,505	$448,175	$506,414
Other comprehensive income (loss) – derivative and other instruments:
Cumulative effect of change in accounting principle	—	—	(5,334)
Unrealized holding gains (losses) arising during the year	11,467	(10,905)	(17,909)
Equity in unrealized holding gains (losses) arising during the year – unconsolidated entities	7,268	(689)	(10,366)
Losses reclassified into earnings from other comprehensive income	1,653	845	569
Comprehensive income	$598,893	$437,426	$473,374

See accompanying notes

ERP OPERATING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Year Ended December 31,
	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$578,505	$448,175	$506,414
Adjustments to reconcile net income to net cash provided by operating activities:
Allocation to Minority Interests – Partially Owned Properties	(271)	1,867	2,249
Cumulative effect of change in accounting principle	—	—	1,270
Depreciation	471,569	472,956	467,942
Amortization of deferred financing costs	6,702	5,754	5,189
Amortization of discount on investment in mortgage notes	—	—	(2,256)
Amortization of goodwill	—	—	3,779
Amortization of discounts and premiums on debt	(991)	(822)	(1,841)
Amortization of deferred settlements on derivative instruments	710	(306)	591
Impairment on corporate housing business	—	17,122	—
Impairment on furniture rental business	—	—	60,000
Impairment on technology investments	1,162	1,162	11,766
Loss (income) from investments in unconsolidated entities	10,118	3,698	(3,772)
Net (gain) on sales of discontinued operations	(310,706)	(104,296)	(148,906)
Net (gain) on sales of unconsolidated entities	(4,942)	(5,054)	(387)
Loss on debt extinguishments	2,095	792	208
Unrealized (gain) loss on derivative instruments	(118)	328	(223)
Book value of furniture sales and rental buyouts	—	—	11,411
Compensation paid with Company Common Shares	14,883	25,796	18,164

Changes in assets and liabilities:
Decrease (increase) in rents receivable	2,234	(570)	(399)
Decrease (increase) in deposits – restricted	4,406	9,896	(10,468)
Additions to rental furniture	—	—	(18,611)
(Increase) decrease in other assets	(18,940)	14,531	(17,694)
(Decrease) in accounts payable and accrued expenses	(4,682)	(3,392)	(633)
(Decrease) increase in accrued interest payable	(2,851)	406	10,293
Increase (decrease) in rents received in advance and other liabilities	345	3,046	(4,315)
(Decrease) in security deposits	(1,247)	(2,151)	(103)
Net cash provided by operating activities	747,981	888,938	889,668

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in real estate – acquisitions	(595,077)	(258,269)	(297,794)
Investment in real estate – development/other	(8,386)	(109,077)	(96,245)
Improvements to real estate	(181,948)	(156,776)	(150,927)
Additions to non-real estate property	(2,928)	(7,301)	(6,920)
Interest capitalized for real estate under development	—	(10,006)	(8,309)
Interest capitalized for unconsolidated entities under development	(20,647)	(17,161)	(19,865)
Proceeds from disposition of real estate, net	1,130,925	478,675	566,068
Proceeds from disposition of furniture rental business	—	28,741	—
Proceeds from disposition of unconsolidated entities	14,136	49,862	655
Proceeds from refinancing of unconsolidated entities	6,708	4,375	24,404
Investments in unconsolidated entities	(14,038)	(105,758)	(142,565)
Distributions from unconsolidated entities	20,515	41,656	35,668
(Increase) decrease in deposits on real estate acquisitions, net	(22,656)	24,845	52,340
Decrease (increase) in mortgage deposits	11,298	27,425	(1,626)
Business combinations, net of cash acquired	(515)	(677)	(8,785)

See accompanying notes

ERP OPERATING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Amounts in thousands)

	Year Ended December 31,
	2003	2002	2001
CASH FLOWS FROM INVESTING ACTIVITIES (continued):
Consolidation of previously Unconsolidated Properties	$6,879	$(40,113)	$52,841
Acquisition of Minority Interests – Partially Owned Properties	(125)	—	—
Investment in property and equipment	—	—	(2,461)
Principal receipts on investment in mortgage notes	—	—	61,419
Other investing activities, net	(13,775)	262	(469)
Net cash provided by (used for) investing activities	330,366	(49,297)	57,429

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan and bond acquisition costs	(6,127)	(11,233)	(4,483)
Mortgage notes payable:
Proceeds	111,150	126,144	91,583
Lump sum payoffs	(401,951)	(374,983)	(364,229)
Scheduled principal repayments	(30,919)	(32,731)	(32,671)
Prepayment premiums/fees	(2,187)	(792)	(208)
Notes, net:
Proceeds	398,816	447,064	299,316
Lump sum payoffs	(190,000)	(265,000)	(150,000)
Scheduled principal repayments	(4,480)	(4,669)	(4,774)
Line of credit:
Proceeds	182,000	776,500	738,491
Repayments	(312,000)	(831,500)	(898,953)
(Payments on) proceeds from settlement of derivative instruments	(12,999)	5,757	(7,369)
Proceeds from sale of OP Units	6,324	9,411	8,991
Proceeds from sale of Preference Units	150,000	—	—
Proceeds from sale of Preference Interests	—	—	60,000
Proceeds from exercise of EQR options	68,400	29,578	65,411
Payment of offering costs	(5,304)	(207)	(2,223)
OP Units repurchased and retired	—	(115,004)	—
Redemption of Preference Units	(386,989)	—	(210,500)
Premium on redemption of preference units	(8,345)	—	—
Distributions:
OP Units – General Partner	(472,211)	(473,996)	(335,534)
Preference Units	(79,341)	(76,973)	(91,751)
Preference Interests	(20,211)	(20,238)	(18,172)
Junior Preference Units	(324)	(325)	(271)
OP Units – Limited Partners	(38,472)	(39,607)	(30,067)
Minority Interests – Partially Owned Properties	(3,473)	(12,608)	(32,156)
Principal receipts on employee notes, net	—	4,043	303
Net cash (used for) financing activities	(1,058,643)	(861,369)	(919,266)

Net increase (decrease) in cash and cash equivalents	19,704	(21,728)	27,831
Cash and cash equivalents, beginning of year	29,875	51,603	23,772
Cash and cash equivalents, end of year	$49,579	$29,875	$51,603

See accompanying notes

ERP OPERATING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Amounts in thousands)

	Year Ended December 31,
	2003	2002	2001
SUPPLEMENTAL INFORMATION:
Cash paid during the year for interest	$352,391	$365,782	$380,745

Transfers to real estate held for disposition	$—	$—	$3,371

Real estate acquisitions/dispositions:
Mortgage loans assumed	$89,446	$32,355	$91,623

Valuation of OP Units issued	$105	$—	$—

Mortgage loans (assumed) by purchaser	$(53,250)	$(9,924)	$(30,396)

Consolidation of previously Unconsolidated Properties:
Mortgage loans assumed	$51,625	$18,100	$301,502

Valuation of OP Units issued	$4,231	$—	$—

Minority Interests – Partially Owned Properties	$42	$—	$31,100

Investments in unconsolidated entities	$34,942	$(312)	$18,021

Net (assets) liabilities recorded	$27,152	$44,209	$(38,860)

Deconsolidation of previously Wholly Owned Properties:
Mortgage loans contributed	$—	$(118,376)	$—

See accompanying notes

ERP OPERATING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(Amounts in thousands)

	Year Ended December 31,
	2003	2002	2001

PREFERENCE UNITS

Balance, beginning of year	$946,157	$966,671	$1,183,136
Redemption of 9 3/8% Series A Cumulative Redeemable	—	—	(153,000)
Conversion of 7.00% Series E Cumulative Convertible	(8,891)	(20,442)	(5,845)
Redemption of 9.65% Series F Cumulative Redeemable	—	—	(57,500)
Conversion of 7.25% Series G Convertible Cumulative	(29,184)	(2)	—
Redemption of 7.25% Series G Convertible Cumulative	(286,989)	—	—
Conversion of 7.00% Series H Cumulative Convertible	(180)	(70)	(120)
Redemption of 7.625% Series L Cumulative Redeemable	(100,000)	—	—
Issuance of 6.48% Series N Cumulative Redeemable	150,000	—	—
Balance, end of year	$670,913	$946,157	$966,671

PREFERENCE INTERESTS

Balance, beginning of year	$246,000	$246,000	$186,000
Issuance of Series G – I	—	—	60,000
Balance, end of year	$246,000	$246,000	$246,000

JUNIOR PREFERENCE UNITS

Balance, beginning of year	$5,846	$5,846	$7,896
Conversion of Series A	(3,629)	—	(2,050)
Balance, end of year	$2,217	$5,846	$5,846

GENERAL PARTNER

Balance, beginning of year	$4,306,873	$4,506,097	$4,451,326
Issuance of OP Units through conversion of Preference Units into OP Units held by General Partner	38,255	20,514	5,965
Conversion of OP Units held by Limited Partners to OP Units held by General Partner	10,903	14,768	29,321
Issuance of OP Units through exercise of EQR share options	68,400	29,578	65,411
Issuance of OP Units through Employee Share Purchase Plan	6,324	7,377	6,931
Issuance of OP Units through Share Purchase – DRIP Plan	—	861	910
Issuance of OP Units through Dividend Reinvestment – DRIP Plan	—	1,173	1,150
Stock-based employee compensation expense:
EQR restricted/performance shares	2,497	12,136	29,027
EQR share options	2,626	—	—
EQR ESPP discount	1,196	—	—
OP Units repurchased and retired	—	(115,004)	—
Offering costs	(5,304)	(207)	(2,223)
Principal receipts on employee notes	—	4,043	303
Net income available to OP Units – General Partner	426,639	324,162	362,580
Premium on redemption of preference units – original issuance costs	11,892	—	5,324
OP Unit – General Partner distributions	(474,702)	(473,898)	(452,435)
Other	(24,661)	(29,017)	(374)
Adjustment for Limited Partners ownership in Operating Partnership	545	4,290	2,881
Balance, end of year	$4,371,483	$4,306,873	$4,506,097

See accompanying notes

ERP OPERATING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL (Continued)

(Amounts in thousands)

	Year Ended December 31,
	2003	2002	2001

LIMITED PARTNERS
Balance, beginning of year	$349,646	$379,898	$415,838
Issuance of OP Units in connection with mergers and acquisitions	4,562	1,046	2,030
Conversion of OP Units held by Limited Partners to OP Units held by General Partner	(10,903)	(14,768)	(29,321)
Issuance of OP Units through conversion of Junior Preference Units into OP Units held by Limited Partners	3,629	—	2,050
Net income available to OP Units – Limited Partners	34,658	26,862	32,391
OP Unit – Limited Partners distributions	(38,238)	(39,102)	(40,209)
Adjustment for Limited Partners ownership in Operating Partnership	(545)	(4,290)	(2,881)
Balance, end of year	$342,809	$349,646	$379,898

DEFERRED COMPENSATION

Balance, beginning of year	$(12,118)	$(25,778)	$(14,915)
EQR restricted/performance shares granted, net of cancellations	—	(12,136)	(29,027)
Amortization to compensation expense – EQR restricted/performance shares	8,564	25,796	18,164
Balance, end of year	$(3,554)	$(12,118)	$(25,778)

ACCUMULATED OTHER COMPREHENSIVE LOSS

Balance, beginning of year	$(43,789)	$(33,040)	$—
Accumulated other comprehensive loss – derivative and other instruments:
Cumulative effect of change in accounting principle	—	—	(5,334)
Unrealized holding gains (losses) arising during the year	11,467	(10,905)	(17,909)
Equity in unrealized holding gains (losses) arising during the year – unconsolidated entities	7,268	(689)	(10,366)
Losses reclassified into earnings from other comprehensive income	1,653	845	569
Balance, end of year	$(23,401)	$(43,789)	$(33,040)

See accompanying notes

ERP OPERATING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.                                      Business

ERP Operating Limited Partnership (“ERPOP”), an Illinois limited partnership, was formed in May 1993 to conduct the multifamily residential property business of Equity Residential (“EQR”).  EQR is a Maryland real estate investment trust (“REIT”) formed in March 1993 and is a fully integrated real estate company engaged in the acquisition, development, ownership, management and operation of multifamily properties.

EQR is the general partner of, and as of December 31, 2003 owned an approximate 92.7% ownership interest in ERPOP.  ERPOP is, directly or indirectly, a partner, member or shareholder of numerous partnerships, limited liability companies and corporations which have been established primarily to own fee simple title to multifamily properties or to conduct property management activities and other businesses related to the ownership and operation of multifamily residential real estate.  As used herein, the term “Operating Partnership” includes ERPOP and those entities owned or controlled by it.  As used herein, the term “Company” means EQR and the Operating Partnership.

As of December 31, 2003, the Operating Partnership owned or had investments in 968properties in 34 states consisting of 207,506 units.  The ownership breakdown includes:

	Properties	Units
Wholly Owned Properties	849	178,150
Partially Owned Properties (Consolidated)	35	6,778
Unconsolidated Properties	84	22,578
	968	207,506

The “Wholly Owned Properties” are accounted for under the consolidation method of accounting.  The Operating Partnership beneficially owns 100% fee simple title to 842 of the 849 Wholly Owned Properties.  The Operating Partnership owns the building and improvements and leases the land underlying the improvements under a long-term ground lease that expires in 2026 for one property.  This one property is consolidated and reflected as a real estate asset while the ground lease is accounted for as an operating lease in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, Accounting for Leases.  The Operating Partnership owns the debt collateralized by two properties and owns an interest in the debt collateralized by the remaining four properties.  The Operating Partnership consolidates its interest in these six properties in accordance with the accounting standards outlined in the AcSEC guidance for real estate acquisition, development and construction arrangements issued in the CPA letter dated February 10, 1986, and as such, reflects these assets as real estate in the consolidated financial statements.

The “Partially Owned Properties” are controlled by the Operating Partnership but have partners with minority interests and are accounted for under the consolidation method of accounting.  The “Unconsolidated Properties” are partially owned but not controlled by the Operating Partnership.  With the exception of one property, the Unconsolidated Properties consist of investments in partnership interests and/or subordinated mortgages that are accounted for under the equity method of accounting.  The remaining one property consists of an investment in a limited liability company that, as a result of the terms of the operating agreement, is accounted for as a management contract right with all fees recognized as fee and asset management revenue.  The above table does not include various uncompleted development properties summarized in Note 9.

2.                                      Summary of Significant Accounting Policies

Basis of Presentation

Due to the Operating Partnership’s ability as general partner to control either through ownership or by contract its subsidiaries, other than entities that own controlling interests in the Unconsolidated Properties and certain other entities in which the Operating Partnership has investments, each such subsidiary has been consolidated with the Operating Partnership for financial reporting purposes.  In July 2001, the Operating Partnership acquired 100% of a management company entity, which had a controlling ownership interest in a portfolio of 21 previously Unconsolidated Properties.  Subsequent to this transaction, the Operating Partnership consolidated these 21 properties.  In September 2001, the Operating Partnership acquired the remaining 5% of the preferred stock it did not own and 100% of the voting common stock in two other management company entities.  As a result, the Operating Partnership now wholly-owns these two entities.  The Operating Partnership consolidated the results of these two entities prior to this transaction despite not having legal control, the effects of which were immaterial.

Minority interests represented by EQR’s indirect 1% interest in various entities are immaterial and have not been accounted for in the Consolidated Financial Statements.  In addition, certain amounts due from EQR for its 1% interest in various entities have not been reflected in the Consolidated Balance Sheets since such amounts are immaterial.

The Company’s mergers and acquisitions were accounted for as purchases in accordance with either Accounting Principles Board  (“APB”) Opinion No. 16, Business Combinations, or SFAS No. 141, Business Combinations.  SFAS No. 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method of accounting. The fair value of the consideration given by the Company in the mergers was used as the valuation basis for each of the combinations.  The accompanying consolidated statements of operations and cash flows include the results of the properties purchased through the mergers and through acquisitions from their respective closing dates.

Real Estate Assets and Depreciation of Investment in Real Estate

The Operating Partnership allocates the purchase price of properties to net tangible and identified intangible assets acquired based on their fair values in accordance with the provisions of SFAS No. 141.  In making estimates of fair values for purposes of allocating purchase price, the Operating Partnership utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property, our own analysis of recently acquired and existing comparable properties in our portfolio, and other market data.  The Operating Partnership also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.  The Operating Partnership allocates the purchase price of acquired real estate to various components as follows:

•                  Land – Based on actual purchase price if acquired separately or market research/comparables if acquired with an operating property.

•                  Furniture, Fixtures and Equipment – Ranges between $1,500 and $3,000 per apartment unit acquired as an estimate of the fair value of the appliances & fixtures inside a unit.  The per-unit amount applied depends on the type of apartment building acquired.  Depreciation is calculated on the straight-line method over an estimated useful life of five years.

•                  In-Place Leases – The Operating Partnership considers the value of acquired in-place leases that meet the definition outlined in SFAS No. 141, paragraph 37.  The amortization period is the remaining term of each respective in-place acquired lease.  Should a resident terminate its lease, the unamortized portion of the deferred in-place lease would be fully expensed.

•                  Other Intangible Assets – The Operating Partnership considers whether it has acquired other intangible assets that meet the definition outlined in SFAS No. 141, paragraph 39, including any customer relationship intangibles.  The amortization period is the estimated useful life of the acquired intangible asset.

•                  Building – Based on the fair value determined on an “as-if vacant” basis.  Depreciation is calculated on the straight-line method over an estimated useful life of thirty years.

Replacements inside a unit such as appliances and carpeting, are depreciated over a five-year estimated useful life.  Expenditures for ordinary maintenance and repairs are expensed to operations as incurred and significant renovations and improvements that improve and/or extend the useful life of the asset are capitalized over their estimated useful life, generally five to ten years.  Initial direct leasing costs are expensed as incurred as such expense approximates the deferral and amortization of initial direct leasing costs over the lease terms.  Property sales or dispositions are recorded when title transfers and sufficient consideration has been received by the Operating Partnership.  Upon disposition, the related costs and accumulated depreciation are removed from the respective accounts.  Any gain or loss on sale is recognized in accordance with accounting principles generally accepted in the United States.

The Operating Partnership classifies real estate assets as real estate held for disposition when it is certain a property will be disposed of in accordance with SFAS No. 144 (see further discussion below).

The Operating Partnership classifies properties under development and/or expansion and properties in the lease up phase as construction in progress until construction has been completed and all certificates of occupancy permits have been obtained.  The Operating Partnership also classifies land relating to construction in progress as land on its balance sheets.

Impairment of Long-Lived Assets, Including Goodwill

In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets.  SFAS No. 142 prohibits the amortization of goodwill and requires that goodwill be reviewed for impairment at least annually.  In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS Nos. 142 and 144 were effective for fiscal years beginning after December 15, 2001.  The Operating Partnership adopted these standards effective January 1, 2002.   See Notes 16 and 22 for further discussion.

The Operating Partnership periodically evaluates its long-lived assets, including its investments in real estate and goodwill, for indicators of permanent impairment.  The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns.  Future events could occur which would cause the Operating Partnership to conclude that impairment indicators exist and an impairment loss is warranted.

For long-lived assets to be held and used, the Operating Partnership compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset.  If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recorded for the difference between the estimated fair value and the carrying amount of the asset.

For long-lived assets to be disposed of, an impairment loss is recognized when the estimated fair value of the asset, less the estimated cost to sell, is less than the carrying amount of the asset measured at the time that the Operating Partnership has determined it will sell the asset.  Long-lived assets held for disposition and the related liabilities are separately reported at the lower of their carrying amounts or their estimated fair values, less their costs to sell, and are not depreciated after reclassification to real estate held for disposition.

Prior to January 1, 2002, the Operating Partnership followed the guidance in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of.

Prior to 2002, the Operating Partnership amortized goodwill on a straight-line basis over a period of 20 years.  The accumulated amortization of goodwill was $5.5 million at December 31, 2001.  Subsequent to January 1, 2002, goodwill is not amortized but is subject to annual impairment tests.

Cost Capitalization

See the Real Estate Assets and Depreciation of Investment in Real Estate section for discussion of the policy with respect to capitalization vs. expensing of fixed asset/repair and maintenance costs.  In addition, the Operating Partnership capitalizes the payroll and associated costs of employees directly responsible for and who spend all of their time on the supervision of major capital projects.  These costs are reflected on the balance sheet as an increase to depreciable property.

The Operating Partnership follows the guidance in SFAS No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, for all development projects and uses its professional judgment in determining whether such costs meet the criteria for capitalization or must be expensed as incurred.  The Operating Partnership capitalizes interest, real estate taxes and insurance and payroll and associated costs for those individuals directly responsible for and who spend all of their time on development activities.  The Operating Partnership expenses as incurred all payroll costs of employees working directly at our properties, except for costs that are incurred during the initial lease-up phase on a development project.  An allocated portion of payroll costs is capitalized based upon the occupancy of the project until stabilized occupancy is achieved.  The incremental payroll and associated costs are capitalized to the projects under development based upon the effort directly identifiable with such projects.  These costs are reflected on the balance sheet as either construction in progress or a separate component of investments in unconsolidated entities.  The Operating Partnership ceases the capitalization of such costs as the property becomes substantially complete and ready for its intended use.

Cash and Cash Equivalents

The Operating Partnership considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents.  The Operating Partnership maintains its cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage, and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  The Operating Partnership believes that the risk is not significant, as the Operating Partnership does not anticipate the financial institutions’ non-performance.

Deferred Financing Costs

Deferred financing costs include fees and costs incurred to obtain the Operating Partnership’s line of credit, long-term financings and costs for certain interest rate protection agreements.  These costs are amortized over the terms of the related debt.  Unamortized financing costs are written-off when debt is retired before the maturity date.  The accumulated amortization of such deferred financing costs was $16.0 million and $15.2 million at December 31, 2003 and 2002, respectively.

Fair Value of Financial Instruments, Including Derivative Instruments

The valuation of financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, and SFAS No. 133 and its amendments (SFAS Nos. 137/138/149), Accounting for Derivative Instruments and Hedging Activities, requires the Operating Partnership to make estimates and judgments that affect the fair value of the instruments.  The Operating Partnership, where possible, bases the fair values of its financial instruments, including its derivative instruments, on listed market prices and third party quotes. Where these are not available, the Operating Partnership bases its estimates on other factors relevant to the financial instruments.

In the normal course of business, the Operating Partnership is exposed to the effect of interest rate changes.  The Operating Partnership limits these risks by following established risk management policies and procedures including the use of derivatives to hedge interest rate risk on debt instruments.

The Operating Partnership has a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors.  When viewed in conjunction with the underlying and offsetting exposure that the derivatives are designed to hedge, the Operating Partnership has not sustained a material loss from those instruments nor does it anticipate any material adverse effect on its net income or financial position in the future from the use of derivatives.

On January 1, 2001, the Operating Partnership adopted SFAS No. 133 and its amendments (SFAS Nos. 137/138/149), which requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and to measure those instruments at fair value.  Additionally, the fair value adjustments will affect either partners’ capital or net income depending on whether the derivative instruments qualify as a hedge for accounting purposes and, if so, the nature of the hedging activity.  When the terms of an underlying transaction are modified, or when the underlying transaction is terminated or completed, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income each period until the instrument matures.  Any derivative instrument used for risk management that does not meet the hedging criteria of SFAS No. 133 is marked-to-market each period.  The Operating Partnership does not use derivatives for trading or speculative purposes.

As of January 1, 2001, the adoption of the new standard resulted in derivative instruments reported on the balance sheet as liabilities of approximately $6.6 million; an adjustment of approximately $5.3 million to accumulated other comprehensive loss, which are gains and losses not affecting retained earnings in the consolidated statements of partners’ capital; and a charge of approximately $1.3 million as a cumulative effect of change in accounting principle in the consolidated statements of operations.

The fair values of the Operating Partnership’s financial instruments, other than derivative instruments, including cash and cash equivalents, mortgage notes payable, other notes payable, line of credit and other financial instruments, approximate their carrying or contract values.

Revenue Recognition

Rental income attributable to leases is recorded when due from residents and is recognized monthly as it is earned, which is not materially different than on a straight-line basis.  Interest income is recorded on an accrual basis.  Leases entered into between a resident and a property, for the rental of an apartment unit, are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis.

Stock-Based Compensation

Prior to 2003, the Company had chosen to account for its stock-based compensation in accordance with APB No. 25, Accounting for Stock Issued to Employees,which resulted in no compensation expense for options issued with an exercise price equal to or exceeding the market value of EQR’s Common Shares on the date of grant (intrinsic method).  The Company has elected to account for its stock-based compensation in accordance with SFAS No. 123 and its amendment (SFAS No. 148), Accounting for Stock Based Compensation, effective in the first quarter of 2003, which resulted in compensation expense being recorded based on the fair value of the stock compensation granted.  Any Common Shares issued pursuant to EQR’s incentive equity compensation and employee share purchase plans will result in the Operating Partnership issuing OP Units to EQR on a one-for-one basis, with the Operating Partnership receiving the net cash proceeds of such issuances.

SFAS No. 148 provides three transition methods for entities that adopt the fair value recognition provisions of SFAS No. 123.  The Company has chosen to use the “Prospective Method”.  This method requires that companies apply the recognition provisions of SFAS No. 123 to only employee awards granted or modified after the beginning of the fiscal year in which the recognition provisions are first applied, or January 1, 2003.  Compensation expense under all of the Company’s plans is generally recognized over periods ranging from three months to five years.  Therefore, the cost related to stock-based employee compensation included in the determination of net income for the year ended December 31, 2003 is less than that which would have been recognized if the fair value based method had been applied to all awards since the original effective date of SFAS No. 123.

The following table illustrates the effect on net income and earnings per OP Unit if the fair value based method had been applied to all outstanding and unvested awards in each period presented:

	Year Ended December 31,
	2003	2002	2001
	(Amounts in thousands except per OP Unit amounts)

Net income available to OP Units – as reported	$461,297	$351,024	$394,971
Add: Stock-based employee compensation expense included in reported net income:
EQR’s restricted/performance shares	11,043	25,839	18,271
EQR’s share options (1)	2,626	—	—
EQR’s ESPP discount	1,196	—	—
Deduct: Stock-based employee compensation expense determined under fair value based method for all awards:
EQR’s restricted/performance shares	(11,043)	(25,839)	(18,271)
EQR’s share options (1)	(6,784)	(6,249)	(5,426)
EQR’s ESPP discount	(1,196)	(1,379)	(1,302)

Net income available to OP Units – pro forma	$457,139	$343,396	$388,243

Earnings per OP Unit:
Basic – as reported	$1.57	$1.19	$1.36
Basic – pro forma	$1.55	$1.16	$1.33

Diluted – as reported	$1.55	$1.18	$1.34
Diluted – pro forma	$1.54	$1.15	$1.32

(1)       Share options for the year ended December 31, 2003 included $1.4 million of expense recognition related to options granted in the first quarter of 2003 to EQR’s former chief executive officer.  These options vested immediately upon grant.

The fair value of the option grants as computed under SFAS No. 123 would be recognized over the vesting period of the options.  The fair value for the Company’s share options was estimated at the time the share options were granted using the Black Scholes option pricing model with the following weighted-average assumptions:

	2003	2002	2001

Risk-free interest rate	3.02%	4.55%	4.43%

Expected dividend yield	6.46%	6.46%	6.17%

Volatility	20.8%	20.8%	20.4%

Expected life of the options	5 years	7 years	7 years

Fair value of options granted	$1.90	$2.69	$2.76

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s share options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its share options.

Income Taxes

The Operating Partnership generally is not liable for Federal income taxes as the partners recognize their proportionate share of the Operating Partnership’s income or loss in their tax returns; therefore generally no provision for Federal income taxes is made in the financial statements of the Operating Partnership.  However, the Operating Partnership is subject to certain state and local income, excise and franchise taxes.  The aggregate cost of land and depreciable property for federal income tax purposes as of December 31, 2003 and 2002 was approximately $8.5 billion and $8.7 billion, respectively.

Effective in 2001, the Operating Partnership has elected Taxable REIT Subsidiary (“TRS”) status for certain of its corporate subsidiaries.  The provisions for federal income taxes for these TRS entities were not material during 2003, 2002 or 2001 and were recognized as general and administrative expenses in the consolidated statements of operations.

During the years ended December 31, 2003, 2002 and 2001, the Operating Partnership’s tax treatment of distributions were as follows:

	Year Ended December 31,
	2003	2002	2001
Tax treatment of distributions:
Ordinary income	$0.799	$1.398	$1.369
Qualified dividends	0.009	—	—
Pre-May 6, 2003 long-term capital gain	0.150	0.212	0.220
Post-May 5, 2003 long term capital gain	0.315	—	—
Unrecaptured section 1250 gain	0.251	0.120	0.091
Return of capital	0.206	—	—
Distributions declared per OP Unit outstanding	$1.730	$1.730	$1.680

Partners’ Capital

The “Limited Partners” of ERPOP include various individuals and entities that contributed their properties to ERPOP in exchange for units of limited partnership interest in ERPOP (“OP Units”).  The “General Partner” of ERPOP is EQR.  Net income is allocated to the Limited Partners based on their respective ownership percentage of the Operating Partnership.  The ownership percentage is calculated by dividing the number of OP Units held by the Limited Partners by the total OP Units held by the Limited

Partners and the General Partner.  Issuance of additional EQR common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), and OP Units changes the ownership interests of both the Limited Partners and EQR.  Such transactions and the proceeds therefrom are treated as capital transactions.

Minority Interests

The Operating Partnership reflects minority interests in partially owned properties on the balance sheet for the portion of properties consolidated by the Operating Partnership that are not wholly owned by the Operating Partnership.  The earnings or losses from those properties attributable to the minority interests are reflected as minority interests in partially owned properties in the consolidated statements of operations.

Use of Estimates

In preparation of the Operating Partnership’s financial statements in conformity with accounting principles generally accepted in the United States, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Reclassifications

Certain reclassifications considered necessary for a fair presentation have been made to the prior period financial statements in order to conform to the current year presentation.  These reclassifications have not changed the results of operations or partners’ capital.

Other

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.  SFAS No. 145, among other items, rescinds the automatic classification of costs incurred on debt extinguishment as extraordinary charges.  Instead, gains and losses from debt extinguishment should only be classified as extraordinary if they meet the “unusual and infrequently occurring” criteria outlined in APB No. 30.  SFAS No. 145 is effective for fiscal years beginning after May 15, 2002.  The Operating Partnership adopted the standard effective January 1, 2003.  Prior period gains/losses have been reclassified to a component of interest expense.

In January 2003, the FASB issued Interpretation (“FIN”) No. 46, Consolidation of Variable Interest Entities.  FIN No. 46 requires a variable interest entity to be consolidated if a company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both.  The Operating Partnership will adopt FIN No. 46 as required effective March 31, 2004.  FASB Staff Position (“FSP”) No. FIN 46-6 deferred the effective date for applying the provisions of FIN No. 46 (for entities created before February 1, 2003) from July 1, 2003 to December 31, 2003.  FIN No. 46-R released in December 2003 further deferred the effective date for the Operating Partnership’s variable interest entities to March 31, 2004.  The Operating Partnership has preliminarily determined that its unconsolidated stabilized development projects and projects under development (see Note 9) are variable interest entities in which the Operating Partnership is the primary beneficiaryas of the date of the original formation of therespective joint ventures.  On such respective formation dates, the fair value of the assets, liabilities and non-controlling interests of these development projects approximates carryover basis.  If these development projects had been consolidated as of December 31, 2003, the Operating Partnership’s investment in real estate and mortgage notes payable would have increased by $1.3 billion and $877.7 million, respectively, and investments in unconsolidated entities would have decreased by $465.4 million.  The Operating Partnership does not anticipate that the adoption of FIN No. 46 will have any material effect on net income.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.  SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity.  On November 7, 2003, the FASB issued FSP No. FAS 150-3, which deferred for an indefinite period the classification and measurement provisions, but not the disclosure provisions (see discussion below), of SFAS No. 150 as it relates to noncontrolling interests that are classified as equity in the financial statements of a subsidiary but would be classified as a liability in the parent’s financial statements under SFAS No. 150 (e.g., minority interests in consolidated limited-life subsidiaries).  The Operating Partnership has determined that it does not have any mandatorily redeemable preferred shares/units that fall within the scope of SFAS No. 150.

With regards to the aforementioned disclosure provisions, the Operating Partnership is presently the controlling partner in various consolidated partnerships consisting of 35 properties and 6,778 units having a minority interest book value of $9.9 million at December 31, 2003.  These partnerships contain provisions that require the partnerships to be liquidated through the sale of its assets upon reaching a date specified in each respective partnership agreement.  The Operating Partnership, as controlling partner, has an obligation to cause the property owning partnerships to distribute proceeds of liquidation to the Minority Interests in these Partially Owned Properties only to the extent that the net proceeds received by the partnerships from the sale of its assets warrant a distribution based on the partnership agreements.  As of December 31, 2003, the Operating Partnership estimates the value of Minority Interest distributions would have been approximately $104 million (“Settlement Value”) had the partnerships been liquidated.  This Settlement Value is based on estimated third party consideration realized by the partnerships upon disposition of the Partially Owned Properties and is net of all other assets and liabilities including yield maintenance on the mortgages encumbering the properties that would have been due on December 31, 2003 had those mortgages been prepaid.  Due to, among other things, the inherent uncertainty in the sale of real estate assets, the amount of any potential distribution to the Minority Interests in the Operating Partnership’s Partially Owned Properties is subject to change.  To the extent that the partnerships’ underlying assets are worth less than the underlying liabilities, the Operating Partnership has no obligation to remit any consideration to the Minority Interests in Partially Owned Properties.

On July 31, 2003, the SEC clarified its position with respect to Emerging Issues Task Force (“EITF”) Topic D-42, The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock.  Under the SEC’s revised interpretation, in connection with the redemption of preferred shares/units, the original issuance costs of these shares/units must be treated in a manner similar to preferred distributions and deducted from net income in arriving at net income available to OP Units.  The clarification of EITF Topic D-42 was required to be adopted effective July 1, 2003 on a retroactive basis by restating prior periods included in the current financial statements.  The adoption of the clarification of EITF Topic D-42 resulted in the retroactive write-off of $5.3 million of original issuance costs related to the Operating Partnership’s redemption of its Series A Preference Units in June 2001.  In addition, the Operating Partnership recorded an $8.3 million cash premium and $11.9 million in original issuance costs related to the redemption of its Series G Preference Units in December 2003.  The Operating Partnership had no recorded original issuance costs associated with, nor did it incur any cash redemption premium upon redemption of, its Series F Preference Units redeemed in 2001 or its Series L Preference Units redeemed in 2003.

3.                                      Business Combinations

During 2001 and prior to the one-year anniversary of the Globe Business Resources, Inc. (“Globe”) acquisition, the Operating Partnership recorded net increases to goodwill of $9.5 million to reallocate the original purchase price recorded at the acquisition date.  Also during 2001, the Operating Partnership recorded a $60.0 million asset impairment charge related to its furniture rental business.  During 2002, the Operating Partnership recorded a $17.1 million asset impairment charge related to Equity Corporate Housing (“ECH”).  See Notes 16 and 22.

On January 11, 2002, the Operating Partnership sold the former Globe furniture rental business for approximately $30.0 million in cash, which approximated the net book value at the sale date.   The Operating Partnership has retained ownership of the former Globe short-term furnished housing business, which is now known as ECH.

4.                                      Partners’ Capital

The following table presents the changes in the Operating Partnership’s issued and outstanding OP Units for the years ended December 31, 2003, 2002 and 2001:

	2003	2002	2001
Operating Partnership’s OP Units outstanding at January 1,	293,396,124	294,818,566	290,090,252

Issued to General Partner:
Conversion of Series E Preference Units	395,723	909,873	260,078
Conversion of Series G Preference Units	996,459	70	—
Conversion of Series H Preference Units	10,424	4,050	6,972
Employee Share Purchase Plan	289,274	324,238	310,261
Dividend Reinvestment – DRIP Plan	—	41,407	42,649
Share Purchase – DRIP Plan	—	31,354	33,106
Exercise of EQR options	3,249,555	1,435,115	3,187,530
Restricted EQR share grants, net	900,555	885,967	730,982
OP Units repurchased and retired	—	(5,092,300)	—
OP Units other	(217)	396	(313)

Issued to Limited Partners:
Issuance through acquisitions	165,628	37,388	73,351
Conversion of Series A Junior Preference Units	148,092	—	83,698
Operating Partnership’s OP Units outstanding at December 31,	299,551,617	293,396,124	294,818,566

In February 1998, EQR filed and the SEC declared effective a Form S-3 Registration Statement to register $1.0 billion of equity securities.  In addition, EQR carried over $272.4 million related to a prior registration statement.  As of December 31, 2003, $956.5 million in equity securities remained available for issuance under this registration statement.  Per the terms of ERPOP’s partnership agreement, EQR contributes the net proceeds of all equity offerings to the capital of the Operating Partnership in exchange for additional OP Units (on a one-for-one Common Share per OP Unit basis) or preference units (on a one-for-one preferred share per preference unit basis).

During October 2002, EQR repurchased 5,092,300 of its Common Shares on the open market at an average price of $22.58 per share.  EQR paid approximately $115.0 million for these shares, which were retired subsequent to the repurchase.  Concurrent with this transaction, the Operating Partnership repurchased and retired 5,092,300 OP Units previously issued to EQR.

The limited partners of the Operating Partnership as of December 31, 2003 include various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units (“the Limited Partners”) and own an approximate 7.3%ownership interest in ERPOP. Subject to applicable securities law restrictions, the Limited Partners may exchange their OP Units for EQR Common Shares on a one-for-one basis.

EQR contributes all net proceeds from its various equity offerings (including proceeds from exercise of options for EQR Common Shares) to the Operating Partnership.  In return for those contributions, EQR receives a number of OP Units in ERPOP equal to the number of Common Shares it has issued in the equity offering (or in the case of a preferred equity offering, a number of preference units in ERPOP equal in number and having the same terms as the preferred shares issued in the equity offering).

During 2003, the Operating Partnership issued 313,720 OP Units to various limited partners at an average price of $26.11 per unit.  These OP Units are classified as Limited Partners capital in the accompanying consolidated balance sheets.

The following table presents the Operating Partnership’s issued and outstanding “Preference Units” as of December 31, 2003 and 2002:

			Annual
			Dividend		Amounts in thousands
	Redemption Date (1) (2)	Conversion Rate (2)	Rate per Unit (3)		December 31, 2003	December 31, 2002
Preference Units:

9 1/8% Series B Cumulative Redeemable Preference Units; liquidation value $250 per unit; 500,000 units issued and outstanding at December 31, 2003 and December 31, 2002	10/15/05	N/A	$22.81252		$125,000	$125,000

9 1/8% Series C Cumulative Redeemable Preference Units; liquidation value $250 per unit; 460,000 units issued and outstanding at December 31, 2003 and December 31, 2002	9/9/06	N/A	$22.81252		115,000	115,000

8.60% Series D Cumulative Redeemable Preference Units; liquidation value $250 per unit; 700,000 units issued and outstanding at December 31, 2003 and December 31, 2002	7/15/07	N/A	$21.50		175,000	175,000

7.00% Series E Cumulative Convertible Preference Units: liquidation value $25 per unit; 2,192,490 and 2,548,114 units issued and outstanding at December 31, 2003 and December 31, 2002, respectively	11/1/98	1.1128	$1.75		54,812	63,703

7 ¼% Series G Convertible Cumulative Preference Units: liquidation value $250 per unit; 0 and 1,264,692 units issued and outstanding at December 31, 2003 and December 31, 2002, respectively	9/15/02	8.5360		(6)	—	316,173

7.00% Series H Cumulative Convertible Preference Units; liquidation value $25 per unit; 44,028 and 51,228 units issued and outstanding at December 31, 2003 and December 31, 2002, respectively	6/30/98	1.4480	$1.75		1,101	1,281

8.29% Series K Cumulative Redeemable Preference Units; liquidation value $50 per unit; 1,000,000 units issued and outstanding at December 31, 2003 and December 31, 2002	12/10/26	N/A	$4.145		50,000	50,000

7.625% Series L Cumulative Redeemable Preference Units; liquidation value $25 per unit; 0 and 4,000,000 units issued and outstanding at December 31, 2003 and December 31, 2002, respectively	2/13/03	N/A		(4)	—	100,000

6.48% Series N Cumulative Redeemable Preference Units; liquidation value $250 per unit; 600,000 and 0 units issued and outstanding at December 31, 2003 and December 31, 2002, respectively (5)	6/19/08	N/A	$16.20		150,000	—
					$670,913	$946,157

(1)        On or after the redemption date, redeemable preference units (Series B, C, D, K, and N) may be redeemed for cash at the option of the Operating Partnership, in whole or in part, at a redemption price equal to the liquidation price per unit, plus accrued and unpaid distributions, if any, in conjunction with the concurrent redemption of the corresponding EQR Preferred Shares.

(2)        On or after the redemption date, convertible preference units (Series E & H) may be redeemed under certain circumstances at the option of the Operating Partnership for cash or OP Units, in whole or in part, at various redemption prices per unit based upon the contractual conversion rate, plus accrued and unpaid distributions, if any, in conjunction with the concurrent redemption/conversion of the corresponding EQR Preferred Shares.

(3)        Dividends on all series of Preference Units are payable quarterly at various pay dates.  Dividend rates listed for Series B, C, D and N are Preference Unit rates and the equivalent depositary unit annual dividend rates are $2.281252, $2.281252, $2.15 and $1.62, respectively.

(4)        On June 19, 2003, the Operating Partnership redeemed all of its outstanding Series L Cumulative Redeemable Preference Units at liquidation value for total cash consideration of $100.0 million in conjunction with the concurrent redemption of the corresponding EQR Preferred Share.  The Operating Partnership did not incur any original issuance costs as these units were issued by Merry Land and Investment Company, Inc. prior to its merger with the Company.

(5)        On June 19, 2003, EQR issued 600,000 Series N Cumulative Redeemable Preferred Shares in a public offering.  The Company received $145.3 million in net proceeds from this offering after payment of the underwriters’ fee.  These net proceeds were contributed by EQR to the Operating Partnership in exchange for 600,000 of the Operating Partnership’s 6.48% Series N Cumulative Redeemable Preference Units.

(6)        On December 26, 2003, the Operating Partnership redeemed the remaining outstanding Series G Convertible Cumulative Preference Units for cash consideration of $295.3 million, which included the liquidation value of $287.0 million and a cash redemption premium of $8.3 million.  This redemption was completed in conjunction with the concurrent redemption of the corresponding EQR Preferred Share.  The Operating Partnership recorded the $8.3 million cash redemption premium along with the write-off of $11.9 million in original issuance costs as a premium on redemption of preference units in the accompanying consolidated statements of operations.

Cumulative through December 31, 2003, a subsidiary of ERPOP issued various series of Preference Interests with an equity value of $246.0 million receiving net proceeds of $239.9 million.  The following table presents the issued and outstanding Preference Interests as of December 31, 2003 and December 31, 2002:

			Annual
			Dividend	Amounts in thousands
	Redemption Date (1)(2)	Conversion Rate (2)	Rate per Unit (3)	December 31, 2003	December 31, 2002
Preference Interests:

8.00% Series A Cumulative Redeemable Preference Interests; liquidation value $50 per unit; 800,000 units issued and outstanding at December 31, 2003 and December 31, 2002	10/01/04	N/A	$4.0000	$40,000	$40,000

8.50% Series B Cumulative Redeemable Preference Units; liquidation value $50 per unit; 1,100,000 units issued and outstanding at December 31, 2003 and December 31, 2002	03/03/05	N/A	$4.2500	55,000	55,000

8.50% Series C Cumulative Redeemable Preference Units; liquidation value $50 per unit; 220,000 units issued and outstanding at December 31, 2003 and December 31, 2002	03/23/05	N/A	$4.2500	11,000	11,000

8.375% Series D Cumulative Redeemable Preference Units; liquidation value $50 per unit; 420,000 units issued and outstanding at December 31, 2003 and December 31, 2002	05/01/05	N/A	$4.1875	21,000	21,000

8.50% Series E Cumulative Redeemable Preference Units; liquidation value $50 per unit; 1,000,000 units issued and outstanding at December 31, 2003 and December 31, 2002	08/11/05	N/A	$4.2500	50,000	50,000

8.375% Series F Cumulative Redeemable Preference Units; liquidation value $50 per unit; 180,000 units issued and outstanding at December 31, 2003 and December 31, 2002	05/01/05	N/A	$4.1875	9,000	9,000

7.875% Series G Cumulative Redeemable Preference Units; liquidation value $50 per unit; 510,000 units issued and outstanding at December 31, 2003 and December 31, 2002	03/21/06	N/A	$3.9375	25,500	25,500

7.625% Series H Cumulative Convertible Redeemable Preference Units; liquidation value $50 per unit; 190,000 units issued and outstanding at December 31, 2003 and December 31, 2002	03/23/06	1.5108	$3.8125	9,500	9,500

7.625% Series I Cumulative Convertible Redeemable Preference Units; liquidation value $50 per unit; 270,000 units issued and outstanding at December 31, 2003 and December 31, 2002	06/22/06	1.4542	$3.8125	13,500	13,500

7.625% Series J Cumulative Convertible Redeemable Preference Units; liquidation value $50 per unit; 230,000 units issued and outstanding at December 31, 2003 and December 31, 2002	12/14/06	1.4108	$3.8125	11,500	11,500
				$246,000	$246,000

(1)              On or after the fifth anniversary of the respective issuance (the “Redemption Date”), all of the Preference Interests may be redeemed for cash at the option of the Company, in whole or in part, at any time or from time to time, at a redemption price equal to the liquidation preference of $50.00 per unit plus the cumulative amount of accrued and unpaid distributions, if any.

(2)              On or after the tenth anniversary of the respective issuance (the “Conversion Date”), all of the Preference Interests are exchangeable at the option of the holder (in whole but not in part) on a one-for-one basis for a respective reserved series of EQR Preferred Shares.  In addition, on or after the Conversion Date, the convertible Preference Interests (Series H, I & J) may be converted under certain circumstances at the option of the holder (in whole but not in part) to Common Shares based upon the contractual conversion rate, plus accrued and unpaid distributions, if any.

(3)              Dividends on all series of Preference Interests are payable quarterly on March 25th, June 25th, September 25th, and December 25th of each year.

The following table presents the Operating Partnership’s issued and outstanding Junior Convertible Preference Units (the “Junior Preference Units”) as of December 31, 2003 and December 31, 2002:

					Annual
					Dividend	Amounts in thousands
	Redemption Date		Conversion Rate		Rate per Unit(3)	December 31, 2003	December 31, 2002
Junior Preference Units:

Series A Junior Convertible Preference Units; liquidation value $100 per unit; 20,333 and 56,616 units issued and outstanding at December 31, 2003 and December 31, 2002, respectively		(1)(4)	4.0816		$5.46934	$2,033	$5,662

Series B Junior Convertible Preference Units; liquidation value $25 per unit; 7,367 units issued and outstanding at December 31, 2003 and December 31, 2002		(2)		(2)	$2.00000	184	184
						$2,217	$5,846

(1)                  On the fifth anniversary of the respective issuance (the “Redemption Date”), the Series A Junior Preference Units shall be automatically converted into OP Units based upon the conversion rate.  Prior to the Redemption Date, the Operating Partnership or the holders may elect to convert the Series A Junior Preference Units to OP Units under certain circumstances based upon the conversion rate.

(2)                  On or after the tenth anniversary of the issuance (the “Redemption Date”), the Series B Junior Preference Units may be converted into OP Units at the option of the Operating Partnership based on the contractual conversion rate.  Prior to the Redemption Date, the holders may elect to convert the Series B Junior Preference Units to OP Units under certain circumstances based on the contractual conversion rate.  The contractual conversion rate is based upon a ratio dependent upon the closing price of EQR’s Common Shares.

(3)                  Dividends on both series of Junior Preference Units are payable quarterly at various pay dates.

(4)                  On December 22, 2003, 36,283 Series A Junior Preference Units issued on December 22, 1998 automatically converted to 148,092 OP Units.  The remaining 20,333 Series A Junior Preference Units will automatically convert to OP Units on June 29, 2004, if not converted sooner.

5.                                      Real Estate Acquisitions

The following table summarizes the carrying amounts for investment in real estate (at cost) as of December 31, 2003 and 2002 (Amounts are in thousands):

	2003	2002
Land	$1,845,547	$1,795,771
Land Held for Development	7,546	7,806
Buildings and Improvements	10,415,679	10,643,030
Furniture, Fixtures and Equipment	602,647	597,215
Construction in Progress	2,960	2,441
Real Estate	12,874,379	13,046,263
Accumulated Depreciation	(2,296,013)	(2,112,017)
Real Estate, net	$10,578,366	$10,934,246

During the year ended December 31, 2003, the Operating Partnership acquired the entire equity interest in seventeen properties containing 5,200 units from unaffiliated parties, inclusive of two additional units at an existing property, for a total purchase price of $684.1 million.

During the year ended December 31, 2003, the Operating Partnership acquired the majority of the remaining third party equity interests it did not previously own in eleven properties containing 1,090 units.                These properties were accounted for under the equity method of accounting and subsequent to each purchase were consolidated.  The Operating Partnership recorded $111.1 million in investment in real estate and the following:

•                  Assumed $51.6 million in mortgage debt;

•                  Issued 153,851 OP Units having a value of $4.2 million;

•                  Recorded $42,000 of minority interest in partially owned properties;

•                  Reduced investments in unconsolidated entities by $34.9 million;

•                  Consolidated and/or received net cash of $6.9 million; and

•                  Assumed $27.2 million of other liabilities net of other assets acquired.

During the year ended December 31, 2002, the Operating Partnership acquired the entire equity interest in twelve properties containing 3,634 units for a total purchase price of $289.9 million.

During the fourth quarter of 2002, the Operating Partnership paid $40.1 million in cash and used tax-deferred (1031) exchange proceeds of $42.3 million to acquire the remaining third-party equity interests it did not previously own in two properties containing 826 units.  These properties were accounted for under the equity method of accounting and subsequent to these purchases were consolidated.  Accordingly, the Company recorded an additional $102.1 million in investment in real estate.

On December 31, 2002, the Operating Partnership contributed one of its development properties to one of its development partners, retaining a 50% common equity ownership interest.  As a result of this contribution, the Company no longer can exercise sole control over the major decisions (such as sale and/or financing/refinancing) regarding this property.  Effective with the contribution, the Operating Partnership accounted for this project under the equity method of accounting.  No gain or loss on sale was recognized as the contribution was effectuated at carryover basis.  As a result of this transaction, the Operating Partnership reduced investment in real estate by $203.7 million (of which land and construction in progress were reduced by $60.6 million and $143.1 million, respectively), reduced mortgage debt by $118.4 million and increased investments in unconsolidated entities by $80.7 million.

6.                                      Real Estate Dispositions

During the year ended December 31, 2003, the Operating Partnership disposed of ninety-six properties containing 23,486 units to unaffiliated parties, inclusive of various individual condominium units, for a total sales price of $1.22 billion allocated as follows:

•                  Wholly Owned Properties – 91 properties containing 22,698 units for a total sales price of $1.19 billion;

•                  Partially Owned Properties – 3 properties containing 465 units for a total sales price of $13.6 million; and

•                  Unconsolidated Properties – 2 properties containing 323 units for a total sales price of $13.9 million (represents the Operating Partnership’s allocated share of the net disposition proceeds).

The Operating Partnership recognized a net gain on sales of discontinued operations of approximately $310.7 million and a net gain on sales of unconsolidated entities of approximately $4.9 million on the above sales.

During the year ended December 31, 2002, the Operating Partnership sold fifty-eight properties containing 10,713 units to unaffiliated parties for a total sales price of $546.2 million.  The Operating Partnership recognized a net gain on sales of discontinued operations of approximately $104.3 million and a net gain on sales of unconsolidated entities of approximately $5.1 million.

7.                                      Commitments to Acquire/Dispose of Real Estate

As of February 4, 2004, in addition to the properties that were subsequently acquired as discussed in Note 24, the Operating Partnership had entered into a separate agreement to acquire one multifamily property containing 540 units from an unaffiliated party.  The Operating Partnership expects a purchase price of approximately $73.0 million.

As of February 4, 2004, in addition to the properties that were subsequently disposed of as discussed in Note 24, the Operating Partnership had entered into separate agreements to dispose of eleven multifamily properties containing 3,626 units to unaffiliated parties.  The Operating Partnership expects a combined disposition price of approximately $208.5 million.

The closings of these pending transactions are subject to certain contingencies and conditions, therefore, there can be no assurance that these transactions will be consummated or that the final terms thereof will not differ in material respects from those summarized in the preceding paragraphs.

8.                                      Investment in Mortgage Notes, Net

In 1995, the Operating Partnership invested $89 million in various partnership interests and subordinated mortgages collateralized by 21 properties consisting of 3,896 units.  Prior to the consolidation of these properties, the Operating Partnership received $61.4 million in cash during 2001 as partial repayment of its investment in these mortgage notes.

On July 2, 2001, the Operating Partnership acquired an additional ownership interest in the 21 entities that own the Unconsolidated Properties.  As a result of this additional ownership interest, the Operating Partnership now has a controlling interest, and as such, consolidates these properties for financial reporting purposes.

During 2001, the Operating Partnership amortized $2.3 million, which represented a portion of the original discount when the notes were purchased.  This discount was being amortized utilizing the effective yield method based on the expected life of the investment.

9.                                      Investments in Unconsolidated Entities

The Operating Partnership has co-invested in various properties with unrelated third parties.  The following table summarizes the Operating Partnership’s investments in unconsolidated entities as of December 31, 2003 (amounts in thousands except for project and unit amounts):

	Institutional Joint Ventures	Stabilized Development Projects	Projects Under Development		Lexford/ Other	Totals

Total projects	45	13	13		19	90	(1)

Total units	10,846	3,964	3,795		2,254	20,859	(1)

Operating Partnership’s percentage share of outstanding debt	25.0%	100.0%	100.0%		11.5%

Operating Partnership’s share of outstanding debt (3)	$121,200	$375,168	$502,549	(2)	$4,891	$1,003,808

(1)                  Includes seven projects under development containing 2,038 units, which are not included in the Operating Partnership’s property/unit counts at December 31, 2003.   Totals also exclude Fort Lewis Military Housing

consisting of one property and 3,757 units, which is not accounted for under the equity method of accounting. The Fort Lewis Military Housing is included in the Operating Partnership’s property/unit counts as of December 31, 2003.

(2)                  A total of $666.6 million is available for funding under this construction debt, of which $502.5 million was funded and outstanding at December 31, 2003.

(3)                  As of February 4, 2004, the Operating Partnership has funded $44.0 million as additional collateral on selected debt (see Note 10).  All remaining debt is non-recourse to the Operating Partnership.

Investments in unconsolidated entities include the Unconsolidated Properties as well as various development properties under construction or pending construction.  These investments are accounted for utilizing the equity method of accounting.  Under the equity method of accounting, the net equity investment of the Operating Partnership is reflected on the consolidated balance sheets and after the project is completed, the consolidated statements of operations include the Operating Partnership’s share of net income or loss from the unconsolidated entity.  Prior to the project being completed, the Operating Partnership capitalizes interest on its equity contribution in accordance with the provisions of SFAS No. 58, Capitalization of Interest Cost in Financial Statements That Include Investments Accounted for by the Equity Method.  During the years ended December 31, 2003, 2002 and 2001, the Operating Partnership capitalized $20.6 million, $17.2 million and $19.9 million, respectively, in interest cost related to its unconsolidated development projects (which reduced interest expense incurred in the consolidated statements of operations).

The Operating Partnership generally contributes between 25% and 35% of the project cost of the unconsolidated projects under development (constituting 100% of the equity), with the remaining cost financed through third-party construction mortgages.  Voting rights are shared equally between the Operating Partnership and its respective development partners.

See Note 2 for further discussion regarding FIN No. 46 and its anticipated effect on the Operating Partnership’s unconsolidated development projects.

10.                               Deposits - Restricted

As of December 31, 2003, deposits-restricted totaled $133.8 million and primarily included the following:

•                  Deposits in the amount of $44.0 million held in third party escrow accounts to provide collateral for third party construction financing in connection with unconsolidated development projects;

•                  Approximately $27.7 million in tax-deferred (1031) exchange proceeds; and

•                  Approximately $62.1 million for resident security, utility, and other deposits.

As of December 31, 2002, deposits-restricted totaled $141.3 million and primarily included the following:

•                  Deposits in the amount of $51.0 million held in third party escrow accounts to provide collateral for third party construction financing in connection with unconsolidated development projects;

•                  Approximately $25.4 million in tax-deferred (1031) exchange proceeds; and

•                  Approximately $64.9 million for resident security, utility, and other deposits.

11.                               Mortgage Notes Payable

As of December 31, 2003, the Operating Partnership had outstanding mortgage indebtedness of approximately $2.7 billion.

During the year ended December 31, 2003, the Operating Partnership:

•                  Repaid $432.9 million of mortgage loans;

•                  Assumed $141.1 million of mortgage debt on certain properties in connection with their acquisitions and/or consolidations;

•                  Obtained $111.2 million of mortgage loans on certain properties; and

•                  Relinquished $53.3 million of mortgage debt assumed by the purchaser on disposed properties.

As of December 31, 2003, scheduled maturities for the Operating Partnership’s outstanding mortgage indebtedness were at various dates through November 1, 2033.  At December 31, 2003, the interest rate range on the Operating Partnership’s mortgage debt was 1.06%to 12.465%.  During the year ended December 31, 2003, the weighted average interest rate on the Operating Partnership’s mortgage debt was 5.80%.

The historical cost, net of accumulated depreciation, of encumbered properties was $3.8 billion and $4.1 billion at December 31, 2003 and 2002, respectively.

Aggregate payments of principal on mortgage notes payable for each of the next five years and thereafter are as follows (amounts in thousands):

Year	Total
2004	$99,503
2005	89,935
2006	285,824
2007	173,529
2008	494,727
Thereafter	1,550,297
Total	$2,693,815

As of December 31, 2002, the Operating Partnership had outstanding mortgage indebtedness of approximately $2.9 billion.

During the year ended December 31, 2002, the Operating Partnership:

•                  Repaid $407.7 million of mortgage loans;

•                  Assumed $50.5 million of mortgage debt on certain properties in connection with their acquisitions and/or consolidations;

•                  Relinquished $128.3 million of mortgage debt assumed by the purchaser on disposed properties and the furniture rental business;

•                  Obtained $30.0 million of mortgage loans on certain properties; and

•                  Obtained $96.1 million in construction loans on certain properties.

As of December 31, 2002, scheduled maturities for the Operating Partnership’s outstanding mortgage indebtedness were at various dates through October 1, 2033.  At December 31, 2002, the interest rate range on the Operating Partnership’s mortgage debt was 1.29% to 12.465%.  During the year ended December 31, 2002, the weighted average interest rate on the Operating Partnership’s mortgage debt was 6.35%.

12.                               Notes

The following tables summarize the Operating Partnership’s unsecured note balances and certain interest rate and maturity date information as of and for the years ended December 31, 2003 and 2002, respectively:

December 31, 2003 (Amounts are in thousands)	Net Principal Balance	Interest Rate Ranges		Weighted Average Interest Rate	Maturity Date Ranges

Fixed Rate Public Notes	$2,528,894	4.861% - 7.75%		6.63%	2004 - 2026
Floating Rate Public Note	—		(1)	2.01%	2003
Fixed Rate Tax-Exempt Bonds	127,780	4.75% - 5.20%		5.07%	2028 - 2029

Totals	$2,656,674

December 31, 2002 (Amounts are in thousands)	Net Principal Balance	Interest Rate Ranges		Weighted Average Interest Rate	Maturity Date Ranges

Fixed Rate Public Notes	$2,228,350	4.861% - 7.75%		6.63%	2003 - 2026
Floating Rate Public Note	99,955		(1)	2.61%	2003
Fixed Rate Tax-Exempt Bonds	127,780	4.75% - 5.20%		5.07%	2028 - 2029

Totals	$2,456,085

(1)          The interest rate on this note was LIBOR (reset quarterly) plus a spread equal to 0.63% throughout all   of 2002 and through August 21, 2003.  On August 21, 2003, these notes matured and were repaid in full.

The Operating Partnership’s unsecured public debt contains certain financial and operating covenants including, among other things, maintenance of certain financial ratios.  The Operating Partnership was in compliance with its unsecured public debt covenants for the years ended December 31, 2003 and 2002.

In June 2003, the Operating Partnership filed and the SEC declared effective a Form S-3 registration statement to register $2.0 billion of debt securities.  In addition, the Operating Partnership carried over $280.0 million related to a prior registration statement.  As of December 31, 2003, $2.28 billion in debt securities remained available for issuance under this registration statement.

During the year ended December 31, 2003, the Operating Partnership:

•                  Issued $400.0 million of ten-year 5.20% fixed-rate public notes, receiving net proceeds of $397.5 million;

•                  Repaid $100.0 million of floating rate public notes at maturity;

•                  Repaid $50.0 million and $40.0 million of 6.65% and 6.875%, respectively, fixed rate public notes at maturity; and

•                  Repaid $4.5 million of other unsecured notes.

During the year ended December 31, 2002, the Operating Partnership:

•                  Issued $400.0 million of ten-year 6.625% fixed-rate public notes and $50.0 million of five-year 4.861% fixed rate public notes, receiving net proceeds of $444.4 million;

•                  Repaid $100.0 million of 9.375% fixed rate public notes at maturity;

•                  Repaid $125.0 million of 7.95% fixed rate public notes at maturity; and

•                  Repaid $40.0 million of 7.25% fixed rate public notes at maturity.

Aggregate payments of principal on unsecured notes payable for each of the next five years and thereafter are as follows (amounts in thousands):

Year	Total
2004	$415,088
2005 (1)	505,503
2006 (2)	204,137
2007	159,054
2008	—
Thereafter	1,372,892
Total	$2,656,674

(1)                Includes $300 million with a final maturity of 2015 that is putable/callable in 2005.

(2)                Includes $150 million with a final maturity of 2026 that is putable in 2006.

13.                               Line of Credit

On May 30, 2002, the Operating Partnership obtained a new three-year $700.0 million unsecured revolving credit facility maturing May 29, 2005.  The new line of credit replaced the $700.0 million unsecured revolving credit facility that was scheduled to expire in August 2002.  The prior existing revolving credit facility was terminated upon the closing of the new facility.  Advances under the new credit facility bear interest at variable rates based upon LIBOR at various interest periods, plus a spread dependent upon the Operating Partnership’s credit rating, or based upon bids received from the lending group.  EQR has guaranteed the Operating Partnership’s line of credit up to the maximum amount and for the full term of the facility.

As of December 31, 2003 and 2002, $10.0 million and $140.0 million, respectively, was outstanding and $56.7 million and $60.8 million, respectively, was restricted (dedicated to support letters of credit and not available for borrowing) on the line of credit.  During the years ended December 31, 2003 and 2002, the weighted average interest rate was 1.85% and 2.30%, respectively.

14.                               Derivative Instruments

The following table summarizes the consolidated derivative instruments at December 31, 2003 (dollar amounts are in thousands):

	Cash Flow Hedges	Fair Value Hedges	Forward Starting Swaps	Interest Rate Caps	Offsetting Receive Floating Swaps/Caps	Offsetting Pay Floating Swaps/Caps
Current Notional Balance	$150,000	$120,000	$200,000	$37,000	$255,122	$255,122
Lowest Possible Notional	$150,000	$120,000	$200,000	$37,000	$125,512	$125,512
Highest Possible Notional	$150,000	$120,000	$200,000	$37,000	$293,044	$293,044
Lowest Interest Rate	3.683%	7.25%	4.3425%	6.50%	4.528%	4.458%
Highest Interest Rate	3.683%	7.25%	4.8950%	6.50%	6.000%	6.000%
Earliest Maturity Date	2005	2005	2014	2004	2004	2004
Latest Maturity Date	2005	2005	2014	2004	2007	2007
Estimated Asset (Liability) Fair Value	$(6,134)	$5,954	$4,114	$—	$552	$(554)

During the year ended December 31, 2003, the Operating Partnership paid approximately $13.0 million to terminate eight forward starting interest rate swaps in conjunction with the issuance of $400.0 million of ten-year unsecured notes.  The $13.0 million payment has been deferred as a component of accumulated other comprehensive loss and will be recognized as additional interest expense over the ten-year life of the unsecured notes.

At December 31, 2003, certain unconsolidated development partnerships in which the Operating Partnership invested had entered into swaps to hedge the interest rate risk exposure on unconsolidated floating rate construction mortgage loans.  The Operating Partnership has recorded these hedges on its consolidated balance sheets.  These swaps have been designated as cash flow hedges with a current aggregate notional amount of $277.9million (notional amounts range from $26.5million to $285.9million over the terms of the swaps) at interest rates ranging from 1.78% to 6.94% maturing at various dates ranging from 2004 to 2005 with a net liability fair value of $5.2million.  During the years ended December 31 2003 and 2002, the Operating Partnership recognized an unrealized gain of $1.5 million and an unrealized loss of $1.1 million, respectively, due to ineffectiveness of certain of these unconsolidated development derivatives (included in loss from investments in unconsolidated entities).

On December 31, 2003, the derivative instruments were reported at their fair value as other assets of approximately $10.4 million, as other liabilities of approximately $6.5 million and as a reduction to investments in unconsolidated entities of approximately $5.2 million.  As of December 31, 2003, there were approximately $23.3 million in deferred losses, net, included in accumulated other comprehensive loss.  Based on the estimated fair values of the net derivative instruments at December 31, 2003, the Operating Partnership may recognize an estimated $9.4 million of accumulated other comprehensive loss as additional interest expense ($5.7 million related to its consolidated derivatives) or as additional loss on investments in unconsolidated entities ($3.7 million related to its unconsolidated development partnerships) during the twelve months ending December 31, 2004.

15.                               Earnings Per OP Unit

The following tables set forth the computation of net income per OP Unit – basic and net income per OP Unit – diluted:

	Year Ended December 31,
	2003	2002	2001
	(Amounts in thousands except per OP Unit amounts)

Numerator for net income per OP Unit – basic:
Income from continuing operations	$229,660	$255,256	$313,508
Allocation to Preference Units	(76,435)	(76,615)	(87,504)
Allocation to Preference Interests	(20,211)	(20,211)	(18,263)
Allocation to Junior Preference Units	(325)	(325)	(352)
Premium on redemption of preference units	(20,237)	—	(5,324)

Income from continuing operations available to OP Units	112,452	158,105	202,065
Net gain on sales of discontinued operations	310,706	104,296	148,906
Discontinued operations, net	38,139	88,623	45,270
Cumulative effect of change in accounting principle	—	—	(1,270)

Numerator for net income per OP Unit – basic	$461,297	$351,024	$394,971

Numerator for net income per OP Unit – diluted:
Income from continuing operations	$229,660	$255,256	$313,508
Allocation to Preference Units	(76,435)	(76,615)	(87,504)
Allocation to Preference Interests	(20,211)	(20,211)	(18,263)
Allocation to Junior Preference Units	(325)	(325)	(352)
Premium on redemption of preference units	(20,237)	—	(5,324)

Income from continuing operations available to OP Units	112,452	158,105	202,065
Net gain on sales of discontinued operations	310,706	104,296	148,906
Discontinued operations, net	38,139	88,623	45,270
Cumulative effect of change in accounting principle	—	—	(1,270)

Numerator for net income per OP Unit – diluted	$461,297	$351,024	$394,971

	Year Ended December 31,
	2003	2002	2001
	(Amounts in thousands except per OP Unit amounts)

Denominator for net income per OP Unit – basic and diluted:
Denominator for net income per OP Unit – basic	294,523	294,637	291,362

Effect of dilutive securities:
Dilution for OP Units issuable upon assumed exercise/vesting of EQR’s share options/restricted shares	2,518	3,332	3,851

Denominator for net income per OP Unit – diluted	297,041	297,969	295,213

Net income per OP Unit – basic	$1.57	$1.19	$1.36

Net income per OP Unit – diluted	$1.55	$1.18	$1.34

Net income per OP Unit – basic:
Income from continuing operations available to OP Units	$0.38	$0.54	$0.69
Net gain on sales of discontinued operations	1.06	0.35	0.51
Discontinued operations, net	0.13	0.30	0.16
Cumulative effect of change in accounting principle	—	—	—

Net income per OP Unit – basic	$1.57	$1.19	$1.36

Net income per OP Unit – diluted:
Income from continuing operations available to OP Units	$0.38	$0.53	$0.68
Net gain on sales of discontinued operations	1.04	0.35	0.51
Discontinued operations, net	0.13	0.30	0.15
Cumulative effect of change in accounting principle	—	—	—

Net income per OP Unit – diluted	$1.55	$1.18	$1.34

Convertible preference units/interests that could be converted into 14,745,904, 15,335,977 and 15,461,626 weighted average Common Shares (which would be contributed to the Operating Partnership in exchange for OP Units) for the years ended December 31, 2003, 2002 and 2001, respectively, were outstanding but were not included in the computation of diluted earnings per OP Unit because the effects would be anti-dilutive.

For additional disclosures regarding the employee share options and restricted shares, see Notes 2 and 17.

16.                               Discontinued Operations

The Operating Partnership has presented separately as discontinued operations in all periods the results of operations for all consolidated assets disposed of on or after January 1, 2002 (the date of adoption of SFAS No. 144) through June 30, 2004.

The components of discontinued operations are outlined below and include the results of operations for the respective periods that the Operating Partnership owned such assets during each of the years ended December 31, 2003, 2002 and 2001.

	Year Ended December 31,
	2003	2002	2001
	(Amounts in thousands)
REVENUES
Rental income	$164,838	$281,078	$315,265
Furniture income	—	1,361	57,499
Total revenues	164,838	282,439	372,764

EXPENSES (1)
Property and maintenance	59,558	83,880	86,152
Real estate taxes and insurance	17,657	28,588	30,103
Property management	103	162	163
Depreciation	44,375	70,805	76,976
Furniture expenses	—	1,303	58,852
Impairment on furniture rental business	—	—	60,000
Amortization of goodwill	—	—	1,423
Total expenses	121,693	184,738	313,669

Discontinued operating income	43,145	97,701	59,095

Interest and other income	312	75	416
Interest (2):
Expense incurred, net	(4,597)	(8,975)	(13,953)
Amortization of deferred financing costs	(721)	(178)	(288)

Discontinued operations, net	$38,139	$88,623	$45,270

(1)                 Includes expenses paid in the current period for Wholly Owned Properties sold in prior periods related to the Operating Partnership’s period of ownership.

(2)                 Interest includes only specific amounts from each property sold.

For the properties sold during 2003 and the first six months of 2004, the investment in real estate, net of accumulated depreciation, and the mortgage notes payable balances at December 31, 2002 were $1.2 billion and $147.5 million, respectively.  For the properties sold during the first six months of 2004, the investment in real estate, net of accumulated depreciation, and the mortgage notes payable balances at December 31, 2003 were $303.9 million and $48.8 million, respectively.

During the year ended December 31, 2002, the Operating Partnership disposed of its furniture rental business for $30.0 million and received net proceeds of $28.7 million.  After giving effect to a previously recorded impairment loss, no gain/loss on sale was recognized as the net book value at the sale date approximated the sales price.

During the year ended December 31, 2001, the Operating Partnership recorded $60.0 million of asset impairment charges related to its furniture rental business.  These charges were the result of a review of the existing intangible and tangible assets reflected on the consolidated balance sheet as of September 30, 2001.  The Operating Partnership reviewed the current net book value taking into consideration existing business and economic conditions as well as projected cash flows.  The impairment loss includes the write-down of the following assets: a) goodwill of approximately $26.0 million; b) rental furniture, net of approximately $28.6 million; c) property and equipment, net of approximately $4.5 million; and d) other assets of approximately $0.9 million.

17.                               Share Incentive Plans

Any Common Shares issued pursuant to EQR’s incentive equity compensation and employee share purchase plans will result in the Operating Partnership issuing OP Units to EQR on a one-for-one basis, with the Operating Partnership receiving the net cash proceeds of such issuances.

On May 15, 2002, the shareholders of EQR approved the Company’s 2002 Share Incentive Plan.  The maximum aggregate number of awards that may be granted under this plan may not exceed 7.5% of the Company’s outstanding Common Shares calculated on a “fully diluted” basis and determined annually on the first day of each calendar year.  In January 2003, the Company filed a Form S-8 registration statement to register 23,125,828 Common Shares for issuance under this plan.  As of January 1, 2004, 22,736,239 shares were available for issuance under this plan.  No awards may be granted under the 2002 Share Incentive Plan after February 20, 2012.

Pursuant to the 2002 Share Incentive Plan and the Fifth Amended and Restated 1993 Share Option and Share Award Plan (collectively the “Share Incentive Plans”), officers, trustees, key employees and consultants of the Company may be offered the opportunity to acquire Common Shares through the grant of share options (“Options”) including non-qualified share options (“NQSOs”), incentive share options (“ISOs”) and share appreciation rights (“SARs”) or may be granted restricted or non-restricted shares.  Additionally, officers and key employees of the Company may be awarded Common Shares, subject to conditions and restrictions as described in the Share Incentive Plans.  Finally, certain executive officers of the Company are subject to the Company’s performance based restricted share plan.  Options, SARs, restricted shares and performance shares are sometimes collectively referred to herein as “Awards”.

The Options generally are granted at the fair market value of the Company’s Common Shares at the date of grant, vest over a three year period, are exercisable upon vesting and expire ten years from the date of grant.  The exercise price for all Options under the Share Incentive Plans shall not be less than the fair market value of the underlying Common Shares at the time the Option is granted.  The Fifth Amended and Restated 1993 Share Option and Share Award Plan will terminate at such time as all outstanding Awards have expired or have been exercised/vested.  The Board of Trustees may at any time amend or terminate the Share Incentive Plans, but termination will not affect Awards previously granted.  Any Options, which had vested prior to such a termination, would remain exercisable by the holder thereof.

As to the Options that have been granted through December 31, 2003, generally, one-third are exercisable one year after the initial grant, one-third are exercisable two years following the date such Options were granted and the remaining one-third are exercisable three years following the date such Options were granted.

As to the restricted shares that have been awarded through December 31, 2003, these shares generally vest three years from the award date.  During the three-year period of restriction, the employee receives quarterly dividend payments on their shares.  The Company’s unvested restricted shareholders receive dividends at the same rate and on the same date as any other Common Share holder.  In addition, the Company’s unvested restricted shareholders have the same voting rights as any other Common Share holder.  As a result, dividends paid on unvested restricted shares are included as a distribution in excess of accumulated earnings and have not been considered in reducing net income available to OP Units in a manner similar to the Operating Partnership’s preference unit dividends for the earnings per OP Unit calculation.  If employment is terminated prior to the lapsing of the restriction, the shares are canceled.

In addition, each year the Company’s executive officers receive performance-based awards.  Three years after grant, restricted shares may be issued based upon the total return (Common Share dividends and funds from operations (“FFO”) growth per share) of the Company. One-half of any such restricted shares are then subject to vesting over an additional two-year period.  The performance-based awards generally are expensed over a five-year period based upon the Company’s estimates of the number of shares expected to be awarded.

The following table summarizes information regarding both the restricted and performance-based share plans for the three years ended December 31, 2003, 2002 and 2001:

	EQR
	Restricted/
	Performance	Weighted
	Share Awards	Average	Compensation Expense
	Granted, Net of	Grant	General and	Property	Dividends
Year	Cancellations	Price	Administrative	Management	Incurred
2003	900,555	$23.58	$5.5 million	$5.6 million	$2.5 million
2002	885,967	$27.22	$16.2 million	$9.6 million	$2.9 million
2001	730,982	$25.98	$9.4 million	$8.9 million	$2.4 million

Prior to 2003, the Company had chosen to account for its stock-based compensation in accordance with APB No. 25, Accounting for Stock Issued to Employees,which resulted in no compensation expense for options issued with an exercise price equal to or exceeding the market value of the Company’s Common Shares on the date of grant (intrinsic method).  The Company has elected to account for its stock-based compensation in accordance with SFAS No. 123 and its amendment (SFAS No. 148), Accounting for Stock Based Compensation, effective in the first quarter of 2003, which resulted in compensation expense being recorded based on the fair value of the stock compensation granted.

Compensation expense related to restricted and performance-based share grants was previously recognized in accordance with APB No. 25.  The adoption of SFAS No. 123 does not significantly change the amount of compensation expense recognized for these grants.

See Note 2 for additional information regarding the Company’s stock-based compensation.

The table below summarizes the Option activity of the Share Incentive Plans and options assumed in connection with mergers (the “Merger Options”) for the three years ended December 31, 2003, 2002 and 2001:

	Common Shares Subject to Options	Weighted Average Exercise Price Per Option
Balance at December 31, 2000	12,683,447	$21.12
Options granted	2,844,838	$26.48
Options exercised	(3,125,870)	$20.31
Merger Options exercised	(57,660)	$15.26
Options canceled	(167,982)	$22.55
Merger Options canceled	(1,622)	$20.17

Balance at December 31, 2001	12,175,151	$22.59
Options granted	2,270,220	$27.24
Options exercised	(1,425,494)	$20.36
Merger Options exercised	(13,621)	$19.66
Options canceled	(177,536)	$24.90

Balance at December 31, 2002	12,828,720	$23.63

	Common Shares Subject to Options	Weighted Average Exercise Price Per Option
Options granted (1993 plan)	665,304	$23.55
Options granted (2002 plan)	2,217,124	$23.59
Options exercised (1993 plan)	(2,696,110)	$20.61
Options exercised (2002 plan)	(500,000)	$23.55
Merger Options exercised	(52,995)	$19.55
Options canceled (1993 plan)	(338,998)	$25.06
Options canceled (2002 plan)	(43,137)	$23.55

Balance at December 31, 2003	12,079,908	$24.27

The following table summarizes information regarding options outstanding at December 31, 2003:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Options	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
$8.91 to $11.88	1,476	2.1	$11.04	1,476	$11.04
$11.89 to $14.85	76,268	1.3	$14.05	76,268	$14.05
$14.86 to $17.82	424,402	2.1	$15.52	424,402	$15.52
$17.83 to $20.79	1,240,925	4.3	$20.32	1,236,202	$20.33
$20.80 to $23.76	3,459,811	8.0	$22.83	1,462,761	$21.86
$23.77 to $26.73	3,789,365	5.3	$25.54	3,370,552	$25.50
$26.74 to $29.70	3,087,661	7.9	$27.37	1,703,254	$27.42
$8.91 to $29.70	12,079,908	6.5	$24.27	8,274,915	$23.86

As of December 31, 2002 and 2001, 8,252,203 Options (with a weighted average exercise price of $22.25) and 7,291,897 Options (with a weighted average exercise price of $21.62) were exercisable, respectively.

18.                               Employee Plans

The Company established an Employee Share Purchase Plan (the “ESPP”) to provide employees and EQR trustees the ability to annually acquire up to $100,000 of Common Shares of EQR.  In 2003, EQR’s shareholders approved an increase in the aggregate number of EQR Common Shares available under the ESPP to 7,000,000 (from 2,000,000).  The Common Shares may be purchased quarterly at a price equal to 85% of the lesser of: (a) the closing price for a share on the last day of such quarter; and (b) the greater of: (i) the closing price for a share on the first day of such quarter, and (ii) the average closing price for a share for all the business days in the quarter.  During 2003, EQR issued 289,274 Common Shares at net prices that ranged from $20.64 per share to $24.74 per share and received proceeds of approximately $6.3 million.  During 2002, EQR issued 324,238 Common Shares at net prices that ranged from $21.65 per share to $24.43 per share and received proceeds of approximately $7.4 million.  During 2001, EQR issued

310,261 Common Shares at net prices that ranged from $21.76 per share to $23.69 per share and received proceeds of approximately $6.9 million.  The net proceeds were contributed to the Operating Partnership in exchange for OP Units.

The Company established a defined contribution plan (the “401(k) Plan”) to provide retirement benefits for employees that meet minimum employment criteria.  The Operating Partnership, on behalf of the Company, matches dollar for dollar up to the first 2% of eligible compensation that a participant contributes to the 401(k) Plan (4% for 2002 and prior years).  Participants are vested in the Company’s contributions over five years.  The Operating Partnership, on behalf of the Company, made contributions in the amount of $3.5 million and $3.1 million for the years ended December 31, 2002 and 2001, respectively, and expects to make contributions in the amount of approximately $2.7 million for the year ended December 31, 2003.

The Operating Partnership, on behalf of the Company, may also elect to make an annual discretionary profit-sharing contribution as a percentage of each individual employee’s eligible compensation under the 401(k) Plan.  The Operating Partnership, on behalf of the Company, made a contribution in the amount of $2.6 million for the year ended December 31, 2001.  The Operating Partnership, on behalf of the Company, did not make a contribution for both the years ended December 31, 2003 and 2002.

The Company established a supplemental executive retirement savings plan (the “SERP”) to provide certain officers and EQR trustees an opportunity to defer a portion of their eligible compensation in order to save for retirement and for the education of their children.  The SERP is restricted to investments in EQR Common Shares, certain marketable securities that have been specifically approved, and cash equivalents.  The deferred compensation liability represented in the SERP and the securities issued to fund such deferred compensation liability are consolidated by the Operating Partnership and carried on the Operating Partnership’s balance sheet, and the Company’s Common Shares held in the SERP are accounted for as a reduction to General Partner’s capital.

19.                               Distribution Reinvestment and Share Purchase Plan

On November 3, 1997, the Company filed with the SEC a Form S-3 Registration Statement to register 14,000,000 Common Shares pursuant to a Distribution Reinvestment and Share Purchase Plan (the “DRIP Plan”).  The registration statement was declared effective on November 25, 1997.

The DRIP Plan provides holders of record and beneficial owners of Common Shares and Preferred Shares with a simple and convenient method of investing cash distributions in additional Common Shares (which is referred to herein as the “Dividend Reinvestment – DRIP Plan”).  Common Shares may also be purchased on a monthly basis with optional cash payments made by participants in the DRIP Plan and interested new investors, not currently shareholders of EQR, at the market price of the Common Shares less a discount ranging between 0% and 5%, as determined in accordance with the DRIP Plan (which is referred to herein as the “Share Purchase – DRIP Plan”).  Common Shares purchased under the DRIP Plan may, at the option of EQR, be directly issued by EQR or purchased by EQR’s transfer agent in the open market using participants’ funds.  The net proceeds from any Common Share issuances are contributed to the Operating Partnership in exchange for OP Units.

20.                               Transactions with Related Parties

Pursuant to the terms of the partnership agreement for the Operating Partnership, the Operating Partnership is required to reimburse EQR for all expenses incurred by EQR in excess of income earned by EQR through its indirect 1% ownership of various entities.  Amounts paid on behalf of EQR are reflected in the consolidated statements of operations as general and administrative expenses.

The Operating Partnership provided asset and property management services to certain related entities for properties not owned by the Operating Partnership.  Fees received for providing such services were approximately $0.3 million, $0.7 million and $0.8 million for the years ended December 31, 2003, 2002 and 2001, respectively.

The Operating Partnership reimbursed EQR’s Chief Operating Officer for the actual operating costs (excluding acquisition costs) of operating his personal aircraft for himself and other employees on Operating Partnership business.  Amounts incurred were approximately $0.2 million, $0.5 million and $0.2 million for the years ended December 31, 2003, 2002 and 2001, respectively.

The Operating Partnership leases its corporate headquarters from an entity controlled by EQR’s Chairman of the Board of Trustees.  Amounts incurred for such office space for the years ended December 31, 2003, 2002 and 2001, respectively, were approximately $1.7 million, $1.6 million and $1.8 million.  The Operating Partnership believes these amounts equal market rates for such space.

The Operating Partnership leases space in an office building in Augusta, Georgia indirectly owned by one of EQR’s trustees since May 2003 and directly owned by an entity affiliated with the same EQR trustee from 1998 to 2003.  Amounts incurred for such office space were approximately $0.2 million, $0.1 million and $0.1 million for the years ended December 31, 2003, 2002 and 2001, respectively.  The Operating Partnership believes these amounts equal market rates for such space.

In prior years, the Company had the following additional related party transactions:

•                  Certain executive officers of EQR purchased Common Shares which were financed with loans made by the Company, all of which were repaid in full in 2002;

•                  The Operating Partnership made consulting payments to two former EQR trustees (individuals were trustees through May 2003) in the approximate amounts of $0.2 million and $0.4 million for the years ended December 31, 2002 and 2001, respectively; and

•                  The Operating Partnership paid legal fees to a law firm of which one of EQR’s former trustees (individual was a trustee through May 2002) is a partner in the approximate amounts of $0.3 million and $1.7 million for the years ended December 31, 2002 and 2001, respectively.

21.                               Commitments and Contingencies

The Operating Partnership, as an owner of real estate, is subject to various Federal, state and local environmental laws.  Compliance by the Operating Partnership with existing laws has not had a material adverse effect on the Operating Partnership.  However, the Operating Partnership cannot predict the impact of new or changed laws or regulations on its current properties or on properties that it may acquire in the future.

The Operating Partnership is a party to a class action lawsuit in Florida state court alleging that several of the types of fees that the Operating Partnership charged when residents breached their leases were illegal, as were all efforts to collect them.  The Operating Partnership is vigorously contesting the plaintiffs’ claims and has sought immediate appellate review of the 2003 class action certification decision.  Due to the uncertainty of many critical factual and legal issues, including the viability of the case as a class action, it is not possible to determine or predict the outcome.  While no assurances can be given, the Operating Partnership does not believe that this lawsuit, if adversely determined, will have a material adverse effect on the Operating Partnership.

The Operating Partnership does not believe there is any other litigation pending or threatened against the Operating Partnership which, individually or in the aggregate, reasonably may be expected to have a material adverse effect on the Operating Partnership.

As of December 31, 2003, the Operating Partnership has 13 projects in various stages of development with estimated completion dates ranging through June 30, 2005.  The three development agreements currently in place have the following key terms:

•                  The first development partner has the right, at any time following completion of a project, to stipulate a value for such project and offer to sell its interest in the project to the Operating Partnership based on such value.  If the Operating Partnership chooses not to purchase the interest, it must agree to a sale of the project to an unrelated third party at such value.  The Operating Partnership’s partner must exercise this right as to all projects within five years after the receipt of the final certificate of occupancy on the last developed property. In connection with this development agreement, the Operating Partnership has an obligation to provide up to $40.0 million in credit enhancements to guarantee a portion of the third party construction financing.  As of February 4, 2004, the Operating Partnership had set-aside $20.0 million towards this credit enhancement.  The Operating Partnership would be required to perform under this agreement only if there was a material default under a third party construction mortgage agreement.  This agreement expires no later than December 31, 2018.  Notwithstanding the termination of the agreement, the Operating Partnership shall have recourse against its development partner for any losses incurred.

•                  The second development partner has the right, at any time following completion of a project, to require the Operating Partnership to purchase the partners’ interest in that project at a mutually agreeable price.  If the Operating Partnership and the partner are unable to agree on a price, both parties will obtain appraisals.  If the appraised values vary by more than 10%, both the Operating Partnership and its partner will agree on a third appraiser to determine which original appraisal is closest to its determination of value.  The Operating Partnership may elect at that time not to purchase the property and instead, authorize its partner to sell the project at or above the agreed-upon value to an unrelated third party.  Five years following the receipt of the final certificate of occupancy on the last developed property, the Operating Partnership must purchase, at the agreed-upon price, any projects remaining unsold.

•                  The third development partner has the exclusive right for six months following stabilization (generally defined as having achieved 90% occupancy for three consecutive months following the substantial completion of a project) to market a project for sale.  Thereafter, either the Operating Partnership or its development partner may market a project for sale.  If the Operating Partnership’s development partner proposes the sale, the Operating Partnership may elect to purchase the project at the price proposed by its partner or defer the sale until two independent appraisers appraise the project.  If the two appraised values vary by more than 5%, a third appraiser will be chosen to determine the fair market value of the property.  Once a value has been determined, the Operating Partnership may elect to purchase the property or authorize its development partner to sell the project at the agreed-upon value.

In connection with one of its mergers, the Operating Partnership provided a guaranty of a credit enhancement agreement with respect to certain tax-exempt bonds issued to finance certain public improvements at a multifamily development project.  The Operating Partnership has the obligation to provide this guaranty for a period of eight years from the consummation of the merger or through May 2005.  The Operating Partnership would be required to perform under this guaranty only if there was a draw on the letter of credit issued by the credit enhancement party.  The counterparty has also indemnified the Operating Partnership for any losses suffered.  As of December 31, 2003, this guaranty was still in effect at a commitment amount of $12.7 million and no current outstanding liability.

During the years ended December 31, 2003, 2002 and 2001, total operating lease payments incurred for office space, including a portion of real estate taxes, insurance, repairs and utilities, aggregated

$4,985,899, $4,709,363 and $4,929,018, respectively.

The minimum basic aggregate rental commitment under the Operating Partnership’s operating leases, including fixed base rent due on a ground lease for one property, in years following December 31, 2003 is as follows:

Year	Amount
2004	$4,834,842
2005	3,915,366
2006	2,852,105
2007	2,376,432
2008	2,242,893
Thereafter	8,364,631
Total	$24,586,269

The Company has entered into a retirement benefits agreement with its Chairman of the Board of Trustees and deferred compensation agreements with two of its executive officers and its former chief executive officer.  During the years ended December 31, 2003, 2002 and 2001, the Operating Partnership recognized compensation expense of $3.0 million, $5.1 million and $3.7 million, respectively, related to these agreements.  The projected commitments under these agreements based on estimated retirement dates are:

Year	Amount
2004	$831,168
2005	1,376,132
2006	1,410,536
2007	2,214,549
2008	2,269,913
Thereafter	20,972,730
Total	$29,075,028

22.                               Asset Impairment

For the years ended December 31, 2003, 2002 and 2001, the Operating Partnership recorded approximately $1.2 million, $1.2 million and $11.8 million, respectively, of asset impairment charges related to its technology investments. These charges were the result of a review of the existing investments reflected on the consolidated balance sheet.  These impairment losses are reflected on the consolidated statements of operations in total expenses and include the write-down of assets classified as other assets and investments in unconsolidated entities.

For the year ended December 31, 2002, the Company recorded approximately $17.1 million of asset impairment charges related to its corporate housing business.  Following the guidance in SFAS No. 142, these charges were the result of the Company’s decision to reduce the carrying value of its corporate housing business to $30.0 million, given the continued weakness in the economy and management’s expectations for near-term performance.  This impairment loss is reflected on the consolidated statements of operations as impairment on corporate housing business and on the consolidated balance sheets as a reduction in goodwill, net.

23.                               Reportable Segments

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by senior management.  Senior management decides how resources are allocated and assesses performance on a monthly basis.

The Operating Partnership’s primary business is owning, managing, and operating multifamily residential properties, which includes the generation of rental and other related income through the leasing of apartment units to residents and includes ECH.  Senior management evaluates the performance of each of our apartment communities on an individual basis; however, each of our apartment communities has similar economic characteristics, residents, and products and services so they have been aggregated into one reportable segment.  The Operating Partnership’s rental real estate segment comprises approximately 99.2%, 99.5% and 99.1% of total revenues for the years ended December 31, 2003, 2002 and 2001, respectively.  The Operating Partnership’s rental real estate segment comprises approximately 99.7% and 99.7% of total assets at December 31, 2003 and 2002, respectively.

The primary financial measure for the Operating Partnership’s rental real estate segment is net operating income (“NOI”), which represents rental income less: 1) property and maintenance expense; 2) real estate taxes and insurance expense; and 3) property management expense (all as reflected in the accompanying statements of operations).  The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Operating Partnership’s apartment communities.  Current year NOI is compared to prior year NOI and current year budgeted NOI as a measure of financial performance.  NOI from our rental real estate totaled approximately $1.0 billion, $1.0 billion, and $1.1 billion for the years ended December 31, 2003, 2002 and 2001, respectively.

During the acquisition, development and/or disposition of real estate, the Operating Partnership considers its NOI return on total investment as the primary measure of financial performance.

The Operating Partnership’s fee and asset management activity is immaterial and does not meet the threshold requirements of a reportable segment as provided for in SFAS No. 131.

All revenues are from external customers and there is no customer who contributed 10% or more of the Operating Partnership’s total revenues during the three years ended December 31, 2003, 2002 or 2001.

24.                               Subsequent Events/Other

Subsequent to December 31, 2003 and through February 4, 2004, the Operating Partnership:

•                  Acquired four properties (including two additional units at an existing property) consisting of 1,130 units for approximately $151.3 million;

•                  Assumed $36.9 million of mortgage debt on one property in connection with its acquisition;

•                  Disposed of twelve properties (including one Unconsolidated Property) and various individual condominium units consisting of 2,972 units for approximately $140.9 million;

•                  Obtained $16.5 million in new mortgage financing; and

•                  Repaid $50.0 million of mortgage loans.

25.                               Quarterly Financial Data (Unaudited)

The following unaudited quarterly data has been prepared on the basis of a December 31 year-end.  All amounts have also been restated in accordance with the discontinued operations provisions of SFAS No 144 and reflect dispositions through June 30, 2004.  Amounts are in thousands, except for per OP Unit amounts.

2003	Fourth Quarter 12/31	Third Quarter 9/30	Second Quarter 6/30	First Quarter 3/31
Total revenues (1)	$443,889	$443,740	$440,123	$432,800
Operating income (1)	131,417	138,853	143,374	135,327
Income from continuing operations (1)	46,047	60,380	63,836	59,397
Net gain on sales of discontinued operations	91,731	77,983	70,320	70,672
Discontinued operations, net (1)	4,282	8,063	11,406	14,388
Net income *	142,060	146,426	145,562	144,457
Net income available to OP Units	97,967	121,728	121,325	120,277
Earnings per OP Unit – basic:
Net income available to OP Units	$0.33	$0.41	$0.41	$0.41
Weighted average OP Units outstanding	296,371	295,032	293,696	292,949
Earnings per OP Unit – diluted:
Net income available to OP Units	$0.33	$0.41	$0.41	$0.41
Weighted average OP Units outstanding	299,516	297,941	299,217	297,646

(1)                    The amounts presented for the quarters of 2003 are not equal to the same amounts reported in previous filings with the SEC for each period as a result of changes in discontinued operations due to additional property sales which occurred throughout 2003 and the first six months of 2004.  Below is a reconciliation to the amounts previously reported:

2003	Fourth Quarter 12/31	Third Quarter 9/30	Second Quarter 6/30	First Quarter 3/31

Total revenues previously reported	$459,521	$472,976	$479,357	$482,707
Total revenues subsequently reclassified to discontinued operations	(15,632)	(29,236)	(39,234)	(49,907)

Adjusted total revenues	$443,889	$443,740	$440,123	$432,800

Operating income previously reported	$136,057	$147,635	$155,638	$151,039
Operating income subsequently reclassified to discontinued operations	(4,640)	(8,782)	(12,264)	(15,712)

Adjusted operating income	$131,417	$138,853	$143,374	$135,327

Income from continuing operations previously reported	$50,273	$68,450	$75,105	$73,369
Income from continuing operations subsequently reclassified to discontinued operations	(4,226)	(8,070)	(11,269)	(13,972)

Adjusted income from continuing operations	$46,047	$60,380	$63,836	$59,397

Discontinued operations, net previously reported	$56	$(7)	$137	$416
Discontinued operations, net from properties sold subsequent to the respective reporting period	4,226	8,070	11,269	13,972

Adjusted discontinued operations, net	$4,282	$8,063	$11,406	$14,388

2002	Fourth Quarter 12/31	Third Quarter 9/30	Second Quarter 6/30	First Quarter 3/31
Total revenues (2)	$432,117	$439,282	$438,396	$434,897
Operating income (2)	140,319	130,838	153,908	151,765
Income from continuing operations (2)	65,117	41,059	71,192	77,888
Net gain on sales of discontinued operations	43,087	32,763	25,630	2,816
Discontinued operations, net (2)	18,068	20,122	23,818	26,615
Net income *	126,272	93,944	120,640	107,319
Net income available to OP Units	102,090	69,756	96,384	82,794
Earnings per OP Unit – basic:
Net income available to OP Units	$0.35	$0.24	$0.33	$0.28
Weighted average OP Units outstanding	292,125	296,519	295,799	294,106
Earnings per OP Unit – diluted:
Net income available to OP Units	$0.35	$0.23	$0.32	$0.28
Weighted average OP Units outstanding	294,714	299,057	299,494	297,229

(2)                    The amounts presented for the quarters of 2002 are not equal to the same amounts reported in previous filings with the SEC for each period as a result of changes in discontinued operations due to additional property sales which occurred throughout the first six months of 2004 and the full years of 2003 and 2002 and the Operating Partnership’s adoption of SFAS No. 145 related to extraordinary items.  Below is a reconciliation to the amounts previously reported:

2002	Fourth Quarter 12/31	Third Quarter 9/30	Second Quarter 6/30	First Quarter 3/31
Total revenues previously reported	$447,834	$504,500	$509,507	$512,094
Total revenues subsequently reclassified to discontinued operations	(15,717)	(65,218)	(71,111)	(77,197)

Adjusted total revenues	$432,117	$439,282	$438,396	$434,897

Operating income previously reported	$145,017	$152,225	$179,385	$181,325
Operating income subsequently reclassified to discontinued operations	(4,698)	(21,387)	(25,477)	(29,560)

Adjusted operating income	$140,319	$130,838	$153,908	$151,765

Income from continuing operations previously reported	$69,089	$60,835	$94,846	$104,323
Income from continuing operations subsequently reclassified to discontinued operations	(3,972)	(19,776)	(23,283)	(26,338)
Extraordinary items for early debt extinguishment reclassified to interest expense	—	—	(371)	(97)
Adjusted income from continuing operations	$65,117	$41,059	$71,192	$77,888

Discontinued operations, net previously reported	$14,096	$346	$535	$277
Discontinued operations, net from properties sold subsequent to the respective reporting period	3,972	19,776	23,283	26,338

Adjusted discontinued operations, net	$18,068	$20,122	$23,818	$26,615

* The Operating Partnership did not have any extraordinary items or cumulative effect of change in accounting principle during the years ended December 31, 2003 and 2002.  Therefore, income before extraordinary items and cumulative effect of change in accounting principle is not shown as it was equal to the net income amounts disclosed above.

9769-1-mm-3.doc - ScheduleIiiRealEstateAndAccumulat

ERP OPERATING LIMITED PARTNERSHIP

Schedule III - Real Estate and Accumulated Depreciation

December 31, 2003

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
2300 Elliott	Seattle, WA	$—		$796,800	$7,173,725	$—	$4,276,332
2900 on First	Seattle, WA (G)	—		1,177,700	10,600,360	—	3,002,402
740 River Drive	St. Paul, MN	5,862,603		1,626,700	11,234,943	—	2,307,093
929 House	Cambridge, MA (G)	4,613,937		3,252,993	21,745,595	—	908,501
Abington Glen	Abington, MA	—		553,105	3,697,396	—	208,005
Acacia Creek	Scottsdale, AZ	—		4,964,970	28,694,155	—	1,519,060
Acadia Court	Bloomington, IN	1,961,696		257,484	2,268,653	—	382,335
Acadia Court II	Bloomington, IN	—		253,636	2,234,632	—	224,035
Adelaide Park	Norcross, GA	—		2,546,500	11,009,666	—	1,248,772
Alborada	Fremont, CA	—		24,310,000	59,214,129	—	760,876
Ambergate (FL)	W. Palm Beach, FL	—		730,000	1,687,743	—	159,184
Amberidge	Roseville, MI	—		130,844	1,152,880	—	132,592
Amberton	Manassas, VA	10,705,000		900,600	9,072,492	—	1,089,029
Amberwood (OH)	Massillon, OH	813,763		126,227	1,112,289	—	214,821
Amesbury I	Reynoldsbury, OH	1,194,940		143,039	1,260,233	—	200,427
Amesbury II	Reynoldsbury, OH	—		180,588	1,591,229	—	180,897
Amhurst (Tol)	Toledo, OH	—		161,854	1,426,108	—	123,143
Amhurst I (OH)	Dayton, OH	—		152,574	1,344,353	—	247,782
Amhurst II (OH)	Dayton, OH	—		159,416	1,404,632	—	166,442
Andover Court	Mt. Vernon, OH	—		123,875	1,091,272	—	193,855
Annhurst (IN)	Indianapolis, IN	1,204,270		189,235	1,667,469	—	227,393
Annhurst (MD) (REIT)	Belcamp, MD	1,240,881		232,575	2,093,165	—	176,023
Annhurst (PA)	Clairton, PA	—		307,952	2,713,397	—	318,343
Annhurst II (OH)	Gahanna, OH	—		116,739	1,028,595	—	196,057
Annhurst III (OH)	Gahanna, OH	—		134,788	1,187,629	—	131,751
Apple Ridge I	Circleville, OH	1,008,377		139,300	1,227,582	—	206,724
Apple Ridge III	Circleville, OH	—		72,585	639,356	—	73,805
Applegate (Col)	Columbus, IN	—		171,829	1,514,002	—	97,369
Applegate I (IN)	Muncie, IN	877,129		138,506	1,220,386	—	205,064
Applegate II (IN)	Muncie, IN	1,202,296		180,017	1,586,143	—	243,480
Applewood I	Deland, FL	2,056,168		235,230	2,072,994	—	477,344
Aragon Woods	Indianapolis, IN	—		157,791	1,390,010	—	96,387
Arbor Glen	Ypsilanti, MI	6,573,553		1,096,064	9,887,635	—	1,226,299
Arbor Terrace	Sunnyvale, CA		(R)	9,057,300	18,483,642	—	669,641
Arboretum (GA)	Atlanta, GA	—		4,682,300	15,913,018	—	1,407,580
Arboretum (MA)	Canton, MA		(M)	4,685,900	10,992,751	—	647,767
Arboretum at Stonelake	Austin, TX	—		6,120,000	24,068,145	—	(800)
Arbors of Brentwood	Nashville, TN		(K)	404,670	13,536,367	—	2,379,128
Arbors of Hickory Hollow	Antioch, TN		(K)	202,985	6,937,209	—	2,816,341
Arbors of Las Colinas	Irving, TX	—		1,663,900	14,977,080	—	2,568,765
Artisan Square	Northridge, CA	—		7,000,000	20,562,359	—	44,551
Ashford Hill	Reynoldsbury, OH	1,333,498		184,985	1,630,021	—	272,078
Ashgrove (IN)	Indianapolis, IN	—		172,924	1,523,549	—	132,766
Ashgrove (KY)	Louisville, KY	—		171,816	1,514,034	—	191,913
Ashgrove (OH)	Franklin, OH	1,194,739		157,535	1,387,687	—	205,653
Ashgrove I (MI)	Sterling Hts, MI	3,078,695		403,580	3,555,988	—	402,134
Ashgrove II (MI)	Sterling Hts, MI	2,177,239		311,912	2,748,287	—	238,814
Ashton, The	Corona Hills, CA	—		2,594,264	33,042,398	—	1,659,606
Aspen Crossing	Silver Spring, MD	—		2,880,000	8,551,377	—	960,995
Astorwood (REIT)	Stuart, FL	1,559,665		233,150	2,098,338	—	272,479
Audubon Village	Tampa, FL	—		3,576,000	26,121,909	—	915,092
Autumn Cove	Lithonia, GA	—		187,220	1,649,515	—	118,326
Auvers Village	Orlando, FL	—		3,840,000	29,322,243	—	1,882,818
Avon Place	Avon, CT		(P)	1,788,943	12,323,920	—	156,590
Balaton Condominium, LLC	Seattle, WA			654,550	6,073,987	—	609,467
Balcones Club	Austin, TX	—		2,185,500	10,119,232	—	1,447,896
Barcelona Condominium, LLC	Scottsdale, AZ			1,156,886	6,699,584	—	948,140
Barrington	Clarkston, GA	965,951		144,459	1,272,842	—	213,638
Bay Ridge	San Pedro, CA	—		2,401,300	2,176,963	—	332,648
Bayside at the Islands	Gilbert, AZ	—		3,306,484	15,573,006	—	1,081,961
Beach Club	Fort Myers, FL	—		2,080,000	14,800,928	—	1,443,661
Beckford Place (IN)	New Castle, IN	678,878		99,046	872,702	—	140,699
Beckford Place (Pla)	The Plains, OH	—		161,161	1,420,002	—	163,521
Beckford Place I (OH)	N Canton, OH	—		168,426	1,484,248	—	203,219
Beckford Place II (OH)	N Canton, OH	—		172,134	1,516,691	—	133,866
Bel Aire I	Miami, FL	—		188,343	1,658,995	—	230,005
Bel Aire II	Miami, FL	—		136,416	1,201,075	—	178,206
Bell Road I & II	Nashville, TN	—		3,100,000	1,120,214	—	—
Bellevue Meadows	Bellevue, WA	—		4,507,100	12,574,814	—	517,895
Belmont Crossing	Riverdale, GA	—		1,580,000	18,449,045	—	928,857
Beneva Place	Sarasota, FL	8,700,000		1,344,000	9,665,447	—	461,730

Description		Gross Amount Carried at Close of Period 12/31/03						Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction		Latest Income Statement (C)
2300 Elliott	Seattle, WA	$796,800	$11,450,058	$12,246,858	$(3,995,994)	1992		30 Years
2900 on First	Seattle, WA (G)	1,177,700	13,602,762	14,780,462	(4,148,864)	1989-91		30 Years
740 River Drive	St. Paul, MN	1,626,700	13,542,036	15,168,736	(3,580,156)	1962		30 Years
929 House	Cambridge, MA (G)	3,252,993	22,654,096	25,907,089	(2,563,429)	1975		30 Years
Abington Glen	Abington, MA	553,105	3,905,401	4,458,507	(492,539)	1968		30 Years
Acacia Creek	Scottsdale, AZ	4,964,970	30,213,215	35,178,185	(6,962,258)	1988-1994		30 Years
Acadia Court	Bloomington, IN	257,484	2,650,987	2,908,471	(503,021)	1985		30 Years
Acadia Court II	Bloomington, IN	253,636	2,458,666	2,712,302	(432,875)	1986		30 Years
Adelaide Park	Norcross, GA	2,546,500	12,258,438	14,804,938	(2,815,895)	1972/1976		30 Years
Alborada	Fremont, CA	24,310,000	59,975,005	84,285,005	(7,843,083)	1999		30 Years
Ambergate (FL)	W. Palm Beach, FL	730,000	1,846,927	2,576,927	(260,406)	1987		30 Years
Amberidge	Roseville, MI	130,844	1,285,472	1,416,316	(223,529)	1985		30 Years
Amberton	Manassas, VA	900,600	10,161,521	11,062,121	(3,331,324)	1986		30 Years
Amberwood (OH)	Massillon, OH	126,227	1,327,110	1,453,337	(240,379)	1987		30 Years
Amesbury I	Reynoldsbury, OH	143,039	1,460,660	1,603,700	(263,441)	1986		30 Years
Amesbury II	Reynoldsbury, OH	180,588	1,772,126	1,952,714	(307,145)	1987		30 Years
Amhurst (Tol)	Toledo, OH	161,854	1,549,250	1,711,104	(252,346)	1983		30 Years
Amhurst I (OH)	Dayton, OH	152,574	1,592,135	1,744,708	(313,523)	1979		30 Years
Amhurst II (OH)	Dayton, OH	159,416	1,571,074	1,730,491	(278,291)	1981		30 Years
Andover Court	Mt. Vernon, OH	123,875	1,285,127	1,409,002	(240,743)	1982		30 Years
Annhurst (IN)	Indianapolis, IN	189,235	1,894,862	2,084,097	(359,205)	1985		30 Years
Annhurst (MD) (REIT)	Belcamp, MD	232,575	2,269,188	2,501,763	(249,373)	1984		30 Years
Annhurst (PA)	Clairton, PA	307,952	3,031,739	3,339,692	(521,912)	1984		30 Years
Annhurst II (OH)	Gahanna, OH	116,739	1,224,652	1,341,390	(233,009)	1986		30 Years
Annhurst III (OH)	Gahanna, OH	134,788	1,319,381	1,454,169	(225,842)	1988		30 Years
Apple Ridge I	Circleville, OH	139,300	1,434,306	1,573,606	(239,599)	1987		30 Years
Apple Ridge III	Circleville, OH	72,585	713,161	785,746	(116,288)	1982		30 Years
Applegate (Col)	Columbus, IN	171,829	1,611,371	1,783,200	(277,781)	1982		30 Years
Applegate I (IN)	Muncie, IN	138,506	1,425,450	1,563,955	(250,665)	1984		30 Years
Applegate II (IN)	Muncie, IN	180,017	1,829,623	2,009,640	(306,006)	1987		30 Years
Applewood I	Deland, FL	235,230	2,550,338	2,785,569	(546,007)	1982		30 Years
Aragon Woods	Indianapolis, IN	157,791	1,486,397	1,644,188	(262,387)	1986		30 Years
Arbor Glen	Ypsilanti, MI	1,096,064	11,113,934	12,209,998	(2,692,814)	1990		30 Years
Arbor Terrace	Sunnyvale, CA	9,057,300	19,153,283	28,210,583	(3,822,766)	1979		30 Years
Arboretum (GA)	Atlanta, GA	4,682,300	17,320,598	22,002,898	(4,191,166)	1970		30 Years
Arboretum (MA)	Canton, MA	4,685,900	11,640,518	16,326,418	(2,429,558)	1989		30 Years
Arboretum at Stonelake	Austin, TX	6,120,000	24,067,345	30,187,345	—	1996		30 Years
Arbors of Brentwood	Nashville, TN	404,670	15,915,494	16,320,164	(6,059,151)	1986		30 Years
Arbors of Hickory Hollow	Antioch, TN	202,985	9,753,550	9,956,535	(4,389,308)	1986		30 Years
Arbors of Las Colinas	Irving, TX	1,663,900	17,545,845	19,209,745	(6,758,807)	1984/85		30 Years
Artisan Square	Northridge, CA	7,000,000	20,606,910	27,606,910	(787,661)	2002		30 Years
Ashford Hill	Reynoldsbury, OH	184,985	1,902,099	2,087,085	(351,430)	1986		30 Years
Ashgrove (IN)	Indianapolis, IN	172,924	1,656,314	1,829,238	(273,423)	1983		30 Years
Ashgrove (KY)	Louisville, KY	171,816	1,705,947	1,877,763	(285,453)	1984		30 Years
Ashgrove (OH)	Franklin, OH	157,535	1,593,340	1,750,875	(280,186)	1983		30 Years
Ashgrove I (MI)	Sterling Hts, MI	403,580	3,958,122	4,361,702	(641,497)	1985		30 Years
Ashgrove II (MI)	Sterling Hts, MI	311,912	2,987,101	3,299,014	(470,020)	1987		30 Years
Ashton, The	Corona Hills, CA	2,594,264	34,702,004	37,296,268	(7,835,651)	1986		30 Years
Aspen Crossing	Silver Spring, MD	2,880,000	9,512,372	12,392,372	(1,922,936)	1979		30 Years
Astorwood (REIT)	Stuart, FL	233,150	2,370,818	2,603,968	(274,020)	1983		30 Years
Audubon Village	Tampa, FL	3,576,000	27,037,001	30,613,001	(5,418,687)	1990		30 Years
Autumn Cove	Lithonia, GA	187,220	1,767,841	1,955,061	(286,946)	1985		30 Years
Auvers Village	Orlando, FL	3,840,000	31,205,060	35,045,060	(6,125,041)	1991		30 Years
Avon Place	Avon, CT	1,788,943	12,480,510	14,269,454	(1,426,271)	1973		30 Years
Balaton Condominium, LLC	Seattle, WA	654,550	6,683,454	7,338,004	(1,447,780)	1991		30 Years
Balcones Club	Austin, TX	2,185,500	11,567,127	13,752,627	(2,981,654)	1984		30 Years
Barcelona Condominium, LLC	Scottsdale, AZ	1,156,886	7,647,723	8,804,609	(1,487,393)	1983		30 Years
Barrington	Clarkston, GA	144,459	1,486,480	1,630,939	(246,965)	1984		30 Years
Bay Ridge	San Pedro, CA	2,401,300	2,509,611	4,910,911	(654,454)	1987		30 Years
Bayside at the Islands	Gilbert, AZ	3,306,484	16,654,967	19,961,451	(3,890,055)	1989		30 Years
Beach Club	Fort Myers, FL	2,080,000	16,244,589	18,324,589	(3,379,435)	1990		30 Years
Beckford Place (IN)	New Castle, IN	99,046	1,013,401	1,112,447	(171,254)	1984		30 Years
Beckford Place (Pla)	The Plains, OH	161,161	1,583,523	1,744,684	(259,990)	1982		30 Years
Beckford Place I (OH)	N Canton, OH	168,426	1,687,467	1,855,893	(283,649)	1983		30 Years
Beckford Place II (OH)	N Canton, OH	172,134	1,650,557	1,822,691	(265,118)	1985		30 Years
Bel Aire I	Miami, FL	188,343	1,889,001	2,077,343	(313,797)	1985		30 Years
Bel Aire II	Miami, FL	136,416	1,379,281	1,515,698	(228,708)	1986		30 Years
Bell Road I & II	Nashville, TN	3,100,000	1,120,214	4,220,214	—		(F)	30 Years
Bellevue Meadows	Bellevue, WA	4,507,100	13,092,709	17,599,809	(2,660,846)	1983		30 Years
Belmont Crossing	Riverdale, GA	1,580,000	19,377,902	20,957,902	(3,743,496)	1988		30 Years
Beneva Place	Sarasota, FL	1,344,000	10,127,176	11,471,176	(2,033,316)	1986		30 Years

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
Bermuda Cove	Jacksonville, FL	—		1,503,000	19,561,896	—	1,098,422
Berry Pines	Milton, FL	—		154,086	1,299,939	—	300,396
Bishop Park	Winter Park, FL	—		2,592,000	17,990,436	—	1,783,145
Blue Swan	San Antonio, TX	—		1,425,500	7,591,292	—	902,277
Blueberry Hill I	Leesburg, FL	—		140,370	1,236,710	—	139,490
Bourbon Square	Palatine, IL	—		3,899,744	35,113,276	—	7,105,768
Bradford Apartments	Newington, CT		(P)	401,091	2,681,210	—	145,061
Bramblewood	San Jose, CA	—		5,190,700	9,659,184	—	357,254
Branchwood	Winter Park, FL	—		324,069	2,855,397	—	404,748
Brandon Court	Bloomington, IN	—		170,636	1,503,487	—	328,590
Brentwood	Vancouver, WA	—		1,357,221	12,202,521	—	1,563,872
Breton Mill	Houston, TX	—		212,820	8,547,263	—	1,467,570
Briar Knoll Apts	Vernon, CT	5,834,372		928,972	6,209,988	—	304,961
Briarwood (CA)	Sunnyvale, CA	13,461,081		9,991,500	22,247,278	—	488,678
Bridford Lakes II	Greensboro, NC	—		1,100,564	792,509	—	—
Bridgeport	Raleigh, NC	—		1,296,700	11,666,278	—	1,182,417
Bridgewater at Wells Crossing	Orange Park, FL	—		2,160,000	13,347,549	—	849,503
Brierwood	Jacksonville, FL	—		551,900	4,965,856	—	1,476,043
Brittany Square	Tulsa, OK			625,000	4,050,961	—	1,546,569
Broadview Oaks (REIT)	Pensacola, FL	1,809,495		201,000	1,809,185	—	197,489
Broadway	Garland, TX	5,808,011		1,443,700	7,790,989	—	1,210,692
Brookdale Village	Naperville, IL	10,820,000		3,276,000	16,293,471	—	1,082,861
Brookridge	Centreville, VA	—		2,521,500	16,003,839	—	1,029,607
Brookside (CO)	Boulder, CO	—		3,600,400	10,211,159	—	318,889
Brookside (MD)	Frederick, MD	8,170,000		2,736,000	7,934,517	—	852,542
Brookside Crossing I	Stockton, CA	5,239,175		625,000	4,656,691	—	568,790
Brookside Crossing II	Stockton, CA	4,285,825		770,000	4,210,036	—	707,853
Brookside II (MD)	Frederick, MD	—		2,450,800	6,913,202	—	929,490
Brooksyde Apts	West Hartford, CT		(P)	594,711	3,975,523	—	256,282
Burgundy Studios	Middletown, CT		(P)	395,238	2,642,087	—	169,797
Burwick Farms	Howell, MI		(Q)	1,104,600	9,932,207	—	707,547
Cambridge at Hickory Hollow	Antioch, TN		(J)	3,240,800	17,900,033	—	880,952
Cambridge Commons I	Indianapolis, IN	—		179,139	1,578,077	—	407,542
Cambridge Commons II	Indianapolis, IN	827,229		141,845	1,249,511	—	306,740
Cambridge Commons III	Indianapolis, IN	—		98,125	864,738	—	266,590
Cambridge Estates	Norwich,CT	—		590,185	3,945,265	—	189,836
Camellero	Scottsdale, AZ	—		1,924,900	17,324,593	—	3,796,150
Camellia Court I (Col)	Columbus, OH	—		133,059	1,172,393	—	180,483
Camellia Court I (Day)	Dayton, OH	1,039,326		131,858	1,162,066	—	191,240
Camellia Court II (Col)	Columbus, OH	896,525		118,421	1,043,417	—	200,774
Camellia Court II (Day)	Dayton, OH	—		131,571	1,159,283	—	127,075
Candlelight I	Brooksville, FL	573,308		105,000	925,167	—	123,316
Candlelight II	Brooksville, FL	565,582		95,061	837,593	—	145,385
Canterbury	Germantown, MD	31,680,000		2,781,300	28,442,498	—	2,577,530
Canterbury Crossings	Lake Mary, FL	—		273,671	2,411,538	—	133,225
Canyon Creek (CA)	San Ramon, CA	28,000,000		5,425,000	16,989,210	—	612,263
Canyon Crest	Santa Clarita, CA	—		2,370,000	10,141,878	—	606,409
Canyon Ridge	San Diego, CA	—		4,869,448	11,955,064	—	632,380
Capital Ridge (REIT)	Tallahassee, FL	—		177,900	1,601,157	—	161,004
Carlyle	Dallas, TX	8,390,752		1,890,000	14,148,059	—	54,824
Carlyle Mill	Alexandria, VA	—		10,000,000	51,368,058	—	30,760
Carmel Terrace	San Diego, CA	—		2,288,300	20,596,281	—	1,293,270
Carriage Hill	Dublin, GA	—		131,911	1,162,577	—	91,057
Casa Capricorn	San Diego, CA	—		1,262,700	11,365,093	—	1,523,245
Casa Ruiz	San Diego, CA	—		3,922,400	9,389,153	—	1,416,601
Cascade at Landmark	Alexandria, VA	—		3,603,400	19,657,554	—	1,915,252
Catalina Shores	Las Vegas, NV	—		1,227,000	11,042,867	—	1,278,659
Cedar Glen	Reading, MA	3,829,887		1,248,505	8,346,003	—	225,439
Cedar Hill	Knoxville, TN	1,413,125		204,792	1,804,444	—	167,656
Cedargate (GA)	Lawrenceville, GA	—		205,043	1,806,656	—	117,345
Cedargate (MI)	Michigan City, IN	756,761		120,378	1,060,663	—	117,564
Cedargate (She)	Shelbyville, KY	1,121,367		158,685	1,398,041	—	210,089
Cedargate I (Cla)	Clayton, OH	1,170,576		159,599	1,406,493	—	203,512
Cedargate I (IN)	Bloomington, IN	—		191,650	1,688,648	—	192,915
Cedargate I (OH)	Lancaster, OH	2,178,669		240,587	2,119,432	—	335,895
Cedargate II (IN)	Bloomington, IN	—		165,041	1,454,189	—	133,663
Cedargate II (OH)	Lancaster, OH	678,066		87,618	771,912	—	107,351
Cedarwood I (FL)	Ocala, FL	104,000		119,470	1,052,657	—	173,223
Cedarwood I (IN)	Goshen, IN	1,813,591		251,745	2,218,126	—	313,959
Cedarwood I (KY)	Lexington, KY	—		106,681	939,874	—	177,739
Cedarwood II (FL)	Ocala, FL	—		98,372	866,769	—	74,262
Cedarwood II (KY)	Lexington, KY	969,000		106,724	940,357	—	163,842
Cedarwood III (KY)	Lexington, KY	—		102,491	902,659	—	115,504

Description		Gross Amount Carried at Close of Period 12/31/03						Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction		Latest Income Statement (C)
Bermuda Cove	Jacksonville, FL	1,503,000	20,660,318	22,163,318	(4,066,923)	1989		30 Years
Berry Pines	Milton, FL	154,086	1,600,334	1,754,420	(319,237)	1985		30 Years
Bishop Park	Winter Park, FL	2,592,000	19,773,581	22,365,581	(4,171,714)	1991		30 Years
Blue Swan	San Antonio, TX	1,425,500	8,493,569	9,919,069	(2,253,308)	1985-1994		30 Years
Blueberry Hill I	Leesburg, FL	140,370	1,376,200	1,516,570	(250,123)	1986		30 Years
Bourbon Square	Palatine, IL	3,899,744	42,219,044	46,118,788	(16,733,128)	1984-87		30 Years
Bradford Apartments	Newington, CT	401,091	2,826,271	3,227,362	(345,758)	1964		30 Years
Bramblewood	San Jose, CA	5,190,700	10,016,438	15,207,138	(2,039,368)	1986		30 Years
Branchwood	Winter Park, FL	324,069	3,260,145	3,584,214	(560,089)	1981		30 Years
Brandon Court	Bloomington, IN	170,636	1,832,077	2,002,712	(340,335)	1984		30 Years
Brentwood	Vancouver, WA	1,357,221	13,766,393	15,123,615	(4,637,448)	1990		30 Years
Breton Mill	Houston, TX	212,820	10,014,833	10,227,653	(3,855,528)	1986		30 Years
Briar Knoll Apts	Vernon, CT	928,972	6,514,949	7,443,921	(802,789)	1986		30 Years
Briarwood (CA)	Sunnyvale, CA	9,991,500	22,735,957	32,727,457	(4,343,874)	1985		30 Years
Bridford Lakes II	Greensboro, NC	1,100,564	792,509	1,893,073	—		(F)	30 Years
Bridgeport	Raleigh, NC	1,296,700	12,848,695	14,145,395	(4,916,622)	1990		30 Years
Bridgewater at Wells Crossing	Orange Park, FL	2,160,000	14,197,052	16,357,052	(2,251,321)	1986		30 Years
Brierwood	Jacksonville, FL	551,900	6,441,899	6,993,799	(2,244,946)	1974		30 Years
Brittany Square	Tulsa, OK	625,000	5,597,530	6,222,530	(3,733,120)	1982		30 Years
Broadview Oaks (REIT)	Pensacola, FL	201,000	2,006,674	2,207,674	(245,150)	1985		30 Years
Broadway	Garland, TX	1,443,700	9,001,681	10,445,381	(2,269,253)	1983		30 Years
Brookdale Village	Naperville, IL	3,276,000	17,376,332	20,652,332	(2,981,490)	1986		30 Years
Brookridge	Centreville, VA	2,521,500	17,033,446	19,554,946	(4,016,440)	1989		30 Years
Brookside (CO)	Boulder, CO	3,600,400	10,530,048	14,130,448	(2,148,149)	1993		30 Years
Brookside (MD)	Frederick, MD	2,736,000	8,787,059	11,523,059	(1,679,672)	1993		30 Years
Brookside Crossing I	Stockton, CA	625,000	5,225,481	5,850,481	(534,805)	1981		30 Years
Brookside Crossing II	Stockton, CA	770,000	4,917,889	5,687,889	(574,762)	1981		30 Years
Brookside II (MD)	Frederick, MD	2,450,800	7,842,693	10,293,493	(1,906,744)	1979		30 Years
Brooksyde Apts	West Hartford, CT	594,711	4,231,805	4,826,516	(515,781)	1945		30 Years
Burgundy Studios	Middletown, CT	395,238	2,811,883	3,207,122	(371,528)	1973		30 Years
Burwick Farms	Howell, MI	1,104,600	10,639,754	11,744,354	(2,660,179)	1991		30 Years
Cambridge at Hickory Hollow	Antioch, TN	3,240,800	18,780,985	22,021,785	(4,439,332)	1997		30 Years
Cambridge Commons I	Indianapolis, IN	179,139	1,985,619	2,164,758	(406,646)	1986		30 Years
Cambridge Commons II	Indianapolis, IN	141,845	1,556,251	1,698,096	(311,842)	1987		30 Years
Cambridge Commons III	Indianapolis, IN	98,125	1,131,328	1,229,453	(243,765)	1988		30 Years
Cambridge Estates	Norwich,CT	590,185	4,135,101	4,725,286	(503,297)	1977		30 Years
Camellero	Scottsdale, AZ	1,924,900	21,120,743	23,045,643	(7,795,677)	1979		30 Years
Camellia Court I (Col)	Columbus, OH	133,059	1,352,875	1,485,934	(244,056)	1981		30 Years
Camellia Court I (Day)	Dayton, OH	131,858	1,353,305	1,485,164	(257,012)	1981		30 Years
Camellia Court II (Col)	Columbus, OH	118,421	1,244,191	1,362,611	(207,478)	1984		30 Years
Camellia Court II (Day)	Dayton, OH	131,571	1,286,358	1,417,929	(222,401)	1982		30 Years
Candlelight I	Brooksville, FL	105,000	1,048,483	1,153,483	(188,127)	1982		30 Years
Candlelight II	Brooksville, FL	95,061	982,978	1,078,039	(189,738)	1985		30 Years
Canterbury	Germantown, MD	2,781,300	31,020,028	33,801,328	(10,154,720)	1986		30 Years
Canterbury Crossings	Lake Mary, FL	273,671	2,544,762	2,818,433	(416,515)	1983		30 Years
Canyon Creek (CA)	San Ramon, CA	5,425,000	17,601,473	23,026,473	(1,803,650)	1984		30 Years
Canyon Crest	Santa Clarita, CA	2,370,000	10,748,288	13,118,288	(1,966,118)	1993		30 Years
Canyon Ridge	San Diego, CA	4,869,448	12,587,443	17,456,891	(2,816,007)	1989		30 Years
Capital Ridge (REIT)	Tallahassee, FL	177,900	1,762,161	1,940,061	(204,209)	1983		30 Years
Carlyle	Dallas, TX	1,890,000	14,202,883	16,092,883	(165,951)	1993		30 Years
Carlyle Mill	Alexandria, VA	10,000,000	51,398,819	61,398,819	(1,041,988)	2002		30 Years
Carmel Terrace	San Diego, CA	2,288,300	21,889,550	24,177,850	(7,227,950)	1988-89		30 Years
Carriage Hill	Dublin, GA	131,911	1,253,634	1,385,544	(213,594)	1985		30 Years
Casa Capricorn	San Diego, CA	1,262,700	12,888,338	14,151,038	(3,411,549)	1981		30 Years
Casa Ruiz	San Diego, CA	3,922,400	10,805,755	14,728,155	(2,564,185)	1976-1986		30 Years
Cascade at Landmark	Alexandria, VA	3,603,400	21,572,805	25,176,205	(5,242,514)	1990		30 Years
Catalina Shores	Las Vegas, NV	1,227,000	12,321,525	13,548,525	(4,390,501)	1989		30 Years
Cedar Glen	Reading, MA	1,248,505	8,571,442	9,819,947	(984,283)	1980		30 Years
Cedar Hill	Knoxville, TN	204,792	1,972,100	2,176,892	(340,934)	1986		30 Years
Cedargate (GA)	Lawrenceville, GA	205,043	1,924,002	2,129,045	(297,592)	1983		30 Years
Cedargate (MI)	Michigan City, IN	120,378	1,178,226	1,298,605	(196,786)	1983		30 Years
Cedargate (She)	Shelbyville, KY	158,685	1,608,129	1,766,815	(265,925)	1984		30 Years
Cedargate I (Cla)	Clayton, OH	159,599	1,610,005	1,769,604	(283,582)	1984		30 Years
Cedargate I (IN)	Bloomington, IN	191,650	1,881,564	2,073,214	(329,010)	1983		30 Years
Cedargate I (OH)	Lancaster, OH	240,587	2,455,327	2,695,914	(431,492)	1982		30 Years
Cedargate II (IN)	Bloomington, IN	165,041	1,587,851	1,752,892	(273,753)	1985		30 Years
Cedargate II (OH)	Lancaster, OH	87,618	879,263	966,881	(164,259)	1983		30 Years
Cedarwood I (FL)	Ocala, FL	119,470	1,225,880	1,345,350	(224,513)	1978		30 Years
Cedarwood I (IN)	Goshen, IN	251,745	2,532,085	2,783,830	(438,488)	1983/84		30 Years
Cedarwood I (KY)	Lexington, KY	106,681	1,117,614	1,224,294	(214,436)	1984		30 Years
Cedarwood II (FL)	Ocala, FL	98,372	941,031	1,039,403	(165,376)	1980		30 Years
Cedarwood II (KY)	Lexington, KY	106,724	1,104,198	1,210,923	(210,795)	1986		30 Years
Cedarwood III (KY)	Lexington, KY	102,491	1,018,163	1,120,654	(186,443)	1986		30 Years

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
CenterPointe	Beaverton, OR	—		3,432,000	15,708,853	—	1,826,461
Centre Club	Ontario, CA	—		5,616,000	23,485,891	—	925,517
Centre Club II	Ontario, CA	—		1,820,000	9,528,898	—	17,424
Centre Lake III	Miami, FL	—		685,601	6,039,979	—	820,499
Champion Oaks	Houston, TX	—		931,900	8,389,394	—	1,192,017
Chandler Court	Chandler, AZ	—		1,353,100	12,175,173	—	2,113,107
Chantecleer Lakes	Naperville, IL		(R)	6,689,400	16,332,279	—	1,515,130
Charing Cross	Bowling Green, OH	—		154,584	1,362,057	—	174,728
Chartwell Court	Houston, TX	—		1,215,700	12,801,855	—	635,765
Chatelaine Park	Duluth, GA	—		1,818,000	24,489,671	—	652,454
Chelsea Square	Redmond, WA	—		3,397,100	9,289,074	—	358,099
Cherry Creek I,II,&III (TN)	Hermitage, TN	—		2,942,345	45,725,245	—	1,039,844
Cherry Creek IV	Hermitage, TN	—		—	1,593	—	—
Cherry Glen I	Indianapolis, IN	2,976,150		335,596	2,957,360	—	368,624
Cherry Tree	Rosedale, MD	—		352,003	3,101,017	—	278,403
Chestnut Glen	Abington, MA	5,560,074		1,178,965	7,881,139	—	209,098
Chestnut Hills	Puyallup, WA	—		756,300	6,806,635	—	744,202
Chickasaw Crossing	Orlando, FL	11,673,599		2,044,000	12,366,832	—	723,581
Chimneys	Charlotte, NC	—		907,100	8,154,674	—	773,008
Cierra Crest	Denver, CO		(R)	4,803,100	34,894,898	—	1,065,612
Cimarron Ridge	Aurora, CO	—		1,591,100	14,320,031	—	1,940,643
Claire Point	Jacksonville, FL	—		2,048,000	14,649,393	—	791,279
Clarendon Centre	Arlington, VA (G)	—		10,500,000	52,952,770	—	11,059
Clarion	Decatur, GA	—		1,504,300	13,537,919	—	731,482
Clarys Crossing	Columbia, MD	—		891,000	15,489,721	—	753,285
Classic, The	Stamford, CT	—		2,883,500	20,336,721	—	1,754,485
Clearview I	Greenwood, IN	12,735		182,206	1,605,429	—	204,412
Clearview II	Greenwood, IN	—		226,963	1,999,792	—	153,835
Clearwater	Eastlake, OH	1,008,377		128,303	1,130,691	—	133,246
Club at Tanasbourne	Hillsboro, OR		(Q)	3,521,300	16,257,934	—	1,542,767
Club at the Green	Beaverton, OR	—		2,030,950	12,616,747	—	1,640,750
Coach Lantern	Scarborough, ME	—		452,900	4,405,723	—	407,354
Coachlight Village	Agawam, MA		(P)	501,726	3,353,933	—	104,031
Coachman Trails	Plymouth, MN	6,186,215		1,227,000	9,517,381	—	685,934
Cobblestone Village	Fresno, CA	6,000,000		315,000	5,061,625	—	644,131
Coconut Palm Club	Coconut Creek, GA	—		3,001,700	17,678,928	—	920,044
Colinas Pointe	Denver, CO	—		1,587,400	14,285,902	—	817,668
Collier Ridge	Atlanta, GA	—		5,100,000	20,425,822	—	1,936,841
Colonial Village	Plainville,CT		(P)	693,575	4,636,410	—	372,972
Concord Square (IN)	Kokomo, IN	—		123,247	1,085,962	—	143,899
Concord Square I (OH)	Mansfield, OH	—		164,124	1,446,313	—	224,923
Conway Court	Roslindale, MA	437,330		101,451	678,181	—	55,713
Conway Station	Orlando, FL	—		1,936,000	10,852,858	—	705,999
Copper Canyon	Highlands Ranch, CO		(O)	1,443,000	16,251,114	—	260,957
Copper Creek	Tempe, AZ	—		1,017,400	9,148,068	—	761,019
Copper Terrace	Orlando, FL	—		1,200,000	17,887,868	—	1,238,240
Country Brook	Chandler, AZ	—		1,505,219	29,542,535	—	1,200,948
Country Club Place (FL)	Pembroke Pines, FL	—		912,000	10,016,543	—	815,674
Country Club Village	Mill Creek, WA	—		1,150,500	10,352,179	—	810,551
Country Club Woods	Mobile, AL (T)	4,205,983		230,091	5,561,464	—	612,245
Country Gables	Beaverton, OR	7,381,733		1,580,500	14,215,444	—	2,287,624
Country Gables II	Beaverton, OR	—		1,200,000	4,006	—	—
Country Oaks	Agoura Hills, CA	29,412,000		6,105,000	19,963,237	—	467,023
Country Ridge	Farmington Hills, MI		(J)	1,621,950	14,596,964	—	1,855,357
Countryside I	Daytona Beach, FL	—		136,665	1,204,164	—	329,527
Countryside II	Daytona Beach, FL	—		234,633	2,067,376	—	280,028
Countryside III (REIT)	Daytona Beach, FL	—		80,000	719,868	—	95,039
Countryside Manor	Douglasville, GA	—		298,186	2,627,348	—	264,826
Cove at Fishers Landing	Vancouver, WA	—		2,277,000	15,656,887	—	213,817
Coventry at Cityview	Fort Worth, TX	—		2,160,000	23,072,847	—	893,443
Creekside (San Mateo)	San Mateo, CA		(R)	9,606,600	21,193,232	—	567,483
Creekside Homes at Legacy	Plano. TX	—		4,560,000	32,275,748	—	716,908
Creekside Village	Mountlake Terrace, WA	—		2,807,600	25,270,594	—	2,559,414
Creekwood	Charlotte, NC	—		1,861,700	16,740,569	—	1,496,679
Crescent at Cherry Creek	Denver, CO		(O)	2,594,000	15,149,470	—	682,401
Cross Creek	Matthews, NC		(R)	3,151,600	20,295,925	—	885,015
Crosswinds	St. Petersburg, FL	—		1,561,200	5,756,822	—	1,082,122
Crown Court	Scottsdale, AZ		(S)	3,156,600	28,414,599	—	2,134,029
Crystal Village	Attleboro, MA	—		1,369,000	4,989,028	—	780,281
Cypress	Panama City, FL	1,332,324		171,882	1,514,636	—	251,309
Daniel Court	Cincinnati, OH	2,204,976		334,101	2,943,516	—	547,769
Dartmouth Place I	Kent, OH	—		151,771	1,337,422	—	245,052
Dartmouth Place II	Kent, OH	—		130,102	1,146,337	—	185,559

Description		Gross Amount Carried at Close of Period 12/31/03						Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction		Latest Income Statement (C)
CenterPointe	Beaverton, OR	3,432,000	17,535,313	20,967,313	(1,315,782)	1996		30 Years
Centre Club	Ontario, CA	5,616,000	24,411,408	30,027,408	(2,895,879)	1994		30 Years
Centre Club II	Ontario, CA	1,820,000	9,546,322	11,366,322	(544,431)	2002		30 Years
Centre Lake III	Miami, FL	685,601	6,860,478	7,546,080	(1,133,451)	1986		30 Years
Champion Oaks	Houston, TX	931,900	9,581,411	10,513,311	(3,503,621)	1984		30 Years
Chandler Court	Chandler, AZ	1,353,100	14,288,279	15,641,379	(4,809,590)	1987		30 Years
Chantecleer Lakes	Naperville, IL	6,689,400	17,847,409	24,536,809	(4,271,800)	1986		30 Years
Charing Cross	Bowling Green, OH	154,584	1,536,785	1,691,370	(266,181)	1978		30 Years
Chartwell Court	Houston, TX	1,215,700	13,437,620	14,653,320	(2,979,623)	1995		30 Years
Chatelaine Park	Duluth, GA	1,818,000	25,142,125	26,960,125	(4,748,342)	1995		30 Years
Chelsea Square	Redmond, WA	3,397,100	9,647,173	13,044,273	(1,949,277)	1991		30 Years
Cherry Creek I,II,&III (TN)	Hermitage, TN	2,942,345	46,765,088	49,707,434	(8,082,409)	1986/96		30 Years
Cherry Creek IV	Hermitage, TN	—	1,593	1,593	—		(F)	30 Years
Cherry Glen I	Indianapolis, IN	335,596	3,325,984	3,661,580	(607,889)	1986/87		30 Years
Cherry Tree	Rosedale, MD	352,003	3,379,420	3,731,422	(563,128)	1986		30 Years
Chestnut Glen	Abington, MA	1,178,965	8,090,237	9,269,202	(959,305)	1983		30 Years
Chestnut Hills	Puyallup, WA	756,300	7,550,837	8,307,137	(1,937,398)	1991		30 Years
Chickasaw Crossing	Orlando, FL	2,044,000	13,090,414	15,134,414	(2,622,770)	1986		30 Years
Chimneys	Charlotte, NC	907,100	8,927,682	9,834,782	(2,367,424)	1974		30 Years
Cierra Crest	Denver, CO	4,803,100	35,960,510	40,763,610	(7,848,621)	1996		30 Years
Cimarron Ridge	Aurora, CO	1,591,100	16,260,674	17,851,774	(4,529,297)	1984		30 Years
Claire Point	Jacksonville, FL	2,048,000	15,440,672	17,488,672	(3,153,258)	1986		30 Years
Clarendon Centre	Arlington, VA (G)	10,500,000	52,963,829	63,463,829	(516,502)	2003		30 Years
Clarion	Decatur, GA	1,504,300	14,269,401	15,773,701	(3,246,928)	1990		30 Years
Clarys Crossing	Columbia, MD	891,000	16,243,006	17,134,006	(3,143,442)	1984		30 Years
Classic, The	Stamford, CT	2,883,500	22,091,206	24,974,706	(5,087,375)	1990		30 Years
Clearview I	Greenwood, IN	182,206	1,809,841	1,992,047	(330,895)	1986		30 Years
Clearview II	Greenwood, IN	226,963	2,153,627	2,380,590	(370,478)	1987		30 Years
Clearwater	Eastlake, OH	128,303	1,263,937	1,392,240	(210,247)	1986		30 Years
Club at Tanasbourne	Hillsboro, OR	3,521,300	17,800,702	21,322,002	(4,795,926)	1990		30 Years
Club at the Green	Beaverton, OR	2,030,950	14,257,497	16,288,447	(3,691,780)	1991		30 Years
Coach Lantern	Scarborough, ME	452,900	4,813,077	5,265,977	(1,124,765)	1971/1981		30 Years
Coachlight Village	Agawam, MA	501,726	3,457,964	3,959,690	(419,501)	1967		30 Years
Coachman Trails	Plymouth, MN	1,227,000	10,203,314	11,430,314	(2,190,215)	1987		30 Years
Cobblestone Village	Fresno, CA	315,000	5,705,756	6,020,756	(674,109)	1983		30 Years
Coconut Palm Club	Coconut Creek, GA	3,001,700	18,598,972	21,600,672	(3,945,397)	1992		30 Years
Colinas Pointe	Denver, CO	1,587,400	15,103,570	16,690,970	(3,732,984)	1986		30 Years
Collier Ridge	Atlanta, GA	5,100,000	22,362,663	27,462,663	(4,193,363)	1980		30 Years
Colonial Village	Plainville,CT	693,575	5,009,382	5,702,957	(610,624)	1968		30 Years
Concord Square (IN)	Kokomo, IN	123,247	1,229,861	1,353,108	(208,753)	1983		30 Years
Concord Square I (OH)	Mansfield, OH	164,124	1,671,236	1,835,361	(280,823)	1981/83		30 Years
Conway Court	Roslindale, MA	101,451	733,893	835,345	(93,202)	1920		30 Years
Conway Station	Orlando, FL	1,936,000	11,558,857	13,494,857	(2,346,079)	1987		30 Years
Copper Canyon	Highlands Ranch, CO	1,443,000	16,512,071	17,955,071	(2,850,931)	1999		30 Years
Copper Creek	Tempe, AZ	1,017,400	9,909,087	10,926,487	(2,523,464)	1984		30 Years
Copper Terrace	Orlando, FL	1,200,000	19,126,109	20,326,109	(3,846,952)	1989		30 Years
Country Brook	Chandler, AZ	1,505,219	30,743,483	32,248,702	(6,799,223)	1986-1996		30 Years
Country Club Place (FL)	Pembroke Pines, FL	912,000	10,832,217	11,744,217	(2,253,223)	1987		30 Years
Country Club Village	Mill Creek, WA	1,150,500	11,162,730	12,313,230	(2,821,696)	1991		30 Years
Country Club Woods	Mobile, AL (T)	230,091	6,173,709	6,403,799	(1,132,172)	1975		30 Years
Country Gables	Beaverton, OR	1,580,500	16,503,067	18,083,567	(4,375,022)	1991		30 Years
Country Gables II	Beaverton, OR	1,200,000	4,006	1,204,006	—		(F)	30 Years
Country Oaks	Agoura Hills, CA	6,105,000	20,430,260	26,535,260	(2,038,331)	1985		30 Years
Country Ridge	Farmington Hills, MI	1,621,950	16,452,321	18,074,271	(4,746,860)	1986		30 Years
Countryside I	Daytona Beach, FL	136,665	1,533,691	1,670,355	(280,401)	1982		30 Years
Countryside II	Daytona Beach, FL	234,633	2,347,403	2,582,036	(393,407)	1982		30 Years
Countryside III (REIT)	Daytona Beach, FL	80,000	814,907	894,907	(94,339)	1983		30 Years
Countryside Manor	Douglasville, GA	298,186	2,892,174	3,190,360	(497,052)	1985		30 Years
Cove at Fishers Landing	Vancouver, WA	2,277,000	15,870,703	18,147,703	(969,356)	1993		30 Years
Coventry at Cityview	Fort Worth, TX	2,160,000	23,966,290	26,126,290	(4,602,705)	1996		30 Years
Creekside (San Mateo)	San Mateo, CA	9,606,600	21,760,715	31,367,315	(4,309,404)	1985		30 Years
Creekside Homes at Legacy	Plano. TX	4,560,000	32,992,656	37,552,656	(6,191,080)	1998		30 Years
Creekside Village	Mountlake Terrace, WA	2,807,600	27,830,008	30,637,608	(9,547,510)	1987		30 Years
Creekwood	Charlotte, NC	1,861,700	18,237,248	20,098,948	(4,405,600)	1987-1990		30 Years
Crescent at Cherry Creek	Denver, CO	2,594,000	15,831,871	18,425,871	(3,584,024)	1994		30 Years
Cross Creek	Matthews, NC	3,151,600	21,180,940	24,332,540	(4,527,753)	1989		30 Years
Crosswinds	St. Petersburg, FL	1,561,200	6,838,944	8,400,144	(1,964,487)	1986		30 Years
Crown Court	Scottsdale, AZ	3,156,600	30,548,628	33,705,228	(7,728,337)	1987		30 Years
Crystal Village	Attleboro, MA	1,369,000	5,769,309	7,138,309	(1,439,283)	1974		30 Years
Cypress	Panama City, FL	171,882	1,765,945	1,937,827	(316,059)	1985		30 Years
Daniel Court	Cincinnati, OH	334,101	3,491,285	3,825,386	(663,570)	1985		30 Years
Dartmouth Place I	Kent, OH	151,771	1,582,473	1,734,244	(278,331)	1982		30 Years
Dartmouth Place II	Kent, OH	130,102	1,331,896	1,461,997	(218,901)	1986		30 Years

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
Dartmouth Woods	Lakewood, CO		(J)	1,609,800	10,832,754	—	759,479
Dean Estates	Taunton, MA	—		498,080	3,329,560	—	159,846
Dean Estates II	Cranston, RI		(P)	308,457	2,061,971	—	177,293
Deerbrook	Jacksonville, FL	—		1,008,000	8,845,716	—	597,039
Deerfield	Denver, CO	9,100,000		1,260,000	7,747,923	—	377,265
Deerwood (Corona)	Corona, CA	14,015,373		4,742,200	20,272,892	—	1,444,874
Deerwood (FL)	Eustis, FL	819,602		114,948	1,012,819	—	148,798
Deerwood (SD)	San Diego, CA	—		2,082,095	18,739,815	—	4,172,345
Defoor Village	Atlanta, GA	—		2,966,400	10,570,210	—	292,778
Desert Homes	Phoenix, AZ	—		1,481,050	13,390,249	—	2,720,235
Dogwood Glen I	Indianapolis, IN	1,702,607		240,855	2,122,193	—	243,047
Dogwood Glen II	Indianapolis, IN	1,264,166		202,397	1,783,336	—	184,951
Dos Caminos	Scottsdale, AZ	—		1,727,900	15,567,778	—	1,372,565
Dover Place I	Eastlake, OH	—		244,294	2,152,494	—	233,535
Dover Place II	Eastlake, OH	1,539,714		230,895	2,034,242	—	154,526
Dover Place III	Eastlake, OH	729,517		119,835	1,055,878	—	57,939
Dover Place IV	Eastlake, OH	1,771,685		261,912	2,307,730	—	127,876
Driftwood	Atlantic Beach, FL	346,206		126,357	1,113,430	—	207,864
Duraleigh Woods	Raleigh, NC	—		1,629,000	19,917,750	—	1,838,227
Eagle Canyon	Chino Hills, CA	—		1,808,900	16,277,800	—	941,816
East Pointe	Charlotte, NC	—		1,365,900	12,295,246	—	1,767,871
Eastbridge	Dallas, TX	8,778,833		3,380,000	11,860,382	—	330,992
Eastbridge II	Dallas, TX	—		140,000	—	—	—
Edgewater	Bakersfield, CA	11,988,000		580,000	10,443,374	—	827,564
Edgewood	Woodinville, WA	—		1,070,100	9,632,980	—	1,101,814
Elmtree Park I	Indianapolis, IN	1,395,070		157,687	1,389,621	—	224,558
Elmtree Park II	Indianapolis, IN	877,113		114,114	1,005,455	—	168,860
Elmwood (GA)	Marietta, GA	—		183,756	1,619,095	—	209,343
Elmwood I (FL)	W. Palm Beach, FL	316,202		163,389	1,439,632	—	118,753
Elmwood II (FL)	W. Palm Beach, FL	1,255,588		179,743	1,582,960	—	114,068
Emerson Place	Boston, MA (G)	—		14,855,000	57,566,636	—	10,397,420
Emerson Place/CRP II	Boston, MA	—		—	683,507	—	—
Enclave at Winston Park	Coconut Creek, FL	—		5,560,000	19,939,324	—	379,252
Enclave, The	Tempe, AZ		(O)	1,500,192	19,281,399	—	421,543
English Hills	Charlotte, NC	—		1,260,000	12,554,291	—	731,493
Esprit Del Sol	Solana Beach, CA	—		5,111,200	11,910,438	—	652,531
Essex Place	Overland Park, KS	—		1,835,400	16,513,586	—	3,707,024
Essex Place (FL)	Tampa, FL	—		888,000	7,106,384	—	577,156
Ethans Glen III	Kansas City, MO	2,364,258		246,500	2,223,049	—	191,659
Ethans Ridge I	Kansas City, MO	16,216,607		1,948,300	17,573,970	—	3,774,105
Ethans Ridge II	Kansas City, MO	10,981,324		1,468,135	13,183,141	—	1,123,613
Fairfield	Stamford, CT (G)	—		6,510,200	39,690,120	—	782,946
Fairland Gardens	Silver Spring, MD	—		6,000,000	19,972,183	—	1,675,050
Farnham Park	Houston, TX	—		1,512,600	14,233,760	—	593,117
Fernbrook Townhomes	Plymouth, MN	5,022,121		580,100	6,683,693	—	308,075
Fireside Park	Rockville, MD	8,105,524		4,248,000	10,136,320	—	917,304
Forest Glen	Pensacola, FL	—		161,548	1,423,618	—	244,112
Forest Place	Tampa, FL	10,442,965		1,708,000	8,612,029	—	713,115
Forest Ridge I & II	Arlington, TX		(S)	2,362,700	21,263,295	—	2,676,329
Forest Village	Macon, GA	—		224,022	1,973,876	—	178,860
Forsythia Court (KY)	Louisville, KY	1,806,094		279,450	2,462,187	—	298,343
Forsythia Court (MD)	Abingdon, MD	1,978,858		251,955	2,220,100	—	338,493
Forsythia Court II (MD)	Abingdon, MD	—		239,834	2,113,339	—	253,848
Fountain Place I	Eden Prairie, MN	24,653,106		2,405,068	21,694,117	—	1,473,851
Fountain Place II	Eden Prairie, MN	12,600,000		1,231,350	11,095,333	—	590,359
Fountainhead I	San Antonio, TX		(M)	1,205,816	5,200,241	—	493,574
Fountainhead II	San Antonio, TX		(M)	1,205,817	4,529,801	—	1,118,976
Fountainhead III	San Antonio, TX		(M)	1,205,816	4,399,093	—	1,119,620
Fountains at Flamingo	Las Vegas, NV	—		3,183,100	28,650,076	—	2,215,600
Four Lakes	Lisle, IL	—		1,271,723	7,212,717	—	8,731,038
Four Lakes 5	Lisle, IL		(M)	600,000	19,186,686	—	2,175,097
Four Lakes Athletic Club	Lisle, IL (G)	—		50,000	153,489	—	5,700
Four Lakes Condo, LLC Phase II	Lisle, IL	—		3,326	17,748	—	57,206
Four Lakes Condo, LLC Phase III	Lisle, IL	—		64,980	345,298	—	901,848
Four Lakes Condo, LLC Phase IV	Lisle, IL	—		192,826	1,006,054	—	2,339,103
Four Lakes Leasing Center	Lisle, IL (G)	—		50,000	152,815	—	39,397
Four Winds	Fall River, MA		(P)	1,370,843	9,163,804	—	333,883
Fox Hill Apartments	Enfield, CT		(P)	1,129,018	7,547,256	—	273,807
Fox Ridge	Englewood, CO	20,300,000		2,490,000	17,509,781	—	839,076
Fox Run (WA)	Federal Way, WA	—		639,700	5,765,018	—	945,835
Fox Run II (WA)	Federal Way, WA	—		80,000	1,285,753	—	74
Foxcroft	Scarborough, ME	—		523,400	4,527,409	—	417,495
Foxhaven	Canton, OH	—		256,821	2,263,172	—	403,260

Description		Gross Amount Carried at Close of Period 12/31/03						Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction		Latest Income Statement (C)
Dartmouth Woods	Lakewood, CO	1,609,800	11,592,233	13,202,033	(2,889,706)	1990		30 Years
Dean Estates	Taunton, MA	498,080	3,489,406	3,987,486	(410,707)	1984		30 Years
Dean Estates II	Cranston, RI	308,457	2,239,265	2,547,722	(283,697)	1970		30 Years
Deerbrook	Jacksonville, FL	1,008,000	9,442,755	10,450,755	(1,986,256)	1983		30 Years
Deerfield	Denver, CO	1,260,000	8,125,188	9,385,188	(936,656)	1983		30 Years
Deerwood (Corona)	Corona, CA	4,742,200	21,717,766	26,459,966	(5,139,747)	1992		30 Years
Deerwood (FL)	Eustis, FL	114,948	1,161,616	1,276,564	(211,385)	1982		30 Years
Deerwood (SD)	San Diego, CA	2,082,095	22,912,160	24,994,255	(9,076,313)	1990		30 Years
Defoor Village	Atlanta, GA	2,966,400	10,862,988	13,829,388	(2,210,875)	1997		30 Years
Desert Homes	Phoenix, AZ	1,481,050	16,110,483	17,591,533	(4,876,686)	1982		30 Years
Dogwood Glen I	Indianapolis, IN	240,855	2,365,241	2,606,095	(409,175)	1986		30 Years
Dogwood Glen II	Indianapolis, IN	202,397	1,968,287	2,170,684	(347,073)	1987		30 Years
Dos Caminos	Scottsdale, AZ	1,727,900	16,940,343	18,668,243	(4,405,780)	1983		30 Years
Dover Place I	Eastlake, OH	244,294	2,386,029	2,630,323	(400,271)	1982		30 Years
Dover Place II	Eastlake, OH	230,895	2,188,768	2,419,663	(348,537)	1983		30 Years
Dover Place III	Eastlake, OH	119,835	1,113,817	1,233,652	(171,940)	1983		30 Years
Dover Place IV	Eastlake, OH	261,912	2,435,605	2,697,517	(381,381)	1986		30 Years
Driftwood	Atlantic Beach, FL	126,357	1,321,294	1,447,652	(249,005)	1985		30 Years
Duraleigh Woods	Raleigh, NC	1,629,000	21,755,976	23,384,976	(4,514,232)	1987		30 Years
Eagle Canyon	Chino Hills, CA	1,808,900	17,219,616	19,028,516	(4,675,780)	1985		30 Years
East Pointe	Charlotte, NC	1,365,900	14,063,117	15,429,017	(5,474,277)	1987		30 Years
Eastbridge	Dallas, TX	3,380,000	12,191,373	15,571,373	(1,089,357)	1998		30 Years
Eastbridge II	Dallas, TX	140,000	—	140,000	—		(F)	30 Years
Edgewater	Bakersfield, CA	580,000	11,270,938	11,850,938	(1,308,911)	1984		30 Years
Edgewood	Woodinville, WA	1,070,100	10,734,794	11,804,894	(3,741,531)	1986		30 Years
Elmtree Park I	Indianapolis, IN	157,687	1,614,179	1,771,866	(304,652)	1986		30 Years
Elmtree Park II	Indianapolis, IN	114,114	1,174,315	1,288,429	(223,059)	1987		30 Years
Elmwood (GA)	Marietta, GA	183,756	1,828,438	2,012,194	(298,201)	1984		30 Years
Elmwood I (FL)	W. Palm Beach, FL	163,389	1,558,385	1,721,774	(257,610)	1984		30 Years
Elmwood II (FL)	W. Palm Beach, FL	179,743	1,697,029	1,876,772	(281,088)	1984		30 Years
Emerson Place	Boston, MA (G)	14,855,000	67,964,056	82,819,056	(14,643,965)	1962		30 Years
Emerson Place/CRP II	Boston, MA	—	683,507	683,507	—		(F)	30 Years
Enclave at Winston Park	Coconut Creek, FL	5,560,000	20,318,575	25,878,575	(1,300,224)	1995		30 Years
Enclave, The	Tempe, AZ	1,500,192	19,702,942	21,203,134	(4,254,242)	1994		30 Years
English Hills	Charlotte, NC	1,260,000	13,285,784	14,545,784	(2,746,260)	1984		30 Years
Esprit Del Sol	Solana Beach, CA	5,111,200	12,562,969	17,674,169	(2,563,401)	1986		30 Years
Essex Place	Overland Park, KS	1,835,400	20,220,610	22,056,010	(7,688,322)	1970-84		30 Years
Essex Place (FL)	Tampa, FL	888,000	7,683,540	8,571,540	(1,599,948)	1989		30 Years
Ethans Glen III	Kansas City, MO	246,500	2,414,708	2,661,208	(605,774)	1990		30 Years
Ethans Ridge I	Kansas City, MO	1,948,300	21,348,075	23,296,375	(4,989,854)	1988		30 Years
Ethans Ridge II	Kansas City, MO	1,468,135	14,306,755	15,774,889	(3,327,536)	1990		30 Years
Fairfield	Stamford, CT (G)	6,510,200	40,473,066	46,983,266	(8,118,875)	1996		30 Years
Fairland Gardens	Silver Spring, MD	6,000,000	21,647,233	27,647,233	(4,131,820)	1981		30 Years
Farnham Park	Houston, TX	1,512,600	14,826,876	16,339,476	(3,222,268)	1996		30 Years
Fernbrook Townhomes	Plymouth, MN	580,100	6,991,768	7,571,868	(1,373,584)	1993		30 Years
Fireside Park	Rockville, MD	4,248,000	11,053,624	15,301,624	(2,166,778)	1961		30 Years
Forest Glen	Pensacola, FL	161,548	1,667,730	1,829,278	(318,625)	1986		30 Years
Forest Place	Tampa, FL	1,708,000	9,325,144	11,033,144	(2,042,277)	1985		30 Years
Forest Ridge I & II	Arlington, TX	2,362,700	23,939,624	26,302,324	(7,489,196)	1984/85		30 Years
Forest Village	Macon, GA	224,022	2,152,736	2,376,758	(367,493)	1983		30 Years
Forsythia Court (KY)	Louisville, KY	279,450	2,760,530	3,039,980	(470,919)	1985		30 Years
Forsythia Court (MD)	Abingdon, MD	251,955	2,558,593	2,810,548	(442,431)	1986		30 Years
Forsythia Court II (MD)	Abingdon, MD	239,834	2,367,187	2,607,020	(407,886)	1987		30 Years
Fountain Place I	Eden Prairie, MN	2,405,068	23,167,968	25,573,036	(5,247,718)	1989		30 Years
Fountain Place II	Eden Prairie, MN	1,231,350	11,685,692	12,917,042	(2,590,795)	1989		30 Years
Fountainhead I	San Antonio, TX	1,205,816	5,693,815	6,899,631	(3,523,450)	1985/1987		30 Years
Fountainhead II	San Antonio, TX	1,205,817	5,648,777	6,854,594	(3,310,704)	1985/1987		30 Years
Fountainhead III	San Antonio, TX	1,205,816	5,518,712	6,724,528	(3,024,645)	1985/1987		30 Years
Fountains at Flamingo	Las Vegas, NV	3,183,100	30,865,675	34,048,775	(10,308,460)	1989-91		30 Years
Four Lakes	Lisle, IL	1,271,723	15,943,755	17,215,478	(11,222,256)	1968/1988		30 Years
Four Lakes 5	Lisle, IL	600,000	21,361,783	21,961,783	(11,301,501)	1968/1988		30 Years
Four Lakes Athletic Club	Lisle, IL (G)	50,000	159,189	209,189	(22,923)	N/A		30 Years
Four Lakes Condo, LLC Phase II	Lisle, IL	3,326	74,954	78,280	(19,629)	1968/1988		30 Years
Four Lakes Condo, LLC Phase III	Lisle, IL	64,980	1,247,146	1,312,126	(383,491)	1968/1988		30 Years
Four Lakes Condo, LLC Phase IV	Lisle, IL	192,826	3,345,157	3,537,983	(1,138,001)	1968/1988		30 Years
Four Lakes Leasing Center	Lisle, IL (G)	50,000	192,212	242,212	(45,411)	N/A		30 Years
Four Winds	Fall River, MA	1,370,843	9,497,687	10,868,530	(1,141,478)	1987		30 Years
Fox Hill Apartments	Enfield, CT	1,129,018	7,821,063	8,950,082	(961,261)	1974		30 Years
Fox Ridge	Englewood, CO	2,490,000	18,348,857	20,838,857	(1,968,797)	1984		30 Years
Fox Run (WA)	Federal Way, WA	639,700	6,710,853	7,350,553	(2,486,554)	1988		30 Years
Fox Run II (WA)	Federal Way, WA	80,000	1,285,828	1,365,828	(10,005)	1988		30 Years
Foxcroft	Scarborough, ME	523,400	4,944,904	5,468,304	(1,166,433)	1977/1979		30 Years
Foxhaven	Canton, OH	256,821	2,666,432	2,923,253	(467,377)	1986		30 Years

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
Foxton (MI)	Monroe, MI	—		156,363	1,377,824	—	150,730
Foxton II (OH)	Dayton, OH	—		165,806	1,460,832	—	123,295
Gables Grand Plaza	Coral Gables, FL (G)	—		—	44,550,159	—	(2,510)
Garden Court	Detriot, MI	1,999,217		351,532	3,096,890	—	201,687
Garden Lake	Riverdale, GA	—		1,466,900	13,186,716	—	949,830
Garden Terrace I	Tampa, FL	—		93,144	820,699	—	233,484
Garden Terrace II	Tampa, FL	—		97,120	855,730	—	264,195
Gatehouse at Pine Lake	Pembroke Pines, FL	—		1,896,600	17,070,795	—	1,159,177
Gatehouse on the Green	Plantation, FL	—		2,228,200	20,056,270	—	1,457,878
Gates at Carlson Center	Minnetonka, MN		(N)	4,355,200	23,802,817	—	4,825,455
Gates of Redmond	Redmond, WA	—		2,306,100	12,064,015	—	811,035
Gateway at Malden Center	Malden, MA (G)	—		9,209,780	25,722,666	—	221,491
Gateway Villas	Scottsdale, AZ	—		1,431,048	14,926,833	—	428,579
Gatewood	Pleasanton, CA	—		6,796,511	20,249,622	—	30,273
Geary Court Yard	San Francisco, CA	17,693,865		1,722,400	15,471,429	—	747,681
Georgian Woods Combined (REIT)	Wheaton, MD	17,730,364		5,038,400	28,837,369	—	3,972,015
Glastonbury Center	Glastonbury, CT	—		852,606	5,699,497	—	335,777
Glen Arm Manor	Albany, GA	1,084,827		166,498	1,466,883	—	200,180
Glen Grove	Wellesley, MA	4,384,766		1,344,601	8,988,383	—	261,035
Glen Meadow	Franklin, MA	2,119,554		2,339,330	15,637,944	—	1,232,875
GlenGarry Club	Bloomingdale, IL		(N)	3,129,700	15,807,889	—	1,405,187
Glenlake	Glendale Heights. IL	14,845,000		5,041,700	16,671,970	—	3,753,038
Glenwood Village	Macon, GA	1,028,084		167,779	1,478,614	—	211,635
Gosnold Grove	East Falmouth, MA	626,089		124,296	830,891	—	92,695
Gramercy Park	Houston, TX	—		3,957,000	22,075,243	—	868,722
Granada Highlands	Malden, MA (G)	—		28,210,000	99,944,576	—	4,979,484
Grand Reserve	Woodbury, MN	—		4,728,000	49,541,642	—	405,595
Grandview I & II	Las Vegas, NV	—		2,333,300	15,527,831	—	1,678,550
Greenbriar (AL)	Montgomery, AL (T)	1,955,138		94,356	2,051,619	—	148,611
Greenbriar Glen	Altlanta, GA	1,426,032		227,701	2,006,246	—	130,859
Greenfield Village	Rocky Hill , CT	—		911,534	6,093,418	—	118,291
Greengate (FL)	W. Palm Beach, FL	—		2,500,000	1,615,859	—	253,002
Greenglen (Day)	Dayton, OH	—		204,289	1,800,172	—	229,297
Greenglen II (Tol)	Toledo, OH	—		162,264	1,429,719	—	116,893
Greenhaven	Union City, CA	10,975,000		7,507,000	15,210,399	—	1,087,571
Greenhouse - Frey Road	Kennesaw, GA		(M)	2,467,200	22,187,443	—	2,772,524
Greenhouse - Holcomb Bridge	Alpharetta, GA		(M)	2,143,300	19,291,427	—	2,673,448
Greenhouse - Roswell	Roswell, GA		(M)	1,220,000	10,974,727	—	1,751,899
Greentree 1	Glen Burnie, MD	10,844,013		3,912,968	11,784,021	—	1,728,928
Greentree 2	Glen Burnie, MD	—		2,700,000	8,246,737	—	839,300
Greentree 3	Glen Burnie, MD	—		2,380,443	7,270,294	—	667,562
Greentree I (GA) (REIT)	Thomasville, GA	644,781		84,750	762,659	—	72,070
Greentree II (GA) (REIT)	Thomasville, GA	485,131		81,000	729,283	—	48,938
Greystone	Atlanta, GA	—		2,252,000	5,204,901	—	1,753,999
Gwinnett Crossing	Duluth, GA	—		2,632,000	32,016,496	—	2,051,565
Hall Place	Quincy, MA	—		3,150,800	5,121,950	—	466,108
Hammocks Place	Miami, FL		(L)	319,180	12,513,467	—	1,417,966
Hampshire II	Elyria, OH	812,292		126,231	1,112,036	—	98,222
Hamptons	Puyallup, WA	—		1,119,200	10,075,844	—	812,564
Harbinwood	Norcross, GA	—		236,761	2,086,122	—	226,974
Harborview	Rancho Palos Verdes, CA	—		6,402,500	12,627,347	—	848,212
Harbour Town	Boca Raton, FL	—		11,760,000	20,190,252	—	2,975,951
Hartwick	Tipton, IN	106,072		123,791	1,090,729	—	159,881
Harvest Grove I	Gahanna, OH	1,535,294		170,334	1,500,232	—	233,189
Harvest Grove II	Gahanna, OH	—		148,792	1,310,818	—	83,763
Hatcherway	Waycross, GA	698,356		96,885	853,716	—	204,092
Hathaway	Long Beach, CA	—		2,512,500	22,611,912	—	2,781,413
Hayfield Park	Burlington, KY	1,534,250		261,457	2,303,394	—	195,969
Heathmoore (Eva)	Evansville, IN	1,066,549		162,375	1,430,747	—	236,295
Heathmoore (KY)	Louisville, KY	—		156,840	1,381,730	—	174,412
Heathmoore (MI)	Clinton Twp., MI	1,617,149		227,105	2,001,243	—	239,460
Heathmoore I (IN)	Indianapolis, IN	1,165,705		144,557	1,273,702	—	194,265
Heathmoore I (MI)	Canton, MI	1,521,755		232,064	2,044,227	—	193,800
Heathmoore II (MI)	Canton, MI	—		170,433	1,501,697	—	106,284
Heritage Green	Sturbridge, MA	3,077,500		835,313	5,583,898	—	298,147
Heritage, The	Phoenix, AZ	—		1,211,205	13,136,903	—	514,028
Heron Cove	Coral Springs, FL	—		823,000	8,114,762	—	1,154,249
Heron Pointe	Boynton Beach, FL	—		1,546,700	7,774,676	—	874,290
Heron Pointe (Atl)	Atlantic Beach, FL	1,566,550		214,332	1,888,814	—	294,302
Heron Run	Plantation, FL	—		917,800	9,006,476	—	1,156,720
Heronwood (REIT)	Ft. Myers, FL	1,180,784		146,100	1,315,211	—	74,978
Hessian Hills	Charlottesville, VA (T)	5,710,473		181,229	5,024,415	—	324,664
Hickory Mill	Hillard, OH	—		161,714	1,424,682	—	182,415

Description		Gross Amount Carried at Close of Period 12/31/03					Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction	Latest Income Statement (C)
Foxton (MI)	Monroe, MI	156,363	1,528,554	1,684,916	(251,810)	1983	30 Years
Foxton II (OH)	Dayton, OH	165,806	1,584,128	1,749,933	(277,840)	1983	30 Years
Gables Grand Plaza	Coral Gables, FL (G)	—	44,547,649	44,547,649	—	1998	30 Years
Garden Court	Detriot, MI	351,532	3,298,577	3,650,109	(528,412)	1988	30 Years
Garden Lake	Riverdale, GA	1,466,900	14,136,546	15,603,446	(3,397,944)	1991	30 Years
Garden Terrace I	Tampa, FL	93,144	1,054,183	1,147,327	(212,935)	1981	30 Years
Garden Terrace II	Tampa, FL	97,120	1,119,925	1,217,045	(208,244)	1982	30 Years
Gatehouse at Pine Lake	Pembroke Pines, FL	1,896,600	18,229,971	20,126,571	(4,930,504)	1990	30 Years
Gatehouse on the Green	Plantation, FL	2,228,200	21,514,149	23,742,349	(5,828,531)	1990	30 Years
Gates at Carlson Center	Minnetonka, MN	4,355,200	28,628,272	32,983,472	(5,993,560)	1989	30 Years
Gates of Redmond	Redmond, WA	2,306,100	12,875,050	15,181,150	(3,056,854)	1979	30 Years
Gateway at Malden Center	Malden, MA (G)	9,209,780	25,944,157	35,153,937	(796,146)	1988	30 Years
Gateway Villas	Scottsdale, AZ	1,431,048	15,355,411	16,786,459	(3,339,754)	1995	30 Years
Gatewood	Pleasanton, CA	6,796,511	20,279,896	27,076,407	(380,578)	1985	30 Years
Geary Court Yard	San Francisco, CA	1,722,400	16,219,110	17,941,510	(3,609,452)	1990	30 Years
Georgian Woods Combined (REIT)	Wheaton, MD	5,038,400	32,809,384	37,847,784	(10,176,730)	1967	30 Years
Glastonbury Center	Glastonbury, CT	852,606	6,035,274	6,887,880	(740,709)	1962	30 Years
Glen Arm Manor	Albany, GA	166,498	1,667,063	1,833,562	(289,400)	1986	30 Years
Glen Grove	Wellesley, MA	1,344,601	9,249,418	10,594,019	(1,055,786)	1979	30 Years
Glen Meadow	Franklin, MA	2,339,330	16,870,819	19,210,149	(2,136,919)	1971	30 Years
GlenGarry Club	Bloomingdale, IL	3,129,700	17,213,076	20,342,776	(3,944,780)	1989	30 Years
Glenlake	Glendale Heights. IL	5,041,700	20,425,007	25,466,707	(4,895,465)	1988	30 Years
Glenwood Village	Macon, GA	167,779	1,690,249	1,858,028	(294,733)	1986	30 Years
Gosnold Grove	East Falmouth, MA	124,296	923,585	1,047,881	(131,431)	1978	30 Years
Gramercy Park	Houston, TX	3,957,000	22,943,965	26,900,965	(1,612,126)	1998	30 Years
Granada Highlands	Malden, MA (G)	28,210,000	104,924,061	133,134,061	(16,150,482)	1972	30 Years
Grand Reserve	Woodbury, MN	4,728,000	49,947,237	54,675,237	(5,255,198)	2000	30 Years
Grandview I & II	Las Vegas, NV	2,333,300	17,206,381	19,539,681	(3,780,143)	1980	30 Years
Greenbriar (AL)	Montgomery, AL (T)	94,356	2,200,230	2,294,585	(399,276)	1979	30 Years
Greenbriar Glen	Altlanta, GA	227,701	2,137,105	2,364,806	(341,705)	1988	30 Years
Greenfield Village	Rocky Hill , CT	911,534	6,211,709	7,123,243	(758,411)	1965	30 Years
Greengate (FL)	W. Palm Beach, FL	2,500,000	1,868,860	4,368,860	(288,329)	1987	30 Years
Greenglen (Day)	Dayton, OH	204,289	2,029,469	2,233,758	(351,530)	1983	30 Years
Greenglen II (Tol)	Toledo, OH	162,264	1,546,612	1,708,876	(253,204)	1982	30 Years
Greenhaven	Union City, CA	7,507,000	16,297,969	23,804,969	(3,369,270)	1983	30 Years
Greenhouse - Frey Road	Kennesaw, GA	2,467,200	24,959,967	27,427,167	(8,979,451)	1985	30 Years
Greenhouse - Holcomb Bridge	Alpharetta, GA	2,143,300	21,964,875	24,108,175	(8,009,439)	1985	30 Years
Greenhouse - Roswell	Roswell, GA	1,220,000	12,726,626	13,946,626	(4,689,647)	1985	30 Years
Greentree 1	Glen Burnie, MD	3,912,968	13,512,949	17,425,917	(2,661,555)	1973	30 Years
Greentree 2	Glen Burnie, MD	2,700,000	9,086,037	11,786,037	(1,694,772)	1973	30 Years
Greentree 3	Glen Burnie, MD	2,380,443	7,937,856	10,318,299	(1,497,480)	1973	30 Years
Greentree I (GA) (REIT)	Thomasville, GA	84,750	834,729	919,479	(103,197)	1983	30 Years
Greentree II (GA) (REIT)	Thomasville, GA	81,000	778,221	859,221	(93,853)	1984	30 Years
Greystone	Atlanta, GA	2,252,000	6,958,900	9,210,900	(1,886,375)	1960	30 Years
Gwinnett Crossing	Duluth, GA	2,632,000	34,068,061	36,700,061	(6,923,249)	1989/90	30 Years
Hall Place	Quincy, MA	3,150,800	5,588,058	8,738,858	(1,074,481)	1998	30 Years
Hammocks Place	Miami, FL	319,180	13,931,433	14,250,613	(5,321,723)	1986	30 Years
Hampshire II	Elyria, OH	126,231	1,210,257	1,336,489	(205,745)	1981	30 Years
Hamptons	Puyallup, WA	1,119,200	10,888,409	12,007,609	(2,773,542)	1991	30 Years
Harbinwood	Norcross, GA	236,761	2,313,096	2,549,857	(394,496)	1985	30 Years
Harborview	Rancho Palos Verdes, CA	6,402,500	13,475,559	19,878,059	(3,409,240)	1985	30 Years
Harbour Town	Boca Raton, FL	11,760,000	23,166,203	34,926,203	(3,346,788)	1985	30 Years
Hartwick	Tipton, IN	123,791	1,250,610	1,374,401	(215,222)	1982	30 Years
Harvest Grove I	Gahanna, OH	170,334	1,733,421	1,903,755	(308,630)	1986	30 Years
Harvest Grove II	Gahanna, OH	148,792	1,394,581	1,543,372	(231,708)	1987	30 Years
Hatcherway	Waycross, GA	96,885	1,057,808	1,154,694	(212,391)	1986	30 Years
Hathaway	Long Beach, CA	2,512,500	25,393,325	27,905,825	(7,560,146)	1987	30 Years
Hayfield Park	Burlington, KY	261,457	2,499,364	2,760,820	(417,142)	1986	30 Years
Heathmoore (Eva)	Evansville, IN	162,375	1,667,041	1,829,416	(287,481)	1984	30 Years
Heathmoore (KY)	Louisville, KY	156,840	1,556,142	1,712,982	(268,576)	1983	30 Years
Heathmoore (MI)	Clinton Twp., MI	227,105	2,240,702	2,467,807	(376,528)	1983	30 Years
Heathmoore I (IN)	Indianapolis, IN	144,557	1,467,967	1,612,524	(272,089)	1983	30 Years
Heathmoore I (MI)	Canton, MI	232,064	2,238,027	2,470,090	(378,496)	1986	30 Years
Heathmoore II (MI)	Canton, MI	170,433	1,607,981	1,778,414	(269,136)	1986	30 Years
Heritage Green	Sturbridge, MA	835,313	5,882,045	6,717,358	(702,525)	1974	30 Years
Heritage, The	Phoenix, AZ	1,211,205	13,650,931	14,862,136	(3,012,706)	1995	30 Years
Heron Cove	Coral Springs, FL	823,000	9,269,010	10,092,010	(3,333,853)	1987	30 Years
Heron Pointe	Boynton Beach, FL	1,546,700	8,648,966	10,195,666	(2,414,897)	1989	30 Years
Heron Pointe (Atl)	Atlantic Beach, FL	214,332	2,183,116	2,397,449	(412,181)	1986	30 Years
Heron Run	Plantation, FL	917,800	10,163,196	11,080,996	(3,785,135)	1987	30 Years
Heronwood (REIT)	Ft. Myers, FL	146,100	1,390,189	1,536,289	(161,691)	1982	30 Years
Hessian Hills	Charlottesville, VA (T)	181,229	5,349,079	5,530,308	(916,847)	1966	30 Years
Hickory Mill	Hillard, OH	161,714	1,607,097	1,768,811	(290,608)	1980	30 Years

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
Hickory Place	Gainesville, FL	1,268,144		192,453	1,695,454	—	262,591
Hidden Acres	Sarasota, FL	1,601,965		253,139	2,230,579	—	318,423
Hidden Lake	Sacramento, CA	15,165,000		1,715,000	11,776,408	—	616,648
Hidden Lakes	Haltom City, TX	—		1,872,000	20,242,109	—	803,145
Hidden Oaks	Cary, NC	—		1,178,600	10,614,135	—	1,287,127
Hidden Palms	Tampa, FL	—		2,049,600	6,345,885	—	1,274,722
Hidden Pines	Casselberry, FL	19,562		176,308	1,553,565	—	319,393
Hidden Valley Club	Ann Arbor, MI	—		915,000	6,667,098	—	3,356,198
High Meadow	Ellington, CT	4,170,141		583,679	3,901,774	—	180,038
High Points	New Port Richey, FL	—		222,308	1,958,772	—	332,726
High River	Tuscaloosa, AL (T)	3,612,197		208,108	3,663,221	—	581,848
Highland Creste	Kent, WA	—		935,200	8,415,391	—	910,177
Highland Glen	Westwood, MA	—		2,229,095	16,828,153	—	173,665
Highland Glen II	Westwood, MA	—		603,508	225,427	—	—
Highland Point	Aurora, CO		(Q)	1,631,900	14,684,439	—	1,240,766
Highline Oaks	Denver, CO		(M)	1,057,400	9,340,249	—	1,115,704
Hillcrest Villas	Crestview, FL	928,180		141,603	1,247,677	—	167,212
Hillside Manor	Americus, GA	—		102,632	904,111	—	297,971
Holly Ridge	Pembroke Park, FL	—		295,596	2,603,985	—	336,564
Holly Sands I	Ft. Walton Bch.,FL	—		190,942	1,682,524	—	248,871
Holly Sands II	Ft. Walton Bch., FL	1,009,375		124,578	1,098,074	—	139,794
Horizon Place	Tampa, FL	12,214,972		2,128,000	12,086,937	—	893,829
Hunt Club	Charlotte, NC	—		990,000	17,992,887	—	803,985
Hunt Club II	Charlotte, NC	—		100,000	—	—	—
Hunters Green	Fort Worth, TX	—		524,300	3,653,481	—	1,172,900
Hunters Ridge	St. Louis, MO	10,875,000		994,500	8,913,997	—	1,254,091
Huntington Park	Everett, WA	—		1,597,500	14,367,864	—	1,428,118
Independence Village	Reynoldsbury, OH	—		226,988	2,000,011	—	312,736
Indian Bend	Scottsdale, AZ	—		1,075,700	9,675,133	—	1,760,874
Indian Lake I	Morrow, GA	—		839,669	7,398,395	—	472,654
Indian Ridge I (REIT)	Tallahassee, FL	—		135,500	1,218,598	—	104,014
Indian Ridge II (REIT)	Tallahassee, FL	—		94,300	849,192	—	43,709
Indian Tree	Arvada, CO	—		881,225	4,552,815	—	1,467,348
Indigo Springs	Kent, WA	—		1,270,500	11,446,902	—	1,668,696
Iris Glen	Conyers, GA	1,690,858		270,458	2,383,030	—	135,392
Ironwood at the Ranch	Wesminster, CO	—		1,493,300	13,439,305	—	1,054,232
Isle at Arrowhead Ranch	Glendale, AZ	—		1,650,237	19,593,123	—	490,544
Isles at Sawgrass	Sunrise, FL	—		7,360,000	18,750,693	—	669,222
Ivy Place	Atlanta, GA	—		802,950	7,228,257	—	1,002,964
Jaclen Towers	Beverly, NJ	1,931,232		437,072	2,921,735	—	311,683
James Street Crossing	Kent, WA	16,379,123		2,081,254	18,748,337	—	902,580
Jefferson Way I	Orange Park, FL	1,000,621		147,799	1,302,268	—	213,943
Junipers at Yarmouth	Yarmouth, ME	—		1,355,700	7,860,135	—	1,218,108
Jupiter Cove I	Jupiter, FL	1,534,955		233,932	2,060,900	—	340,302
Jupiter Cove II	Jupiter, FL	1,510,840		1,220,000	483,833	—	232,546
Jupiter Cove III	Jupiter, FL	1,614,862		242,010	2,131,722	—	190,403
Kempton Downs	Gresham, OR	—		1,217,349	10,943,372	—	1,719,024
Ketwood	Kettering, OH	—		266,443	2,347,655	—	319,934
Keystone	Austin, TX	—		498,500	4,487,295	—	1,189,416
Kings Colony	Savannah, GA	1,953,145		230,149	2,027,865	—	208,914
Kingsport	Alexandria, VA			1,262,250	12,479,294	—	2,184,087
Kirby Place	Houston, TX	—		3,621,600	25,896,774	—	1,107,079
La Costa Brava (ORL)	Orlando, FL	—		206,626	3,652,534	—	4,582,120
La Mariposa	Mesa, AZ	—		2,047,539	12,466,128	—	920,563
La Mirage	San Diego, CA	—		28,895,200	95,567,943	—	4,629,747
La Mirage IV	San Diego, CA	—		6,000,000	47,449,353	—	31,426
La Tour Fontaine	Houston, TX	—		2,916,000	15,917,178	—	746,660
Ladera	Phoenix, AZ		(Q)	2,978,879	20,640,453	—	553,120
Laguna Clara	Santa Clara, CA	17,218,594		13,642,420	29,591,154	—	—
Lakes at Vinings	Atlanta, GA	21,228,864		6,498,000	21,832,252	—	1,857,222
Lakeshore at Preston	Plano, TX	—		3,325,800	15,208,348	—	705,863
Lakeshore I (GA)	Ft. Oglethorpe, GA	1,202,296		169,375	1,492,378	—	314,210
Lakeview	Lodi, CA	7,286,000		950,000	5,368,814	—	753,391
Lakeville Resort	Petaluma, CA	—		2,736,500	24,610,651	—	2,267,325
Lakewood	Tulsa, OK	5,600,000		855,000	6,480,729	—	544,060
Lakewood Greens	Dallas, TX	7,889,779		2,019,600	9,026,907	—	518,134
Lakewood Oaks	Dallas, TX	—		1,631,600	14,686,192	—	1,785,640
Landera	San Antonio, TX	—		766,300	6,896,811	—	974,748
Landings at Port Imperial	W. New York, NJ	—		27,246,045	37,741,050	—	320,319
Lantern Cove	Foster City, CA	36,403,000		6,945,000	21,363,313	—	493,094
Larkspur I (Hil)	Hillard, OH	—		179,628	1,582,519	—	237,357
Larkspur Shores	Hillard, OH	—		17,107,300	31,399,237	—	3,408,139
Larkspur Woods	Sacramento, CA	—		5,802,900	14,576,106	—	956,229

Description		Gross Amount Carried at Close of Period 12/31/03						Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction		Latest Income Statement (C)
Hickory Place	Gainesville, FL	192,453	1,958,045	2,150,498	(351,557)	1983		30 Years
Hidden Acres	Sarasota, FL	253,139	2,549,002	2,802,141	(421,977)	1987		30 Years
Hidden Lake	Sacramento, CA	1,715,000	12,393,055	14,108,055	(1,388,645)	1985		30 Years
Hidden Lakes	Haltom City, TX	1,872,000	21,045,254	22,917,254	(4,074,586)	1996		30 Years
Hidden Oaks	Cary, NC	1,178,600	11,901,262	13,079,862	(3,096,509)	1988		30 Years
Hidden Palms	Tampa, FL	2,049,600	7,620,607	9,670,207	(2,134,207)	1986		30 Years
Hidden Pines	Casselberry, FL	176,308	1,872,959	2,049,267	(337,256)	1981		30 Years
Hidden Valley Club	Ann Arbor, MI	915,000	10,023,296	10,938,296	(6,876,495)	1973		30 Years
High Meadow	Ellington, CT	583,679	4,081,812	4,665,491	(498,058)	1975		30 Years
High Points	New Port Richey, FL	222,308	2,291,498	2,513,806	(431,757)	1986		30 Years
High River	Tuscaloosa, AL (T)	208,108	4,245,069	4,453,177	(771,146)	1978		30 Years
Highland Creste	Kent, WA	935,200	9,325,568	10,260,768	(2,517,609)	1989		30 Years
Highland Glen	Westwood, MA	2,229,095	17,001,818	19,230,914	(1,837,484)	1979		30 Years
Highland Glen II	Westwood, MA	603,508	225,427	828,935	—		(F)	30 Years
Highland Point	Aurora, CO	1,631,900	15,925,205	17,557,105	(4,010,545)	1984		30 Years
Highline Oaks	Denver, CO	1,057,400	10,455,953	11,513,353	(2,852,695)	1986		30 Years
Hillcrest Villas	Crestview, FL	141,603	1,414,889	1,556,492	(252,319)	1985		30 Years
Hillside Manor	Americus, GA	102,632	1,202,082	1,304,715	(227,777)	1985		30 Years
Holly Ridge	Pembroke Park, FL	295,596	2,940,549	3,236,145	(500,104)	1986		30 Years
Holly Sands I	Ft. Walton Bch.,FL	190,942	1,931,396	2,122,338	(355,946)	1985		30 Years
Holly Sands II	Ft. Walton Bch., FL	124,578	1,237,868	1,362,446	(227,442)	1986		30 Years
Horizon Place	Tampa, FL	2,128,000	12,980,766	15,108,766	(2,730,785)	1985		30 Years
Hunt Club	Charlotte, NC	990,000	18,796,873	19,786,873	(3,677,311)	1990		30 Years
Hunt Club II	Charlotte, NC	100,000	—	100,000	—		(F)	30 Years
Hunters Green	Fort Worth, TX	524,300	4,826,381	5,350,681	(2,143,330)	1981		30 Years
Hunters Ridge	St. Louis, MO	994,500	10,168,087	11,162,587	(2,771,420)	1986-1987		30 Years
Huntington Park	Everett, WA	1,597,500	15,795,982	17,393,482	(5,889,740)	1991		30 Years
Independence Village	Reynoldsbury, OH	226,988	2,312,747	2,539,734	(421,523)	1978		30 Years
Indian Bend	Scottsdale, AZ	1,075,700	11,436,007	12,511,707	(4,609,437)	1973		30 Years
Indian Lake I	Morrow, GA	839,669	7,871,049	8,710,717	(1,271,013)	1987		30 Years
Indian Ridge I (REIT)	Tallahassee, FL	135,500	1,322,612	1,458,112	(158,798)	1981		30 Years
Indian Ridge II (REIT)	Tallahassee, FL	94,300	892,900	987,200	(105,262)	1982		30 Years
Indian Tree	Arvada, CO	881,225	6,020,162	6,901,387	(2,532,785)	1983		30 Years
Indigo Springs	Kent, WA	1,270,500	13,115,598	14,386,098	(3,721,211)	1991		30 Years
Iris Glen	Conyers, GA	270,458	2,518,422	2,788,880	(413,216)	1984		30 Years
Ironwood at the Ranch	Wesminster, CO	1,493,300	14,493,537	15,986,837	(3,556,587)	1986		30 Years
Isle at Arrowhead Ranch	Glendale, AZ	1,650,237	20,083,667	21,733,904	(4,354,235)	1996		30 Years
Isles at Sawgrass	Sunrise, FL	7,360,000	19,419,915	26,779,915	(1,489,544)	1991-1995		30 Years
Ivy Place	Atlanta, GA	802,950	8,231,221	9,034,171	(2,440,111)	1978		30 Years
Jaclen Towers	Beverly, NJ	437,072	3,233,418	3,670,490	(408,530)	1976		30 Years
James Street Crossing	Kent, WA	2,081,254	19,650,917	21,732,171	(4,521,418)	1989		30 Years
Jefferson Way I	Orange Park, FL	147,799	1,516,211	1,664,009	(261,167)	1987		30 Years
Junipers at Yarmouth	Yarmouth, ME	1,355,700	9,078,243	10,433,943	(2,479,976)	1970		30 Years
Jupiter Cove I	Jupiter, FL	233,932	2,401,202	2,635,134	(432,481)	1987		30 Years
Jupiter Cove II	Jupiter, FL	1,220,000	716,379	1,936,379	(124,206)	1987		30 Years
Jupiter Cove III	Jupiter, FL	242,010	2,322,124	2,564,134	(380,555)	1987		30 Years
Kempton Downs	Gresham, OR	1,217,349	12,662,396	13,879,745	(4,392,810)	1990		30 Years
Ketwood	Kettering, OH	266,443	2,667,588	2,934,032	(468,735)	1979		30 Years
Keystone	Austin, TX	498,500	5,676,711	6,175,211	(2,188,810)	1981		30 Years
Kings Colony	Savannah, GA	230,149	2,236,779	2,466,928	(401,102)	1987		30 Years
Kingsport	Alexandria, VA	1,262,250	14,663,381	15,925,631	(5,196,163)	1986		30 Years
Kirby Place	Houston, TX	3,621,600	27,003,853	30,625,453	(6,099,623)	1994		30 Years
La Costa Brava (ORL)	Orlando, FL	206,626	8,234,654	8,441,280	(5,400,567)	1967		30 Years
La Mariposa	Mesa, AZ	2,047,539	13,386,691	15,434,230	(3,215,195)	1986		30 Years
La Mirage	San Diego, CA	28,895,200	100,197,689	129,092,889	(23,154,151)	1988/1992		30 Years
La Mirage IV	San Diego, CA	6,000,000	47,480,779	53,480,779	(3,449,516)	2001		30 Years
La Tour Fontaine	Houston, TX	2,916,000	16,663,838	19,579,838	(3,141,090)	1994		30 Years
Ladera	Phoenix, AZ	2,978,879	21,193,573	24,172,452	(4,569,115)	1995		30 Years
Laguna Clara	Santa Clara, CA	13,642,420	29,591,154	43,233,574	—	1972		30 Years
Lakes at Vinings	Atlanta, GA	6,498,000	23,689,474	30,187,474	(5,102,363)	1972/1975		30 Years
Lakeshore at Preston	Plano, TX	3,325,800	15,914,211	19,240,011	(3,323,759)	1992		30 Years
Lakeshore I (GA)	Ft. Oglethorpe, GA	169,375	1,806,588	1,975,963	(348,809)	1986		30 Years
Lakeview	Lodi, CA	950,000	6,122,205	7,072,205	(667,447)	1983		30 Years
Lakeville Resort	Petaluma, CA	2,736,500	26,877,976	29,614,476	(7,542,217)	1984		30 Years
Lakewood	Tulsa, OK	855,000	7,024,789	7,879,789	(800,024)	1985		30 Years
Lakewood Greens	Dallas, TX	2,019,600	9,545,041	11,564,641	(2,121,180)	1986		30 Years
Lakewood Oaks	Dallas, TX	1,631,600	16,471,832	18,103,432	(5,859,403)	1987		30 Years
Landera	San Antonio, TX	766,300	7,871,559	8,637,859	(2,174,112)	1983		30 Years
Landings at Port Imperial	W. New York, NJ	27,246,045	38,061,369	65,307,414	(4,049,899)	1999		30 Years
Lantern Cove	Foster City, CA	6,945,000	21,856,407	28,801,407	(2,094,988)	1985		30 Years
Larkspur I (Hil)	Hillard, OH	179,628	1,819,876	1,999,505	(315,900)	1983		30 Years
Larkspur Shores	Hillard, OH	17,107,300	34,807,376	51,914,676	(7,616,905)	1983		30 Years
Larkspur Woods	Sacramento, CA	5,802,900	15,532,336	21,335,236	(3,688,075)	1989/1993		30 Years

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
LaSalle	Beaverton, OR (G)	34,457,723		7,202,000	35,877,612	—	540,440
Laurel Bay	Ypsilanti, MI	—		186,004	1,639,366	—	243,186
Laurel Glen	Acworth, GA	1,655,375		289,509	2,550,891	—	125,457
Laurel Ridge	Chapel Hill, NC	—		160,000	3,206,076	—	2,767,295
Laurel Ridge II	Chapel Hill, NC	—		22,551	—	—	—
Legends at Preston	Morrisville, NC	—		3,056,000	27,150,721	—	161,848
Lexford Apartment Homes	Miami, FL	1,251,771		191,986	1,691,254	—	102,501
Lexington Farm	Alpharetta, GA	—		3,521,900	22,888,305	—	729,469
Lexington Glen	Atlanta, GA	—		5,760,000	40,190,507	—	1,753,846
Lexington Park	Orlando, FL	—		2,016,000	12,346,726	—	1,124,523
Liberty Park	Brain Tree, MA	26,500,000		5,977,504	26,748,835	—	41,570
Lincoln Heights	Quincy, MA		(R)	5,928,400	33,595,262	—	844,350
Lindendale	Columbus, OH	1,278,195		209,159	1,842,816	—	232,857
Link Terrace	Hinesville, GA	—		121,839	1,073,581	—	121,572
Little Cottonwoods	Tempe, AZ	—		3,050,133	26,991,689	—	1,269,107
Lodge (OK), The	Tulsa, OK	—		313,371	2,750,936	—	1,801,875
Lodge (TX), The	San Antonio, TX	—		1,363,636	7,464,586	—	2,647,480
Lofton Place	Tampa, FL	—		2,240,000	16,679,214	—	1,145,363
Longfellow Glen	Sudbury, MA	4,455,640		1,094,273	7,314,994	—	810,952
Longfellow Place	Boston, MA (G)	—		53,164,160	183,940,619	—	17,900,681
Longwood	Decatur, GA	—		1,454,048	13,087,837	—	1,007,910
Longwood (KY)	Lexington,KY	—		146,309	1,289,042	—	227,359
Loomis Manor	West Hartford, CT		(P)	422,350	2,823,326	—	209,855
Madison at Cedar Springs	Dallas, TX		(R)	2,470,000	33,194,620	—	591,474
Madison at Chase Oaks	Plano, TX	—		3,055,000	28,932,885	—	1,122,355
Madison at River Sound	Lawrenceville, GA	—		3,666,999	47,387,106	—	875,883
Madison at Round Grove	Lewisville, TX		(Q)	2,626,000	25,682,373	—	852,183
Madison at Scofield Farms	Austin, TX	12,414,810		2,080,000	14,597,971	—	787,658
Madison at Stone Creek	Austin, TX	—		2,535,000	22,611,700	—	972,558
Madison at the Arboretum	Austin, TX	—		1,046,500	9,638,269	—	644,716
Madison at Walnut Creek	Austin, TX	—		2,737,600	14,623,574	—	1,111,692
Madison at Wells Branch	Austin, TX	—		2,377,344	16,370,879	—	1,024,280
Madison on Melrose	Richardson, TX	—		1,300,000	15,096,551	—	369,407
Madison on the Parkway	Dallas, TX	—		2,444,000	22,505,043	—	831,323
Magnolia at Whitlock	Marietta, GA	—		132,979	1,526,005	—	3,045,874
Mallard Cove at Conway	Orlando, FL	—		600,000	3,528,927	—	4,854,512
Manchester (REIT)	Jacksonville, FL	1,225,161		184,100	1,657,194	—	177,236
Marabou Mills I	Indianapolis, IN	1,309,314		224,178	1,974,952	—	212,941
Marabou Mills II	Indianapolis, IN	—		192,186	1,693,220	—	114,302
Marabou Mills III	Indianapolis, IN	1,140,520		171,557	1,511,602	—	96,584
Mariner Club (FL)	Pembroke Pines, FL	—		1,824,500	20,771,566	—	742,678
Mariners Wharf	Orange Park, FL	—		1,861,200	16,744,951	—	912,236
Marks	Englewood, CO (G)	19,555,000		4,928,500	44,621,814	—	2,830,926
Marquessa	Corona Hills, CA	—		6,888,500	21,604,584	—	1,178,143
Marsh Landing I	Brunswick, GA	—		133,193	1,173,573	—	247,645
Marshlanding II	Brunswick, GA	897,899		111,187	979,679	—	135,848
Martha Lake	Lynnwood, WA	—		821,200	7,405,070	—	1,064,882
Martins Landing	Roswell, GA	12,053,837		4,802,000	12,899,972	—	1,323,275
McDowell Place	Naperville, IL		(R)	2,580,400	23,209,629	—	2,025,661
Meadow Ridge	Norwich, CT	4,370,997		747,957	4,999,937	—	140,072
Meadowland	Bogart, GA	—		152,395	1,342,663	—	73,532
Meadowood (Cin)	Cincinnati, OH	—		330,734	2,913,731	—	390,863
Meadowood (Cuy)	Cuyahoga Falls, OH	—		201,407	1,774,784	—	167,838
Meadowood (Fra)	Franklin, IN	947,128		129,252	1,138,733	—	174,664
Meadowood (New)	Newburgh, IN	919,719		131,546	1,159,064	—	125,546
Meadowood (Nic)	Nicholasville, KY	1,328,849		173,223	1,526,283	—	244,499
Meadowood (Tem)	Temperance, MI	1,283,716		173,675	1,530,262	—	142,185
Meadowood Apts. (Man)	Mansfield, OH	—		118,504	1,044,002	—	158,963
Meadowood I (GA)	Norcross, GA	—		205,468	1,810,393	—	235,153
Meadowood I (OH)	Columbus, OH	—		146,912	1,294,458	—	273,880
Meadowood II (GA)	Norcross, GA	—		176,968	1,559,544	—	161,838
Meadowood II (OH)	Columbus, OH	459,027		57,802	509,199	—	94,716
Meadows I (OH), The	Columbus, OH	—		150,800	1,328,616	—	210,077
Meadows II (OH), The	Columbus, OH	1,111,775		186,636	1,644,521	—	207,033
Meldon Place	Toledo, OH	2,249,605		288,434	2,541,701	—	550,421
Merrifield	Salisbury, MD	1,896,952		268,712	2,367,645	—	267,130
Merrill Creek	Lakewood, WA	—		814,200	7,330,606	—	393,087
Merritt at Satellite Place	Duluth, GA		(S)	3,400,000	30,115,674	—	475,100
Mesa Del Oso	Albuquerque, NM	10,713,135		4,305,000	12,112,957	—	412,694
Miguel Place	Port Richey, FL	1,403,066		199,349	1,756,482	—	358,751
Mill Creek	Milpitas, CA	—		12,858,693	57,169,503	—	210,628
Mill Pond	Millersville, MD	7,300,000		2,880,000	8,468,462	—	808,831
Millburn	Stow, OH	145,715		192,062	1,692,276	—	155,273

Description		Gross Amount Carried at Close of Period 12/31/03						Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction		Latest Income Statement (C)
LaSalle	Beaverton, OR (G)	7,202,000	36,418,052	43,620,052	(1,469,173)	1998		30 Years
Laurel Bay	Ypsilanti, MI	186,004	1,882,552	2,068,556	(294,196)	1989		30 Years
Laurel Glen	Acworth, GA	289,509	2,676,348	2,965,857	(435,570)	1986		30 Years
Laurel Ridge	Chapel Hill, NC	160,000	5,973,371	6,133,371	(3,939,631)	1975		30 Years
Laurel Ridge II	Chapel Hill, NC	22,551	—	22,551	—		(F)	30 Years
Legends at Preston	Morrisville, NC	3,056,000	27,312,569	30,368,569	(3,074,635)	2000		30 Years
Lexford Apartment Homes	Miami, FL	191,986	1,793,755	1,985,740	(298,469)	1987		30 Years
Lexington Farm	Alpharetta, GA	3,521,900	23,617,774	27,139,674	(4,496,160)	1995		30 Years
Lexington Glen	Atlanta, GA	5,760,000	41,944,353	47,704,353	(7,922,605)	1990		30 Years
Lexington Park	Orlando, FL	2,016,000	13,471,249	15,487,249	(2,795,260)	1988		30 Years
Liberty Park	Brain Tree, MA	5,977,504	26,790,404	32,767,908	(666,101)	2000		30 Years
Lincoln Heights	Quincy, MA	5,928,400	34,439,612	40,368,012	(7,441,230)	1991		30 Years
Lindendale	Columbus, OH	209,159	2,075,673	2,284,831	(364,076)	1987		30 Years
Link Terrace	Hinesville, GA	121,839	1,195,153	1,316,991	(213,471)	1984		30 Years
Little Cottonwoods	Tempe, AZ	3,050,133	28,260,796	31,310,929	(6,363,126)	1984		30 Years
Lodge (OK), The	Tulsa, OK	313,371	4,552,811	4,866,182	(3,450,634)	1979		30 Years
Lodge (TX), The	San Antonio, TX	1,363,636	10,112,066	11,475,702	(5,609,478)	1989/1990		30 Years
Lofton Place	Tampa, FL	2,240,000	17,824,577	20,064,577	(3,597,111)	1988		30 Years
Longfellow Glen	Sudbury, MA	1,094,273	8,125,946	9,220,219	(943,465)	1984		30 Years
Longfellow Place	Boston, MA (G)	53,164,160	201,841,299	255,005,459	(32,606,747)	1975		30 Years
Longwood	Decatur, GA	1,454,048	14,095,747	15,549,795	(5,017,875)	1992		30 Years
Longwood (KY)	Lexington,KY	146,309	1,516,401	1,662,710	(265,061)	1985		30 Years
Loomis Manor	West Hartford, CT	422,350	3,033,180	3,455,531	(368,682)	1948		30 Years
Madison at Cedar Springs	Dallas, TX	2,470,000	33,786,094	36,256,094	(6,285,987)	1995		30 Years
Madison at Chase Oaks	Plano, TX	3,055,000	30,055,240	33,110,240	(5,761,731)	1995		30 Years
Madison at River Sound	Lawrenceville, GA	3,666,999	48,262,989	51,929,988	(8,971,295)	1996		30 Years
Madison at Round Grove	Lewisville, TX	2,626,000	26,534,556	29,160,556	(5,141,833)	1995		30 Years
Madison at Scofield Farms	Austin, TX	2,080,000	15,385,629	17,465,629	(1,986,745)	1996		30 Years
Madison at Stone Creek	Austin, TX	2,535,000	23,584,257	26,119,257	(4,661,613)	1995		30 Years
Madison at the Arboretum	Austin, TX	1,046,500	10,282,985	11,329,485	(2,095,876)	1995		30 Years
Madison at Walnut Creek	Austin, TX	2,737,600	15,735,266	18,472,866	(3,799,889)	1994		30 Years
Madison at Wells Branch	Austin, TX	2,377,344	17,395,159	19,772,503	(2,280,909)	1995		30 Years
Madison on Melrose	Richardson, TX	1,300,000	15,465,958	16,765,958	(2,935,773)	1995		30 Years
Madison on the Parkway	Dallas, TX	2,444,000	23,336,366	25,780,366	(4,544,039)	1995		30 Years
Magnolia at Whitlock	Marietta, GA	132,979	4,571,879	4,704,858	(2,563,939)	1971		30 Years
Mallard Cove at Conway	Orlando, FL	600,000	8,383,439	8,983,439	(6,723,478)	1974		30 Years
Manchester (REIT)	Jacksonville, FL	184,100	1,834,430	2,018,530	(208,744)	1985		30 Years
Marabou Mills I	Indianapolis, IN	224,178	2,187,894	2,412,072	(395,402)	1986		30 Years
Marabou Mills II	Indianapolis, IN	192,186	1,807,523	1,999,709	(307,394)	1987		30 Years
Marabou Mills III	Indianapolis, IN	171,557	1,608,186	1,779,743	(269,669)	1987		30 Years
Mariner Club (FL)	Pembroke Pines, FL	1,824,500	21,514,245	23,338,745	(4,193,912)	1988		30 Years
Mariners Wharf	Orange Park, FL	1,861,200	17,657,187	19,518,387	(4,080,948)	1989		30 Years
Marks	Englewood, CO (G)	4,928,500	47,452,740	52,381,240	(11,526,228)	1987		30 Years
Marquessa	Corona Hills, CA	6,888,500	22,782,727	29,671,227	(5,356,992)	1992		30 Years
Marsh Landing I	Brunswick, GA	133,193	1,421,218	1,554,411	(267,421)	1984		30 Years
Marshlanding II	Brunswick, GA	111,187	1,115,527	1,226,714	(204,497)	1986		30 Years
Martha Lake	Lynnwood, WA	821,200	8,469,952	9,291,152	(2,179,816)	1991		30 Years
Martins Landing	Roswell, GA	4,802,000	14,223,247	19,025,247	(3,138,598)	1972		30 Years
McDowell Place	Naperville, IL	2,580,400	25,235,290	27,815,690	(6,941,706)	1988		30 Years
Meadow Ridge	Norwich, CT	747,957	5,140,009	5,887,965	(629,611)	1987		30 Years
Meadowland	Bogart, GA	152,395	1,416,195	1,568,590	(240,286)	1984		30 Years
Meadowood (Cin)	Cincinnati, OH	330,734	3,304,594	3,635,329	(550,138)	1985		30 Years
Meadowood (Cuy)	Cuyahoga Falls, OH	201,407	1,942,622	2,144,029	(320,778)	1985		30 Years
Meadowood (Fra)	Franklin, IN	129,252	1,313,398	1,442,649	(243,947)	1983		30 Years
Meadowood (New)	Newburgh, IN	131,546	1,284,609	1,416,155	(229,522)	1984		30 Years
Meadowood (Nic)	Nicholasville, KY	173,223	1,770,782	1,944,005	(313,205)	1983		30 Years
Meadowood (Tem)	Temperance, MI	173,675	1,672,448	1,846,122	(265,125)	1984		30 Years
Meadowood Apts. (Man)	Mansfield, OH	118,504	1,202,965	1,321,469	(213,492)	1983		30 Years
Meadowood I (GA)	Norcross, GA	205,468	2,045,546	2,251,014	(340,338)	1982		30 Years
Meadowood I (OH)	Columbus, OH	146,912	1,568,338	1,715,251	(299,537)	1984		30 Years
Meadowood II (GA)	Norcross, GA	176,968	1,721,383	1,898,351	(287,797)	1984		30 Years
Meadowood II (OH)	Columbus, OH	57,802	603,914	661,716	(113,445)	1985		30 Years
Meadows I (OH), The	Columbus, OH	150,800	1,538,693	1,689,493	(279,263)	1985		30 Years
Meadows II (OH), The	Columbus, OH	186,636	1,851,553	2,038,190	(320,475)	1987		30 Years
Meldon Place	Toledo, OH	288,434	3,092,121	3,380,555	(631,049)	1978		30 Years
Merrifield	Salisbury, MD	268,712	2,634,774	2,903,486	(429,408)	1988		30 Years
Merrill Creek	Lakewood, WA	814,200	7,723,692	8,537,892	(1,905,149)	1994		30 Years
Merritt at Satellite Place	Duluth, GA	3,400,000	30,590,775	33,990,775	(4,658,938)	1999		30 Years
Mesa Del Oso	Albuquerque, NM	4,305,000	12,525,651	16,830,651	(1,357,722)	1983		30 Years
Miguel Place	Port Richey, FL	199,349	2,115,234	2,314,583	(388,464)	1987		30 Years
Mill Creek	Milpitas, CA	12,858,693	57,380,131	70,238,824	(1,269,479)	1991		30 Years
Mill Pond	Millersville, MD	2,880,000	9,277,293	12,157,293	(1,990,989)	1984		30 Years
Millburn	Stow, OH	192,062	1,847,549	2,039,611	(292,721)	1984		30 Years

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
Millburn Court I	Centerville, OH	—		260,000	1,246,757	—	108,217
Millburn Court II	Centerville, OH	861,778		122,870	1,082,698	—	276,032
Mira Flores	Palm Beach Gardens, FL	—		7,040,000	22,515,299	—	438,429
Mission Bay	Orlando, FL	—		2,432,000	21,623,560	—	939,384
Mission Hills	Oceanside, CA	10,134,515		5,640,000	21,130,732	—	582,953
Misty Woods	Cary, NC	—		720,790	18,063,934	—	2,149,310
Montecito	Valencia, CA	—		8,400,000	24,709,146	—	334,382
Montevista	Dallas, TX	—		3,931,550	19,788,568	—	296,953
Montgomery Court I (MI)	Haslett, MI	1,138,082		156,298	1,377,153	—	303,477
Montgomery Court I (OH)	Dublin, OH	1,214,586		163,755	1,442,643	—	325,062
Montgomery Court II (OH)	Dublin, OH	—		149,734	1,319,417	—	183,986
Montierra	Scottsdale, AZ	—		3,455,000	17,266,787	—	275,377
Montierra (CA)	San Diego, CA	17,854,489		8,160,000	29,360,938	—	923,201
Montrose Square	Columbus, OH	—		193,266	1,703,260	—	422,073
Morgan Trace	Union City, GA	—		239,102	2,105,728	—	265,209
Morningside	Scottsdale, AZ	—		670,470	12,607,976	—	607,884
Mosswood I	Winter Springs, FL	—		163,294	1,438,796	—	286,405
Mosswood II	Winter Springs, FL	1,459,292		275,330	2,426,158	—	393,309
Mountain Park Ranch	Phoenix, AZ		(O)	1,662,332	18,260,276	—	701,252
Mountain Terrace	Stevenson Ranch, CA	—		3,966,500	35,814,995	—	1,542,719
Nehoiden Glen	Needham, MA	1,847,102		634,538	4,241,755	—	223,809
Newberry I	Lansing, MI	—		183,509	1,616,913	—	241,612
Newberry II	Lansing, MI	—		142,292	1,253,951	—	150,661
Newport Heights	Tukwila, WA	—		391,200	3,522,780	—	632,572
Noonan Glen	Winchester, MA	505,024		151,344	1,011,700	—	97,651
North Creek (Everett)	Evertt, WA	—		3,967,500	12,387,190	—	1,740,126
North Hill	Atlanta, GA	15,121,418		2,525,300	18,550,989	—	4,879,368
Northampton 1	Largo, MD	19,437,031		1,843,200	17,528,381	—	3,242,996
Northampton 2	Largo, MD	—		1,513,500	14,246,990	—	1,605,977
Northglen	Valencia, CA	14,763,217		9,360,000	20,778,553	—	453,019
Northridge	Pleasant Hill, CA	—		5,527,800	14,691,705	—	1,723,826
Northridge (GA)	Carrolton, GA	—		238,811	2,104,181	—	156,121
Northrup Court I	Coraopolis, PA	1,303,218		189,246	1,667,463	—	153,310
Northrup Court II	Coraopolis, PA	—		157,190	1,385,018	—	109,719
Northwoods Village	Cary, NC	—		1,369,700	11,460,337	—	1,355,284
Norton Glen	Norton, MA	4,355,502		1,012,556	6,768,727	—	1,419,546
Nova Glen I	Daytona Beach, FL	—		142,086	1,251,930	—	417,167
Nova Glen II	Daytona Beach, FL	—		175,168	1,543,420	—	367,494
Novawood I	Daytona Beach, FL	149,213		122,311	1,077,897	—	240,064
Novawood II	Daytona Beach, FL	—		144,401	1,272,484	—	166,421
Oak Gardens	Hollywood, FL	—		329,968	2,907,288	—	295,242
Oak Mill 2	Germantown, MD	9,600,000		854,133	9,010,184	—	843,223
Oak Park North	Agoura Hills, CA		(I)	1,706,900	15,362,666	—	659,670
Oak Park South	Agoura Hills, CA		(I)	1,683,800	15,154,608	—	741,287
Oak Ridge	Clermont, FL	1,153,709		173,617	1,529,936	—	303,813
Oak Shade	Orange City, FL	—		229,403	2,021,290	—	154,948
Oakland Hills	Margate, FL	—		3,040,000	4,930,604	—	570,878
Oakley Woods	Union City, GA	1,060,501		165,449	1,457,485	—	290,857
Oaks	Santa Clarita, CA	45,885,102		23,400,000	61,032,944	—	80,506
Oaks (NC)	Charlotte, NC	—		2,196,744	23,601,540	—	489,611
Oakwood Manor	Hollywood, FL	—		173,247	1,525,973	—	89,423
Oakwood Village (FL)	Hudson, FL	—		145,547	1,282,427	—	397,321
Oakwood Village (FL) II	Hudson, FL	—		31,734	—	—	—
Oakwood Village (GA)	Augusta, GA	—		161,174	1,420,119	—	169,028
Ocean Walk	Key West, FL	21,079,921		2,838,749	25,545,009	—	1,112,037
Old Archer Court	Gainesville, FL	923,110		170,323	1,500,735	—	327,215
Old Mill Glen	Maynard, MA	1,831,187		396,756	2,652,233	—	128,430
Olde Redmond Place	Redmond, WA		(R)	4,807,100	14,126,038	—	891,340
Olivewood (MI)	Sterling Hts., MI	—		519,167	4,574,905	—	516,551
Olivewood I	Indianapolis, IN	—		184,701	1,627,420	—	327,312
Olivewood II	Indianapolis, IN	1,223,860		186,235	1,640,571	—	230,561
One Eton Square	Tulsa, OK	—		1,570,100	14,130,937	—	2,263,099
Orchard Ridge	Lynnwood, WA	—		480,600	4,372,033	—	598,676
Overlook	San Antonio, TX	—		1,100,200	9,901,517	—	1,591,811
Overlook Manor	Frederick, MD	—		1,299,100	3,930,931	—	761,988
Overlook Manor II	Frederick, MD	5,380,000		2,186,300	6,262,597	—	231,098
Overlook Manor III	Frederick, MD	—		1,026,300	3,027,390	—	116,268
Paces Station	Atlanta, GA	—		4,801,500	32,548,053	—	3,790,967
Palladia	Hillsboro, OR	—		6,461,000	44,888,156	—	245,990
Palm Place	Sarasota. FL	—		248,315	2,188,339	—	404,127
Palm Side (REIT)	Palm Bay, FL	1,076,031		116,334	1,047,004	—	1,000
Panther Ridge	Federal Way, WA	—		1,055,800	9,506,117	—	975,397
Paradise Pointe	Dania, FL	—		1,913,414	17,417,956	—	2,965,441

Description		Gross Amount Carried at Close of Period 12/31/03						Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction		Latest Income Statement (C)
Millburn Court I	Centerville, OH	260,000	1,354,973	1,614,973	(172,398)	1979		30 Years
Millburn Court II	Centerville, OH	122,870	1,358,730	1,481,600	(263,079)	1981		30 Years
Mira Flores	Palm Beach Gardens, FL	7,040,000	22,953,728	29,993,728	(1,595,208)	1996		30 Years
Mission Bay	Orlando, FL	2,432,000	22,562,945	24,994,945	(4,360,176)	1991		30 Years
Mission Hills	Oceanside, CA	5,640,000	21,713,686	27,353,686	(2,467,374)	1984		30 Years
Misty Woods	Cary, NC	720,790	20,213,245	20,934,035	(4,545,442)	1984		30 Years
Montecito	Valencia, CA	8,400,000	25,043,527	33,443,527	(2,665,642)	1999		30 Years
Montevista	Dallas, TX	3,931,550	20,085,521	24,017,071	(1,263,755)	2000		30 Years
Montgomery Court I (MI)	Haslett, MI	156,298	1,680,631	1,836,928	(283,780)	1984		30 Years
Montgomery Court I (OH)	Dublin, OH	163,755	1,767,705	1,931,460	(325,104)	1985		30 Years
Montgomery Court II (OH)	Dublin, OH	149,734	1,503,403	1,653,137	(259,673)	1986		30 Years
Montierra	Scottsdale, AZ	3,455,000	17,542,163	20,997,163	(3,027,446)	1999		30 Years
Montierra (CA)	San Diego, CA	8,160,000	30,284,140	38,444,140	(3,492,052)	1990		30 Years
Montrose Square	Columbus, OH	193,266	2,125,333	2,318,599	(422,489)	1987		30 Years
Morgan Trace	Union City, GA	239,102	2,370,937	2,610,039	(390,908)	1986		30 Years
Morningside	Scottsdale, AZ	670,470	13,215,860	13,886,330	(2,946,762)	1989		30 Years
Mosswood I	Winter Springs, FL	163,294	1,725,201	1,888,494	(290,728)	1981		30 Years
Mosswood II	Winter Springs, FL	275,330	2,819,466	3,094,796	(452,962)	1982		30 Years
Mountain Park Ranch	Phoenix, AZ	1,662,332	18,961,528	20,623,860	(4,314,000)	1994		30 Years
Mountain Terrace	Stevenson Ranch, CA	3,966,500	37,357,714	41,324,214	(9,452,567)	1992		30 Years
Nehoiden Glen	Needham, MA	634,538	4,465,564	5,100,102	(507,814)	1978		30 Years
Newberry I	Lansing, MI	183,509	1,858,526	2,042,035	(329,531)	1985		30 Years
Newberry II	Lansing, MI	142,292	1,404,612	1,546,905	(246,293)	1986		30 Years
Newport Heights	Tukwila, WA	391,200	4,155,352	4,546,552	(1,519,227)	1985		30 Years
Noonan Glen	Winchester, MA	151,344	1,109,351	1,260,695	(135,487)	1983		30 Years
North Creek (Everett)	Evertt, WA	3,967,500	14,127,316	18,094,816	(2,873,005)	1986		30 Years
North Hill	Atlanta, GA	2,525,300	23,430,358	25,955,658	(7,306,484)	1984		30 Years
Northampton 1	Largo, MD	1,843,200	20,771,377	22,614,577	(7,849,730)	1977		30 Years
Northampton 2	Largo, MD	1,513,500	15,852,967	17,366,467	(5,416,200)	1988		30 Years
Northglen	Valencia, CA	9,360,000	21,231,571	30,591,571	(2,333,760)	1988		30 Years
Northridge	Pleasant Hill, CA	5,527,800	16,415,530	21,943,330	(3,582,454)	1974		30 Years
Northridge (GA)	Carrolton, GA	238,811	2,260,302	2,499,113	(379,644)	1985		30 Years
Northrup Court I	Coraopolis, PA	189,246	1,820,772	2,010,018	(310,384)	1985		30 Years
Northrup Court II	Coraopolis, PA	157,190	1,494,737	1,651,927	(255,225)	1985		30 Years
Northwoods Village	Cary, NC	1,369,700	12,815,621	14,185,321	(3,314,062)	1986		30 Years
Norton Glen	Norton, MA	1,012,556	8,188,273	9,200,828	(955,948)	1983		30 Years
Nova Glen I	Daytona Beach, FL	142,086	1,669,097	1,811,182	(318,504)	1984		30 Years
Nova Glen II	Daytona Beach, FL	175,168	1,910,914	2,086,082	(329,396)	1986		30 Years
Novawood I	Daytona Beach, FL	122,311	1,317,962	1,440,273	(231,569)	1980		30 Years
Novawood II	Daytona Beach, FL	144,401	1,438,905	1,583,306	(242,003)	1980		30 Years
Oak Gardens	Hollywood, FL	329,968	3,202,529	3,532,497	(519,339)	1988		30 Years
Oak Mill 2	Germantown, MD	854,133	9,853,407	10,707,540	(3,110,938)	1985		30 Years
Oak Park North	Agoura Hills, CA	1,706,900	16,022,336	17,729,236	(4,707,467)	1990		30 Years
Oak Park South	Agoura Hills, CA	1,683,800	15,895,894	17,579,694	(4,721,882)	1989		30 Years
Oak Ridge	Clermont, FL	173,617	1,833,749	2,007,366	(344,270)	1985		30 Years
Oak Shade	Orange City, FL	229,403	2,176,239	2,405,642	(370,859)	1985		30 Years
Oakland Hills	Margate, FL	3,040,000	5,501,481	8,541,481	(775,634)	1987		30 Years
Oakley Woods	Union City, GA	165,449	1,748,342	1,913,791	(316,673)	1984		30 Years
Oaks	Santa Clarita, CA	23,400,000	61,113,450	84,513,450	(903,328)	2000		30 Years
Oaks (NC)	Charlotte, NC	2,196,744	24,091,151	26,287,895	(4,552,024)	1996		30 Years
Oakwood Manor	Hollywood, FL	173,247	1,615,396	1,788,643	(269,341)	1986		30 Years
Oakwood Village (FL)	Hudson, FL	145,547	1,679,747	1,825,294	(328,895)	1986		30 Years
Oakwood Village (FL) II	Hudson, FL	31,734	—	31,734	—		(F)	30 Years
Oakwood Village (GA)	Augusta, GA	161,174	1,589,148	1,750,322	(271,746)	1985		30 Years
Ocean Walk	Key West, FL	2,838,749	26,657,046	29,495,794	(5,909,184)	1990		30 Years
Old Archer Court	Gainesville, FL	170,323	1,827,950	1,998,273	(351,237)	1977		30 Years
Old Mill Glen	Maynard, MA	396,756	2,780,663	3,177,419	(338,386)	1983		30 Years
Olde Redmond Place	Redmond, WA	4,807,100	15,017,378	19,824,478	(3,036,528)	1986		30 Years
Olivewood (MI)	Sterling Hts., MI	519,167	5,091,455	5,610,622	(854,737)	1986		30 Years
Olivewood I	Indianapolis, IN	184,701	1,954,733	2,139,434	(362,514)	1985		30 Years
Olivewood II	Indianapolis, IN	186,235	1,871,131	2,057,366	(330,483)	1986		30 Years
One Eton Square	Tulsa, OK	1,570,100	16,394,036	17,964,136	(4,511,983)	1985		30 Years
Orchard Ridge	Lynnwood, WA	480,600	4,970,709	5,451,309	(1,787,941)	1988		30 Years
Overlook	San Antonio, TX	1,100,200	11,493,327	12,593,527	(3,307,959)	1985		30 Years
Overlook Manor	Frederick, MD	1,299,100	4,692,919	5,992,019	(1,051,944)	1980/1985		30 Years
Overlook Manor II	Frederick, MD	2,186,300	6,493,695	8,679,995	(1,397,174)	1980/1985		30 Years
Overlook Manor III	Frederick, MD	1,026,300	3,143,658	4,169,958	(657,661)	1980/1985		30 Years
Paces Station	Atlanta, GA	4,801,500	36,339,019	41,140,519	(9,528,137)	1984-1988/1989		30 Years
Palladia	Hillsboro, OR	6,461,000	45,134,146	51,595,146	(3,967,164)	2000		30 Years
Palm Place	Sarasota. FL	248,315	2,592,466	2,840,781	(477,973)	1984		30 Years
Palm Side (REIT)	Palm Bay, FL	116,334	1,048,004	1,164,338	(4,721)	1986		30 Years
Panther Ridge	Federal Way, WA	1,055,800	10,481,514	11,537,314	(2,915,051)	1980		30 Years
Paradise Pointe	Dania, FL	1,913,414	20,383,397	22,296,811	(6,842,742)	1987-90		30 Years

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
Parc Royale	Houston, TX	—		2,223,000	11,936,833	—	1,242,498
Park Meadow	Gilbert, AZ	—		835,217	15,120,769	—	808,119
Park Place (MN)	Plymouth, MN	—		1,219,900	10,964,119	—	1,233,329
Park Place (TX)	Houston, TX	—		1,603,000	12,054,926	—	484,480
Park Place II	Plymouth, MN	—		1,216,100	10,951,698	—	1,042,608
Park Place West (CT)	West Hartford, CT	—		466,243	3,116,742	—	143,998
Park West (CA)	Los Angeles, CA	—		3,033,500	27,302,383	—	2,622,629
Park West (TX)	Austin, TX	—		648,705	4,738,542	—	1,097,506
Parkfield	Denver, CO	—		8,330,000	28,667,618	—	343,029
Parkridge Place	Irving, TX	—		6,432,900	17,094,962	—	1,540,563
Parkside	Union City, CA	—		6,246,700	11,827,453	—	2,542,001
Parkview Terrace	Redlands, CA	—		4,969,200	35,653,777	—	1,871,619
Parkville (Col)	Columbus, OH	1,689,856		150,433	1,325,756	—	332,921
Parkville (IN)	Gas City, IN	706,898		103,434	911,494	—	160,868
Parkville (Par)	Englewood, OH	—		127,863	1,126,638	—	137,437
Parkway North (REIT)	Ft. Meyers, FL	1,072,542		145,350	1,308,115	—	119,438
Parkwood (CT)	East Haven, CT	—		531,365	3,552,064	—	123,128
Pembroke Lake	Virginia Beach, VA (T)	8,587,685		511,947	8,889,539	—	773,979
Phillips Park	Wellesley, MA	3,926,574		816,922	5,460,955	—	162,176
Pine Barrens	Jacksonville, FL	—		268,303	2,364,041	—	375,565
Pine Harbour	Orlando, FL	—		1,664,300	14,970,915	—	2,096,382
Pine Knoll	Jonesboro, GA	1,143,985		138,052	1,216,391	—	147,030
Pine Lake	Tampa, FL	613,846		79,877	703,802	—	96,652
Pine Meadows I (FL)	Ft. Meyers, FL	—		152,019	1,339,596	—	356,708
Pine Terrace I	Callaway, FL	2,031,161		288,992	2,546,426	—	554,230
Pine Tree Club	Wildwood, MO	—		1,125,000	7,017,082	—	652,289
Pinegrove I (REIT)	Roseville, MI	1,066,853		145,660	1,311,019	—	—
Pinegrove II (REIT)	Roseville, MI	670,378		99,074	891,743	—	—
Pinellas Pines	Pinellas Park, FL	5,798		174,999	1,541,934	—	236,424
Pines of Cloverlane	Ypsilanti, MI	—		1,907,800	16,767,519	—	5,847,165
Pines of Springdale	Palm Springs, FL	—		473,867	4,265,174	—	1,092,326
Plum Tree	Hales Corners, WI		(N)	1,996,700	20,247,195	—	1,048,977
Plumwood (Che)	Chesterfield, IN	62,289		84,923	748,261	—	115,852
Plumwood (For)	Ft. Wayne, IN	—		131,351	1,157,244	—	161,813
Plumwood I	Columbus, OH	1,612,115		289,814	2,553,597	—	347,892
Plumwood II	Columbus, OH	—		107,583	947,924	—	88,385
Point (NC)	Charlotte, NC		(S)	1,700,000	25,417,267	—	519,311
Pointe at South Mountain	Phoenix, AZ	—		2,228,800	20,059,311	—	1,383,161
Polos East	Orlando, FL	—		1,386,000	19,058,620	—	861,704
Port Royale	Ft. Lauderdale, FL	—		1,754,200	15,789,873	—	1,742,822
Port Royale II	Ft. Lauderdale, FL	—		1,022,200	9,203,166	—	1,095,880
Port Royale III	Ft. Lauderdale, FL	—		7,454,900	14,725,802	—	1,678,106
Port Royale IV	Ft. Lauderdale, FL	—		—	24,645	—	—
Portland Center	Portland, OR (G)	—		6,032,900	43,554,399	—	3,967,373
Portofino	Chino Hills, CA	—		3,572,400	14,660,994	—	544,085
Portofino (Val)	Valencia, CA	14,363,282		8,640,000	21,487,126	—	392,531
Portside Towers	Jersey City, NJ (G)	54,554,220		22,455,700	96,842,913	—	3,308,547
Prairie Creek I	Richardson, TX		(Q)	4,067,292	38,986,022	—	760,498
Preakness	Antioch, TN	—		1,561,900	7,668,521	—	1,719,701
Preston at Willowbend	Plano, TX	—		872,500	7,878,915	—	2,815,376
Preston Bend	Dallas, TX		(M)	1,085,200	9,532,056	—	748,868
Princeton Court	Evansville, IN	849,327		116,696	1,028,219	—	220,424
Promenade (FL)	St. Petersburg, FL	—		2,124,193	25,804,037	—	2,379,033
Promenade at Aventura	Aventura, FL	—		13,320,000	30,353,748	—	517,352
Promenade at Wyndham Lakes	Coral Springs, FL	—		6,640,000	26,743,760	—	406,378
Promenade Terrace	Corona, CA	14,281,303		2,282,800	20,546,289	—	1,764,968
Promontory Pointe I & II	Phoenix, AZ	—		2,355,509	30,421,840	—	1,564,538
Prospect Towers	Hackensack, NJ	13,893,886		3,926,600	27,966,416	—	2,221,304
Prospect Towers II	Hackensack, NJ	—		4,500,000	33,081,077	—	100,643
Providence at Kirby	Houston, TX	18,144,270		3,945,000	20,587,782	—	141,735
Quail Call	Albany, GA	671,497		104,723	922,728	—	165,829
Ramblewood I (Val)	Valdosta, GA	—		132,084	1,163,801	—	101,717
Ramblewood II (Aug)	Augusta, GA	—		169,269	1,490,783	—	321,705
Ramblewood II (Val)	Valdosta, GA	—		61,672	543,399	—	29,870
Ranch at Fossil Creek	Haltom City, TX	—		1,715,435	16,802,469	—	—
Ranchside	New Port Richey, FL	—		144,692	1,274,898	—	204,572
Ranchstone	Houston, TX		(S)	770,000	15,371,431	—	427,804
Ravens Crest	Plainsboro, NJ		(R)	4,670,850	42,080,642	—	4,384,824
Ravinia	Greenfield, WI		(N)	1,240,100	12,055,713	—	656,818
Red Deer I	Fairborn, OH	—		204,317	1,800,254	—	207,008
Red Deer II	Fairborn, OH	—		193,852	1,708,044	—	170,208
Redan Village I	Decatur, GA	—		274,294	2,416,963	—	258,306
Redan Village II	Decatur, GA	—		240,605	2,119,855	—	145,866

Description		Gross Amount Carried at Close of Period 12/31/03						Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction		Latest Income Statement (C)
Parc Royale	Houston, TX	2,223,000	13,179,330	15,402,330	(2,469,925)	1994		30 Years
Park Meadow	Gilbert, AZ	835,217	15,928,888	16,764,105	(3,590,144)	1986		30 Years
Park Place (MN)	Plymouth, MN	1,219,900	12,197,448	13,417,348	(3,623,151)	1986		30 Years
Park Place (TX)	Houston, TX	1,603,000	12,539,406	14,142,406	(2,783,639)	1996		30 Years
Park Place II	Plymouth, MN	1,216,100	11,994,306	13,210,406	(3,450,815)	1986		30 Years
Park Place West (CT)	West Hartford, CT	466,243	3,260,741	3,726,984	(400,015)	1961		30 Years
Park West (CA)	Los Angeles, CA	3,033,500	29,925,012	32,958,512	(9,150,400)	1987/90		30 Years
Park West (TX)	Austin, TX	648,705	5,836,048	6,484,753	(2,355,186)	1985		30 Years
Parkfield	Denver, CO	8,330,000	29,010,646	37,340,646	(3,205,524)	2000		30 Years
Parkridge Place	Irving, TX	6,432,900	18,635,526	25,068,426	(4,723,279)	1985		30 Years
Parkside	Union City, CA	6,246,700	14,369,454	20,616,154	(3,260,786)	1979		30 Years
Parkview Terrace	Redlands, CA	4,969,200	37,525,396	42,494,596	(8,226,300)	1986		30 Years
Parkville (Col)	Columbus, OH	150,433	1,658,677	1,809,110	(345,554)	1978		30 Years
Parkville (IN)	Gas City, IN	103,434	1,072,362	1,175,796	(203,752)	1982		30 Years
Parkville (Par)	Englewood, OH	127,863	1,264,074	1,391,937	(218,171)	1982		30 Years
Parkway North (REIT)	Ft. Meyers, FL	145,350	1,427,553	1,572,903	(176,237)	1984		30 Years
Parkwood (CT)	East Haven, CT	531,365	3,675,192	4,206,556	(458,950)	1975		30 Years
Pembroke Lake	Virginia Beach, VA (T)	511,947	9,663,518	10,175,465	(1,651,257)	1975		30 Years
Phillips Park	Wellesley, MA	816,922	5,623,131	6,440,053	(629,818)	1988		30 Years
Pine Barrens	Jacksonville, FL	268,303	2,739,605	3,007,908	(481,687)	1986		30 Years
Pine Harbour	Orlando, FL	1,664,300	17,067,297	18,731,597	(6,277,034)	1991		30 Years
Pine Knoll	Jonesboro, GA	138,052	1,363,420	1,501,473	(224,622)	1985		30 Years
Pine Lake	Tampa, FL	79,877	800,453	880,330	(142,623)	1982		30 Years
Pine Meadows I (FL)	Ft. Meyers, FL	152,019	1,696,304	1,848,324	(351,629)	1985		30 Years
Pine Terrace I	Callaway, FL	288,992	3,100,657	3,389,649	(629,438)	1983		30 Years
Pine Tree Club	Wildwood, MO	1,125,000	7,669,371	8,794,371	(1,396,419)	1986		30 Years
Pinegrove I (REIT)	Roseville, MI	145,660	1,311,019	1,456,679	—	1983		30 Years
Pinegrove II (REIT)	Roseville, MI	99,074	891,743	990,817	—	1984		30 Years
Pinellas Pines	Pinellas Park, FL	174,999	1,778,358	1,953,358	(307,732)	1983		30 Years
Pines of Cloverlane	Ypsilanti, MI	1,907,800	22,614,684	24,522,484	(8,572,687)	1975-79		30 Years
Pines of Springdale	Palm Springs, FL	473,867	5,357,500	5,831,367	(2,116,245)	1985/87		30 Years
Plum Tree	Hales Corners, WI	1,996,700	21,296,173	23,292,873	(4,731,314)	1989		30 Years
Plumwood (Che)	Chesterfield, IN	84,923	864,112	949,035	(151,511)	1980		30 Years
Plumwood (For)	Ft. Wayne, IN	131,351	1,319,056	1,450,407	(250,078)	1981		30 Years
Plumwood I	Columbus, OH	289,814	2,901,490	3,191,304	(513,930)	1978		30 Years
Plumwood II	Columbus, OH	107,583	1,036,309	1,143,892	(171,282)	1983		30 Years
Point (NC)	Charlotte, NC	1,700,000	25,936,577	27,636,577	(4,881,354)	1996		30 Years
Pointe at South Mountain	Phoenix, AZ	2,228,800	21,442,472	23,671,272	(5,501,033)	1988		30 Years
Polos East	Orlando, FL	1,386,000	19,920,324	21,306,324	(3,898,961)	1991		30 Years
Port Royale	Ft. Lauderdale, FL	1,754,200	17,532,695	19,286,895	(5,933,155)	1988		30 Years
Port Royale II	Ft. Lauderdale, FL	1,022,200	10,299,046	11,321,246	(3,128,903)	1988		30 Years
Port Royale III	Ft. Lauderdale, FL	7,454,900	16,403,908	23,858,808	(4,196,008)	1988		30 Years
Port Royale IV	Ft. Lauderdale, FL	—	24,645	24,645			(F)	30 Years
Portland Center	Portland, OR (G)	6,032,900	47,521,772	53,554,672	(9,738,281)	1965		30 Years
Portofino	Chino Hills, CA	3,572,400	15,205,078	18,777,478	(3,368,028)	1989		30 Years
Portofino (Val)	Valencia, CA	8,640,000	21,879,657	30,519,657	(2,366,932)	1989		30 Years
Portside Towers	Jersey City, NJ (G)	22,455,700	100,151,460	122,607,160	(19,387,909)	1992/1997		30 Years
Prairie Creek I	Richardson, TX	4,067,292	39,746,520	43,813,811	(6,846,869)	1998/99		30 Years
Preakness	Antioch, TN	1,561,900	9,388,222	10,950,122	(2,623,047)	1986		30 Years
Preston at Willowbend	Plano, TX	872,500	10,694,291	11,566,791	(4,277,059)	1985		30 Years
Preston Bend	Dallas, TX	1,085,200	10,280,925	11,366,125	(2,756,873)	1986		30 Years
Princeton Court	Evansville, IN	116,696	1,248,643	1,365,339	(230,950)	1985		30 Years
Promenade (FL)	St. Petersburg, FL	2,124,193	28,183,070	30,307,263	(5,228,395)	1994		30 Years
Promenade at Aventura	Aventura, FL	13,320,000	30,871,100	44,191,100	(3,152,758)	1995		30 Years
Promenade at Wyndham Lakes	Coral Springs, FL	6,640,000	27,150,138	33,790,138	(3,426,479)	1998		30 Years
Promenade Terrace	Corona, CA	2,282,800	22,311,257	24,594,057	(6,048,819)	1990		30 Years
Promontory Pointe I & II	Phoenix, AZ	2,355,509	31,986,378	34,341,887	(7,141,084)	1984/1996		30 Years
Prospect Towers	Hackensack, NJ	3,926,600	30,187,720	34,114,320	(6,365,901)	1995		30 Years
Prospect Towers II	Hackensack, NJ	4,500,000	33,181,719	37,681,719	(1,797,865)	2002		30 Years
Providence at Kirby	Houston, TX	3,945,000	20,729,516	24,674,516	(1,000,983)	1999		30 Years
Quail Call	Albany, GA	104,723	1,088,557	1,193,280	(211,330)	1984		30 Years
Ramblewood I (Val)	Valdosta, GA	132,084	1,265,518	1,397,602	(225,720)	1983		30 Years
Ramblewood II (Aug)	Augusta, GA	169,269	1,812,488	1,981,757	(359,734)	1986		30 Years
Ramblewood II (Val)	Valdosta, GA	61,672	573,269	634,941	(101,081)	1983		30 Years
Ranch at Fossil Creek	Haltom City, TX	1,715,435	16,802,469	18,517,904	(58,073)	2003		30 Years
Ranchside	New Port Richey, FL	144,692	1,479,470	1,624,162	(266,807)	1985		30 Years
Ranchstone	Houston, TX	770,000	15,799,235	16,569,235	(3,012,285)	1996		30 Years
Ravens Crest	Plainsboro, NJ	4,670,850	46,465,467	51,136,317	(16,402,539)	1984		30 Years
Ravinia	Greenfield, WI	1,240,100	12,712,531	13,952,631	(2,836,354)	1991		30 Years
Red Deer I	Fairborn, OH	204,317	2,007,262	2,211,578	(335,648)	1986		30 Years
Red Deer II	Fairborn, OH	193,852	1,878,252	2,072,104	(309,664)	1987		30 Years
Redan Village I	Decatur, GA	274,294	2,675,270	2,949,564	(454,960)	1984		30 Years
Redan Village II	Decatur, GA	240,605	2,265,721	2,506,327	(367,769)	1986		30 Years

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
Redlands Lawn and Tennis	Redlands, CA	—		4,822,320	26,359,328	—	1,741,496
Redwood Hollow (REIT)	Smyrma, TN	1,218,788		129,586	1,166,522	—	4,187
Regency	Charlotte, NC	—		890,000	11,783,920	—	721,377
Regency Palms	Huntington Beach, CA	—		1,857,400	16,713,254	—	2,481,773
Remington Place	Pheonix, AZ	—		1,492,750	13,377,478	—	2,508,863
Reserve at Ashley Lake	Boynton Beach, FL	24,150,000		3,520,400	23,332,494	—	1,365,711
Reserve at Eisenhower, The	Alexandria, VA	—		6,500,000	34,585,060	—	39,468
Reserve at Fairfax Corners	Fairfax, VA	—		15,804,057	63,217,249	—	214,173
Reserve Square	Cleveland, OH (G)	—		2,618,852	23,582,869	—	15,790,336
Residences at Little River	Haverhill, MA	—		6,905,138	18,605,818	—	46,634
Retreat, The	Phoenix, AZ		(S)	3,475,114	27,265,252	—	484,764
Ribbon Mill	Manchester, CT	4,361,456		787,929	5,267,144	—	238,449
Richmond Townhomes	Houston, TX	—		940,000	13,906,905	—	566,700
Ridgewood (Lou)	Louisville, KY	—		163,686	1,442,301	—	87,968
Ridgewood (MI)	Westland, MI	1,142,998		176,969	1,559,588	—	213,326
Ridgewood I (Bed)	Bedford, IN	806,388		107,120	943,843	—	165,318
Ridgewood I (Elk)	Elkhart, IN	—		159,371	1,404,234	—	274,132
Ridgewood I (GA)	Decatur, GA	—		230,574	2,031,610	—	213,158
Ridgewood I (Lex)	Lexington, KY	—		203,720	1,794,792	—	157,917
Ridgewood I (OH)	Columbus, OH	1,148,723		174,066	1,534,135	—	229,509
Ridgewood II (Bed)	Bedford, IN	835,573		99,559	877,221	—	113,606
Ridgewood II (Elk)	Elkhart, IN	—		215,335	1,897,333	—	313,131
Ridgewood II (GA)	Decatur, GA	933,139		164,999	1,453,626	—	119,084
Ridgewood II (OH)	Columbus, OH	1,110,433		162,914	1,435,648	—	190,821
Ridgewood Village	San Diego, CA	—		5,761,500	14,032,511	—	172,152
Ridgewood Village II	San Diego, CA	—		6,048,000	19,971,537	—	38,865
Rincon	Houston, TX	—		4,401,900	16,734,746	—	851,019
River Glen I	Reynoldsburg, OH	—		171,272	1,508,892	—	121,673
River Glen II	Reynoldsburg, OH	1,096,621		158,684	1,398,175	—	167,520
River Hill	Grand Prairie, TX	—		2,004,000	19,272,944	—	767,194
River Oaks (CA)	Oceanside, CA	10,290,411		5,600,000	20,673,714	—	826,957
River Park	Fort Worth, TX	—		2,245,400	8,811,727	—	1,902,954
River Pointe at Den Rock Park	Lawrence, MA	18,100,000		4,615,702	18,440,147	—	64,052
River Stone Ranch	Austin, TX	—		5,376,000	27,003,222	—	—
Rivers Bend (CT)	Windsor, CT		(P)	3,325,517	22,357,068	—	635,391
Rivers Edge	Waterbury, CT	—		781,900	6,561,167	—	404,628
Rivers End I	Jacksonville, FL	1,318,373		171,745	1,507,065	—	272,715
Rivers End II	Jacksonville, FL	—		190,688	1,680,171	—	212,549
Riverside Park	Tulsa, OK	—		1,441,400	12,371,637	—	635,148
Riverview Condominiums	Norwalk, CT	6,043,522		2,300,000	7,406,730	—	1,104,142
Roanoke	Rochester Hills, MI	40,500		369,911	3,259,270	—	221,891
Rock Creek	Corrboro, NC	—		895,700	8,062,543	—	963,172
Rockingham Glen	West Roxbury, MA	2,302,721		1,124,217	7,515,160	—	261,169
Rolling Green (Amherst)	Amherst, MA	3,756,907		1,340,702	8,962,317	—	1,597,677
Rolling Green (Milford)	Milford, MA	7,477,524		2,012,350	13,452,150	—	1,148,524
Rosecliff	Quincy, MA	—		5,460,000	15,721,570	—	75,371
Rosecliff II	Quincy, MA	—		—	1,379	—	—
Rosehill Pointe	Lenexa, KS	—		2,093,300	18,863,515	—	3,682,660
Rosewood (KY)	Louisville, KY	—		253,453	2,233,196	—	245,327
Rosewood (OH)	Columbus, OH	—		212,378	1,871,186	—	304,752
Rosewood Commons I	Indianapolis, IN	1,747,743		228,644	2,014,652	—	243,722
Rosewood Commons II	Indianapolis, IN	—		220,463	1,942,520	—	198,506
Royal Oak	Eagan, MN	13,139,491		1,602,904	14,423,662	—	1,151,929
Royal Oaks (FL)	Jacksonville, FL	—		1,988,000	13,645,117	—	819,130
Royale	Cranston, RI		(P)	512,785	3,427,866	—	302,220
Sabal Palm at Boot Ranch	Palm Harbor, FL	—		3,888,000	28,923,692	—	1,354,186
Sabal Palm at Carrollwood Place	Tampa, FL	—		3,888,000	26,911,542	—	808,651
Sabal Palm at Lake Buena Vista	Orlando, FL	21,170,000		2,800,000	23,687,893	—	970,061
Sabal Palm at Metrowest	Orlando, FL	—		4,110,000	38,394,865	—	1,419,984
Sabal Palm at Metrowest II	Orlando, FL	—		4,560,000	33,907,283	—	640,411
Sabal Pointe	Coral Springs, FL	—		1,951,600	17,570,508	—	1,947,786
Saddle Ridge	Ashburn, VA	—		1,364,800	12,283,616	—	1,018,242
Sailboat Bay	Raleigh, NC	—		960,000	8,797,580	—	526,902
Sandalwood	Toledo, OH	1,045,804		151,926	1,338,636	—	114,471
Sandpiper II	Fort Pierce, FL	—		155,496	1,369,987	—	329,151
Sanford Court	Sanford, FL	1,650,492		238,814	2,104,212	—	376,688
Savannah Lakes	Boynton Beach, FL	—		7,000,000	30,422,607	—	676,786
Scarborough Square	Rockville, MD	4,882,961		1,815,000	7,608,126	—	935,674
Schooner Bay I	Foster City, CA	27,000,000		5,345,000	16,545,651	—	332,419
Schooner Bay II	Foster City, CA	23,760,000		4,550,000	14,607,259	—	243,973
Scottsdale Meadows	Scottsdale, AZ	—		1,512,000	11,407,699	—	694,323
Security Manor	Westfield, MA		(P)	355,456	2,376,152	—	41,258
Sedona Springs	Austin, TX		(S)	2,574,000	23,477,043	—	1,234,129

Description		Gross Amount Carried at Close of Period 12/31/03						Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction		Latest Income Statement (C)
Redlands Lawn and Tennis	Redlands, CA	4,822,320	28,100,825	32,923,145	(6,446,463)	1986		30 Years
Redwood Hollow (REIT)	Smyrma, TN	129,586	1,170,709	1,300,295	(9,511)	1986		30 Years
Regency	Charlotte, NC	890,000	12,505,297	13,395,297	(2,456,702)	1986		30 Years
Regency Palms	Huntington Beach, CA	1,857,400	19,195,026	21,052,426	(5,542,741)	1969		30 Years
Remington Place	Pheonix, AZ	1,492,750	15,886,341	17,379,091	(4,908,802)	1983		30 Years
Reserve at Ashley Lake	Boynton Beach, FL	3,520,400	24,698,204	28,218,604	(5,701,107)	1990		30 Years
Reserve at Eisenhower, The	Alexandria, VA	6,500,000	34,624,527	41,124,527	(1,239,288)	2002		30 Years
Reserve at Fairfax Corners	Fairfax, VA	15,804,057	63,431,421	79,235,478	(2,859,812)	2001		30 Years
Reserve Square	Cleveland, OH (G)	2,618,852	39,373,205	41,992,057	(18,041,793)	1973		30 Years
Residences at Little River	Haverhill, MA	6,905,138	18,652,453	25,557,591	(62,816)	2003		30 Years
Retreat, The	Phoenix, AZ	3,475,114	27,750,016	31,225,130	(4,603,143)	1999		30 Years
Ribbon Mill	Manchester, CT	787,929	5,505,593	6,293,522	(656,292)	1908		30 Years
Richmond Townhomes	Houston, TX	940,000	14,473,605	15,413,605	(2,801,331)	1995		30 Years
Ridgewood (Lou)	Louisville, KY	163,686	1,530,269	1,693,955	(252,942)	1984		30 Years
Ridgewood (MI)	Westland, MI	176,969	1,772,914	1,949,883	(306,389)	1983		30 Years
Ridgewood I (Bed)	Bedford, IN	107,120	1,109,161	1,216,281	(198,048)	1984		30 Years
Ridgewood I (Elk)	Elkhart, IN	159,371	1,678,365	1,837,737	(304,146)	1984		30 Years
Ridgewood I (GA)	Decatur, GA	230,574	2,244,768	2,475,342	(375,298)	1984		30 Years
Ridgewood I (Lex)	Lexington, KY	203,720	1,952,710	2,156,429	(328,526)	1984		30 Years
Ridgewood I (OH)	Columbus, OH	174,066	1,763,644	1,937,709	(301,336)	1984		30 Years
Ridgewood II (Bed)	Bedford, IN	99,559	990,827	1,090,386	(176,136)	1986		30 Years
Ridgewood II (Elk)	Elkhart, IN	215,335	2,210,464	2,425,799	(414,634)	1986		30 Years
Ridgewood II (GA)	Decatur, GA	164,999	1,572,710	1,737,709	(254,015)	1986		30 Years
Ridgewood II (OH)	Columbus, OH	162,914	1,626,468	1,789,382	(274,995)	1985		30 Years
Ridgewood Village	San Diego, CA	5,761,500	14,204,663	19,966,163	(3,044,684)	1997		30 Years
Ridgewood Village II	San Diego, CA	6,048,000	20,010,402	26,058,402	(2,219,166)	1997		30 Years
Rincon	Houston, TX	4,401,900	17,585,765	21,987,665	(4,287,112)	1996		30 Years
River Glen I	Reynoldsburg, OH	171,272	1,630,565	1,801,837	(272,096)	1987		30 Years
River Glen II	Reynoldsburg, OH	158,684	1,565,695	1,724,379	(256,395)	1987		30 Years
River Hill	Grand Prairie, TX	2,004,000	20,040,138	22,044,138	(3,943,997)	1996		30 Years
River Oaks (CA)	Oceanside, CA	5,600,000	21,500,670	27,100,670	(2,468,229)	1984		30 Years
River Park	Fort Worth, TX	2,245,400	10,714,681	12,960,081	(2,701,464)	1984		30 Years
River Pointe at Den Rock Park	Lawrence, MA	4,615,702	18,504,199	23,119,901	(704,549)	2000		30 Years
River Stone Ranch	Austin, TX	5,376,000	27,003,222	32,379,222	—	1998		30 Years
Rivers Bend (CT)	Windsor, CT	3,325,517	22,992,459	26,317,976	(2,678,257)	1973		30 Years
Rivers Edge	Waterbury, CT	781,900	6,965,796	7,747,696	(1,485,010)	1974		30 Years
Rivers End I	Jacksonville, FL	171,745	1,779,780	1,951,525	(319,250)	1986		30 Years
Rivers End II	Jacksonville, FL	190,688	1,892,720	2,083,408	(336,055)	1986		30 Years
Riverside Park	Tulsa, OK	1,441,400	13,006,785	14,448,185	(3,115,465)	1994		30 Years
Riverview Condominiums	Norwalk, CT	2,300,000	8,510,872	10,810,872	(1,065,933)	1991		30 Years
Roanoke	Rochester Hills, MI	369,911	3,481,162	3,851,073	(557,999)	1985		30 Years
Rock Creek	Corrboro, NC	895,700	9,025,714	9,921,414	(2,477,303)	1986		30 Years
Rockingham Glen	West Roxbury, MA	1,124,217	7,776,329	8,900,546	(946,338)	1974		30 Years
Rolling Green (Amherst)	Amherst, MA	1,340,702	10,559,995	11,900,697	(1,228,978)	1970		30 Years
Rolling Green (Milford)	Milford, MA	2,012,350	14,600,674	16,613,024	(1,920,082)	1970		30 Years
Rosecliff	Quincy, MA	5,460,000	15,796,940	21,256,940	(2,478,175)	1990		30 Years
Rosecliff II	Quincy, MA	—	1,379	1,379	—		(F)	30 Years
Rosehill Pointe	Lenexa, KS	2,093,300	22,546,175	24,639,475	(7,276,267)	1984		30 Years
Rosewood (KY)	Louisville, KY	253,453	2,478,524	2,731,977	(413,910)	1984		30 Years
Rosewood (OH)	Columbus, OH	212,378	2,175,938	2,388,316	(377,371)	1985		30 Years
Rosewood Commons I	Indianapolis, IN	228,644	2,258,375	2,487,019	(418,647)	1986		30 Years
Rosewood Commons II	Indianapolis, IN	220,463	2,141,025	2,361,488	(378,901)	1987		30 Years
Royal Oak	Eagan, MN	1,602,904	15,575,591	17,178,495	(3,570,120)	1989		30 Years
Royal Oaks (FL)	Jacksonville, FL	1,988,000	14,464,247	16,452,247	(2,898,261)	1991		30 Years
Royale	Cranston, RI	512,785	3,730,086	4,242,872	(440,105)	1976		30 Years
Sabal Palm at Boot Ranch	Palm Harbor, FL	3,888,000	30,277,878	34,165,878	(5,808,924)	1996		30 Years
Sabal Palm at Carrollwood Place	Tampa, FL	3,888,000	27,720,194	31,608,194	(5,327,152)	1995		30 Years
Sabal Palm at Lake Buena Vista	Orlando, FL	2,800,000	24,657,954	27,457,954	(4,900,247)	1988		30 Years
Sabal Palm at Metrowest	Orlando, FL	4,110,000	39,814,849	43,924,849	(7,503,616)	1998		30 Years
Sabal Palm at Metrowest II	Orlando, FL	4,560,000	34,547,694	39,107,694	(6,519,276)	1997		30 Years
Sabal Pointe	Coral Springs, FL	1,951,600	19,518,293	21,469,893	(5,474,780)	1995		30 Years
Saddle Ridge	Ashburn, VA	1,364,800	13,301,858	14,666,658	(3,982,875)	1989		30 Years
Sailboat Bay	Raleigh, NC	960,000	9,324,481	10,284,481	(1,902,426)	1986		30 Years
Sandalwood	Toledo, OH	151,926	1,453,107	1,605,033	(233,610)	1984		30 Years
Sandpiper II	Fort Pierce, FL	155,496	1,699,138	1,854,633	(342,397)	1982		30 Years
Sanford Court	Sanford, FL	238,814	2,480,901	2,719,715	(462,390)	1976		30 Years
Savannah Lakes	Boynton Beach, FL	7,000,000	31,099,393	38,099,393	(1,886,885)	1991		30 Years
Scarborough Square	Rockville, MD	1,815,000	8,543,800	10,358,800	(1,720,913)	1967		30 Years
Schooner Bay I	Foster City, CA	5,345,000	16,878,069	22,223,069	(1,616,661)	1985		30 Years
Schooner Bay II	Foster City, CA	4,550,000	14,851,232	19,401,232	(1,412,123)	1985		30 Years
Scottsdale Meadows	Scottsdale, AZ	1,512,000	12,102,022	13,614,022	(2,754,573)	1984		30 Years
Security Manor	Westfield, MA	355,456	2,417,411	2,772,867	(295,586)	1971		30 Years
Sedona Springs	Austin, TX	2,574,000	24,711,172	27,285,172	(4,892,712)	1995		30 Years

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
Seeley Lake	Lakewood, WA	—		2,760,400	24,845,286	—	1,582,124
Seventh & James	Seattle, WA	—		663,800	5,974,803	—	1,820,483
Shadetree	West Palm Beach, FL	—		532,000	1,420,721	—	283,802
Shadow Bay I	Jacksonville, FL	—		123,319	1,086,720	—	126,827
Shadow Bay II	Jacksonville, FL	939,366		139,709	1,231,134	—	130,908
Shadow Brook	Scottsdale, AZ	—		3,065,496	18,367,686	—	1,006,542
Shadow Lake	Doraville, GA	—		1,140,000	13,117,277	—	499,259
Shadow Ridge	Tallahassee, FL	—		150,327	1,324,061	—	201,436
Shadow Trace	Stone Mountain, GA	—		244,320	2,152,729	—	275,349
Shadowood I	Sarasota, FL	600,000		157,661	1,389,061	—	283,025
Shadowood II	Sarasota, FL	1,143,860		152,031	1,339,469	—	172,974
Sheffield Court	Arlington, VA	—		3,349,350	31,960,800	—	2,509,237
Sherbrook (IN)	Indianapolis, IN	1,568,329		171,920	1,514,707	—	164,135
Sherbrook (OH)	Columbus, OH	1,052,997		163,493	1,440,036	—	207,270
Sherbrook (PA)	Wexford, PA	—		279,665	2,464,404	—	243,036
Siena Terrace	Lake Forest, CA	17,573,920		8,900,000	24,083,024	—	1,130,805
Silver Creek	Phoenix, AZ	—		712,102	6,707,496	—	449,830
Silver Forest	Ocala, FL	812,993		126,536	1,114,917	—	90,923
Silver Springs (FL)	Jacksonville, FL	—		1,831,100	16,474,735	—	3,824,222
Silverwood	Mission, KS		(M)	1,230,000	11,070,904	—	1,813,201
Sky Ridge	Woodstock, GA	—		437,373	3,853,792	—	319,157
Skycrest	Valencia, CA	17,869,588		10,560,000	25,574,457	—	501,433
Skylark	Union City, CA	—		1,781,600	16,731,916	—	634,973
Skyview	Rancho Santa Margarita, CA	—		3,380,000	21,953,151	—	285,960
Slate Run (Hop)	Hopkinsville, KY	—		91,304	804,535	—	149,446
Slate Run (Ind)	Indianapolis, IN	1,923,536		295,593	2,604,497	—	376,077
Slate Run (Leb)	Lebanon, IN	1,167,498		154,061	1,357,445	—	171,473
Slate Run (Mia)	Miamisburg, OH	798,435		136,065	1,198,879	—	131,259
Slate Run I (Lou)	Louisville, KY	—		179,766	1,583,931	—	230,722
Slate Run II (Lou)	Louisville, KY	1,106,475		167,723	1,477,722	—	149,520
Sommerset Place	Raleigh, NC	—		360,000	7,800,206	—	557,988
Sonata at Cherry Creek	Denver, CO	—		5,490,000	18,130,479	—	203,591
Sonoran	Phoenix, AZ	—		2,361,922	31,841,724	—	936,180
Sonterra at Foothill Ranch	Foothill Ranch, CA		(R)	7,503,400	24,048,507	—	675,469
South Creek	Phoenix, AZ	—		2,671,300	24,042,042	—	1,980,737
South Pointe	St. Louis, MO	7,110,250		961,100	8,651,150	—	1,496,273
South Shore	Stockton, CA	6,833,000		840,000	6,512,941	—	432,015
South Winds	Fall River, MA	7,488,464		2,481,821	16,780,359	—	1,175,389
Southwood	Palo Alto, CA	—		6,936,600	14,324,069	—	1,116,794
Spicewood	Indianapolis, IN	984,566		128,355	1,131,044	—	114,620
Spinnaker Cove	Hermitage, TN		(M)	1,461,731	12,770,421	—	1,412,292
Spring Gate	Springfield, FL	—		132,951	1,171,447	—	272,217
Spring Hill Commons	Acton, MA	—		1,107,436	7,402,980	—	300,944
Spring Lake Manor	Birmingham, AL (T)	3,740,851		199,992	4,512,048	—	1,119,209
Springbrook	Anderson, SC	1,575,700		168,959	1,488,611	—	267,891
Springs Colony	Altamonte Springs, FL		(M)	630,411	5,852,157	—	1,281,317
Springtree (REIT)	W. Palm Beach, FL	1,149,515		183,100	1,648,301	—	90,966
Springwood (Col)	Columbus, OH	1,015,117		189,948	1,672,889	—	245,781
Springwood (IN)	New Haven, IN	—		119,199	1,050,338	—	143,580
Squaw Peak Condo, LLC	Phoenix, AZ	—		7,498	124,156	—	32,825
St. Andrews at Winston Park	Coconut Creek, FL	—		5,680,000	19,812,090	—	406,866
Steeplechase	Charlotte, NC	—		1,111,500	10,180,750	—	613,398
Sterling Point	Littleton, CO	—		935,500	8,419,200	—	784,268
Stewart Way I	Hinesville, GA	2,060,800		290,773	2,562,373	—	272,848
Stillwater	Savannah, GA	—		151,198	1,332,417	—	105,348
Stone Crossing	Montgomery, AL (T)	1,918,463		103,186	2,716,316	—	405,232
Stone Oak	Houston, TX	—		2,544,000	17,513,496	—	138,398
Stonehenge (Day)	Dayton, OH	—		202,294	1,782,140	—	205,640
Stonehenge (Ind)	Indianapolis, IN	1,136,910		146,810	1,293,559	—	247,831
Stonehenge (Jas)	Jasper, IN	—		78,335	690,214	—	96,915
Stonehenge (KY)	Glasgow, KY	752,474		111,632	983,596	—	104,538
Stonehenge (Mas)	Massillon, OH	—		145,386	1,281,012	—	242,405
Stonehenge I (Ric)	Richmond, IN	1,064,539		156,343	1,377,552	—	227,939
Stoney Creek	Lakewood, WA	—		1,215,200	10,938,134	—	903,319
Stratford Square	Winter Park, FL (T)	4,872,608		391,300	3,176,441	—	399,583
Sturbridge Meadows	Sturbridge, MA	2,192,319		702,447	4,695,714	—	148,370
Suffolk Grove I	Grove City, OH	—		214,107	1,886,415	—	274,437
Suffolk Grove II	Grove City, OH	—		167,683	1,477,569	—	234,035
Sugartree I	New Smyna Beach, FL	912,950		155,018	1,453,696	—	269,138
Sugartree II (REIT)	New Smyna Beach, FL	1,464,000		178,416	1,599,476	—	4,661
Summer Chase	Denver, CO		(Q)	1,709,200	15,375,008	—	2,343,729
Summer Creek	Plymouth, MN	—		579,600	3,815,800	—	421,752
Summer Ridge	Riverside, CA	—		602,400	5,422,807	—	1,224,153

Description		Gross Amount Carried at Close of Period 12/31/03					Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction	Latest Income Statement (C)
Seeley Lake	Lakewood, WA	2,760,400	26,427,410	29,187,810	(6,516,192)	1990	30 Years
Seventh & James	Seattle, WA	663,800	7,795,286	8,459,086	(2,051,178)	1992	30 Years
Shadetree	West Palm Beach, FL	532,000	1,704,523	2,236,523	(212,389)	1982	30 Years
Shadow Bay I	Jacksonville, FL	123,319	1,213,547	1,336,866	(227,086)	1984	30 Years
Shadow Bay II	Jacksonville, FL	139,709	1,362,042	1,501,751	(249,910)	1985	30 Years
Shadow Brook	Scottsdale, AZ	3,065,496	19,374,229	22,439,725	(4,387,421)	1984	30 Years
Shadow Lake	Doraville, GA	1,140,000	13,616,536	14,756,536	(2,659,005)	1989	30 Years
Shadow Ridge	Tallahassee, FL	150,327	1,525,497	1,675,824	(274,341)	1983	30 Years
Shadow Trace	Stone Mountain, GA	244,320	2,428,078	2,672,399	(412,778)	1984	30 Years
Shadowood I	Sarasota, FL	157,661	1,672,086	1,829,746	(291,389)	1982	30 Years
Shadowood II	Sarasota, FL	152,031	1,512,443	1,664,474	(255,675)	1983	30 Years
Sheffield Court	Arlington, VA	3,349,350	34,470,037	37,819,387	(10,826,625)	1986	30 Years
Sherbrook (IN)	Indianapolis, IN	171,920	1,678,842	1,850,763	(309,064)	1986	30 Years
Sherbrook (OH)	Columbus, OH	163,493	1,647,306	1,810,799	(299,270)	1985	30 Years
Sherbrook (PA)	Wexford, PA	279,665	2,707,439	2,987,104	(454,366)	1986	30 Years
Siena Terrace	Lake Forest, CA	8,900,000	25,213,829	34,113,829	(4,481,815)	1988	30 Years
Silver Creek	Phoenix, AZ	712,102	7,157,325	7,869,427	(1,721,253)	1986	30 Years
Silver Forest	Ocala, FL	126,536	1,205,840	1,332,376	(203,580)	1985	30 Years
Silver Springs (FL)	Jacksonville, FL	1,831,100	20,298,956	22,130,056	(5,320,279)	1985	30 Years
Silverwood	Mission, KS	1,230,000	12,884,105	14,114,105	(4,665,507)	1986	30 Years
Sky Ridge	Woodstock, GA	437,373	4,172,949	4,610,322	(685,089)	1987	30 Years
Skycrest	Valencia, CA	10,560,000	26,075,891	36,635,891	(2,792,982)	1999	30 Years
Skylark	Union City, CA	1,781,600	17,366,889	19,148,489	(3,412,267)	1986	30 Years
Skyview	Rancho Santa Margarita, CA	3,380,000	22,239,111	25,619,111	(3,669,255)	1999	30 Years
Slate Run (Hop)	Hopkinsville, KY	91,304	953,982	1,045,286	(186,317)	1984	30 Years
Slate Run (Ind)	Indianapolis, IN	295,593	2,980,574	3,276,167	(517,808)	1984	30 Years
Slate Run (Leb)	Lebanon, IN	154,061	1,528,918	1,682,979	(286,855)	1984	30 Years
Slate Run (Mia)	Miamisburg, OH	136,065	1,330,138	1,466,202	(227,079)	1985	30 Years
Slate Run I (Lou)	Louisville, KY	179,766	1,814,653	1,994,419	(314,463)	1984	30 Years
Slate Run II (Lou)	Louisville, KY	167,723	1,627,242	1,794,965	(268,622)	1985	30 Years
Sommerset Place	Raleigh, NC	360,000	8,358,194	8,718,194	(1,682,993)	1983	30 Years
Sonata at Cherry Creek	Denver, CO	5,490,000	18,334,070	23,824,070	(2,047,669)	1999	30 Years
Sonoran	Phoenix, AZ	2,361,922	32,777,903	35,139,825	(7,269,557)	1995	30 Years
Sonterra at Foothill Ranch	Foothill Ranch, CA	7,503,400	24,723,975	32,227,375	(5,013,525)	1997	30 Years
South Creek	Phoenix, AZ	2,671,300	26,022,779	28,694,079	(7,603,070)	1986-89	30 Years
South Pointe	St. Louis, MO	961,100	10,147,423	11,108,523	(2,665,618)	1986	30 Years
South Shore	Stockton, CA	840,000	6,944,956	7,784,956	(783,989)	1979	30 Years
South Winds	Fall River, MA	2,481,821	17,955,748	20,437,569	(2,308,614)	1971	30 Years
Southwood	Palo Alto, CA	6,936,600	15,440,863	22,377,463	(3,313,616)	1985	30 Years
Spicewood	Indianapolis, IN	128,355	1,245,663	1,374,018	(213,083)	1986	30 Years
Spinnaker Cove	Hermitage, TN	1,461,731	14,182,713	15,644,445	(3,808,274)	1986	30 Years
Spring Gate	Springfield, FL	132,951	1,443,664	1,576,615	(304,908)	1983	30 Years
Spring Hill Commons	Acton, MA	1,107,436	7,703,924	8,811,359	(901,028)	1973	30 Years
Spring Lake Manor	Birmingham, AL (T)	199,992	5,631,257	5,831,249	(1,071,148)	1972	30 Years
Springbrook	Anderson, SC	168,959	1,756,503	1,925,461	(311,023)	1986	30 Years
Springs Colony	Altamonte Springs, FL	630,411	7,133,474	7,763,885	(2,829,155)	1986	30 Years
Springtree (REIT)	W. Palm Beach, FL	183,100	1,739,267	1,922,367	(202,311)	1982	30 Years
Springwood (Col)	Columbus, OH	189,948	1,918,670	2,108,617	(325,450)	1983	30 Years
Springwood (IN)	New Haven, IN	119,199	1,193,918	1,313,117	(212,714)	1981	30 Years
Squaw Peak Condo, LLC	Phoenix, AZ	7,498	156,981	164,479	(24,323)	1990	30 Years
St. Andrews at Winston Park	Coconut Creek, FL	5,680,000	20,218,956	25,898,956	(1,342,002)	1997	30 Years
Steeplechase	Charlotte, NC	1,111,500	10,794,148	11,905,648	(2,281,835)	1986	30 Years
Sterling Point	Littleton, CO	935,500	9,203,468	10,138,968	(2,300,029)	1979	30 Years
Stewart Way I	Hinesville, GA	290,773	2,835,222	3,125,994	(513,877)	1986	30 Years
Stillwater	Savannah, GA	151,198	1,437,765	1,588,963	(239,402)	1983	30 Years
Stone Crossing	Montgomery, AL (T)	103,186	3,121,547	3,224,733	(620,204)	1973	30 Years
Stone Oak	Houston, TX	2,544,000	17,651,895	20,195,895	(914,290)	1998	30 Years
Stonehenge (Day)	Dayton, OH	202,294	1,987,780	2,190,074	(346,876)	1985	30 Years
Stonehenge (Ind)	Indianapolis, IN	146,810	1,541,390	1,688,200	(299,613)	1984	30 Years
Stonehenge (Jas)	Jasper, IN	78,335	787,129	865,464	(137,672)	1985	30 Years
Stonehenge (KY)	Glasgow, KY	111,632	1,088,134	1,199,765	(197,328)	1983	30 Years
Stonehenge (Mas)	Massillon, OH	145,386	1,523,417	1,668,803	(267,673)	1984	30 Years
Stonehenge I (Ric)	Richmond, IN	156,343	1,605,491	1,761,834	(303,795)	1984	30 Years
Stoney Creek	Lakewood, WA	1,215,200	11,841,453	13,056,653	(2,952,499)	1990	30 Years
Stratford Square	Winter Park, FL (T)	391,300	3,576,025	3,967,325	(704,981)	1972	30 Years
Sturbridge Meadows	Sturbridge, MA	702,447	4,844,084	5,546,531	(589,662)	1985	30 Years
Suffolk Grove I	Grove City, OH	214,107	2,160,851	2,374,958	(361,108)	1985	30 Years
Suffolk Grove II	Grove City, OH	167,683	1,711,603	1,879,286	(276,671)	1987	30 Years
Sugartree I	New Smyna Beach, FL	155,018	1,722,834	1,877,852	(287,839)	1984	30 Years
Sugartree II (REIT)	New Smyna Beach, FL	178,416	1,604,136	1,782,552	(5,710)	1985	30 Years
Summer Chase	Denver, CO	1,709,200	17,718,737	19,427,937	(5,495,310)	1983	30 Years
Summer Creek	Plymouth, MN	579,600	4,237,553	4,817,153	(969,205)	1985	30 Years
Summer Ridge	Riverside, CA	602,400	6,646,960	7,249,360	(1,689,570)	1985	30 Years

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
Summerhill Glen	Maynard, MA	1,876,560		415,812	2,779,618	—	250,259
Summerset Village	Chatsworth, CA		(Q)	2,630,700	23,670,889	—	927,945
Summerset Village II	Chatsworth, CA	—		260,646	31,577	—	—
Summerwood	Hayward, CA	—		4,866,600	6,942,743	—	669,600
Summit & Birch Hill	Farmington, CT		(P)	1,757,438	11,748,112	—	405,302
Summit at Lake Union	Seattle, WA	—		1,424,700	12,852,461	—	1,093,233
Summit Center (FL)	W. Palm Beach, FL	2,154,803		670,000	1,733,312	—	347,200
Sun Creek	Glendale, AZ	—		896,929	7,066,940	—	472,809
Sunforest	Davie, FL	—		10,000,000	32,121,050	—	13,424
Sunnyside	Tifton, GA	1,248,618		166,887	1,470,612	—	192,179
Sunset Way I	Miami, FL	—		258,568	2,278,539	—	321,627
Sunset Way II	Miami, FL	2,485,888		274,903	2,422,546	—	245,074
Suntree	West Palm Beach, FL	—		469,000	1,479,589	—	65,394
Surrey Downs	Bellevue, WA	—		3,057,100	7,848,618	—	608,249
Sutton Place	Dallas, TX	—		1,358,400	12,227,725	—	3,657,746
Sutton Place (FL)	Lakeland, FL	795,540		120,887	1,065,150	—	214,451
Sweetwater Glen	Lawrenceville, GA	—		500,000	10,469,749	—	712,316
Sycamore Creek	Scottsdale, AZ	—		3,152,000	19,083,727	—	1,166,835
Tabor Ridge	Berea, OH	—		235,940	2,079,290	—	385,159
Talleyrand	Tarrytown, NY (M)	35,000,000		12,000,000	49,799,370	—	195,526
Tamarlane	Portland, ME	—		690,900	5,153,633	—	377,470
Tanasbourne Terrace	Hillsboro, OR		(Q)	1,876,700	16,891,205	—	2,170,755
Tanglewood (RI)	West Warwick, RI	6,389,150		1,141,415	7,630,129	—	243,111
Tanglewood (VA)	Manassas, VA	25,110,000		2,108,295	20,932,971	—	2,263,895
Terrace Trace	Tampa, FL	1,534,614		193,916	1,708,615	—	263,210
Three Chopt West	Richmond, VA (T)	8,882,073		432,957	8,256,577	—	495,750
Thymewood II	Miami, FL	—		219,661	1,936,463	—	166,547
Tierra Antigua	Albuquerque, NM	6,330,489		1,825,000	7,792,856	—	252,718
Timber Hollow	Chapel Hill, NC	—		800,000	11,219,537	—	1,032,692
Timbercreek	Toledo, OH	1,445,801		203,420	1,792,350	—	267,464
Timberwalk	Jacksonville, FL	—		1,988,000	13,204,219	—	869,787
Timberwood	Aurora, CO	—		1,518,600	14,587,786	—	1,334,272
Timberwood (GA)	Perry, GA	—		144,299	1,271,305	—	94,501
Toscana	Irvine, CA	—		39,410,000	50,806,072	—	1,963,386
Town Center (TX)	Kingwood, TX	—		1,291,300	11,530,216	—	677,064
Town Center II (TX)	Kingwood, TX	—		1,375,000	14,169,656	—	92,683
Townhomes of Meadowbrook	Auburn Hills, MI	—		1,382,600	12,366,207	—	2,031,882
Townhouse Park	Richmond, VA (T)	7,513,063		384,176	9,599,803	—	1,833,117
Trails (CO), The	Aurora, CO		(Q)	1,217,900	8,877,205	—	2,982,727
Trails at Briar Forest	Houston, TX	12,872,732		2,380,000	24,911,561	—	1,192,701
Trails at Dominion Park	Houston, TX	7,723,516		2,531,800	35,699,589	—	2,910,713
Trailway Pond I	Burnsville, MN	4,909,210		479,284	4,312,144	—	403,791
Trailway Pond II	Burnsville, MN	11,354,755		1,107,288	9,961,409	—	644,136
Turf Club	Littleton, CO		(S)	2,107,300	15,478,040	—	1,934,901
Turkscap I	Brandon, FL	—		125,766	1,108,139	—	322,728
Turkscap III	Brandon, FL	729,035		135,850	1,196,987	—	258,285
Tyrone Gardens	Randolph, MA	—		4,953,000	5,799,572	—	679,815
University Square I	Tampa, FL	—		197,457	1,739,807	—	234,450
Valencia Plantation	Orlando, FL	—		873,000	12,819,377	—	384,967
Valley Creek I	Woodbury, MN	12,815,000		1,626,715	14,634,831	—	1,504,662
Valley Creek II	Woodbury, MN	10,100,000		1,232,659	11,097,830	—	765,938
Valleybrook	Newnan, GA	1,414,495		254,490	2,242,463	—	108,741
Valleyfield (KY)	Lexington, KY	1,740,813		252,329	2,223,757	—	260,550
Valleyfield (PA)	Bridgeville, PA	—		274,317	2,417,029	—	307,998
Valleyfield I	Decatur, GA	1,514,792		252,413	2,224,134	—	218,107
Valleyfield II	Decatur, GA	—		258,320	2,276,084	—	146,094
Van Deene Manor	West Springfield, MA		(P)	744,491	4,976,771	—	96,506
Versailles	Woodland Hills, CA	—		12,650,000	33,654,342	—	3,740
Via Ventura	Scottsdale, AZ	—		1,486,600	13,382,006	—	6,335,430
Villa Encanto	Phoenix, AZ		(S)	2,884,447	22,197,363	—	1,704,496
Villa Solana	Laguna Hills, CA	—		1,665,100	14,985,678	—	2,989,444
Village at Bear Creek	Lakewood, CO		(R)	4,519,700	40,676,390	—	1,301,305
Village at Lakewood	Phoenix, AZ		(O)	3,166,411	13,859,090	—	1,023,827
Village Oaks	Austin, TX	—		1,186,000	10,663,736	—	1,161,415
Village of Newport	Kent, WA	—		416,300	3,756,582	—	492,654
Villas at Josey Ranch	Carrollton, TX	6,410,258		1,587,700	7,254,727	—	818,013
Viridian Lake	Fort Myers, FL	—		960,000	17,806,758	—	1,458,915
Vista Del Lago	Mission Viejo, CA	—		4,525,800	40,736,293	—	4,667,285
Vista Del Lago (TX)	Dallas, TX	—		3,552,000	20,108,469	—	326,945
Vista Grove	Mesa, AZ	—		1,341,796	12,157,045	—	441,042
Walden Wood	Southfield, MI	—		834,700	7,513,690	—	2,148,370
Warwick Station	Westminster, CO	8,313,000		2,282,000	20,543,195	—	844,121
Waterbury (GA)	Athens, GA	—		147,450	1,299,195	—	62,190

Description		Gross Amount Carried at Close of Period 12/31/03						Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction		Latest Income Statement (C)
Summerhill Glen	Maynard, MA	415,812	3,029,877	3,445,689	(418,281)	1980		30 Years
Summerset Village	Chatsworth, CA	2,630,700	24,598,834	27,229,534	(6,401,512)	1985		30 Years
Summerset Village II	Chatsworth, CA	260,646	31,577	292,223	—		(F)	30 Years
Summerwood	Hayward, CA	4,866,600	7,612,343	12,478,943	(1,688,456)	1982		30 Years
Summit & Birch Hill	Farmington, CT	1,757,438	12,153,415	13,910,853	(1,415,404)	1967		30 Years
Summit at Lake Union	Seattle, WA	1,424,700	13,945,694	15,370,394	(3,453,111)	1995 - 1997		30 Years
Summit Center (FL)	W. Palm Beach, FL	670,000	2,080,512	2,750,512	(329,144)	1987		30 Years
Sun Creek	Glendale, AZ	896,929	7,539,749	8,436,678	(1,781,416)	1985		30 Years
Sunforest	Davie, FL	10,000,000	32,134,474	42,134,474	(132,386)	1989		30 Years
Sunnyside	Tifton, GA	166,887	1,662,792	1,829,679	(304,951)	1984		30 Years
Sunset Way I	Miami, FL	258,568	2,600,166	2,858,734	(458,646)	1987		30 Years
Sunset Way II	Miami, FL	274,903	2,667,621	2,942,524	(456,922)	1988		30 Years
Suntree	West Palm Beach, FL	469,000	1,544,983	2,013,983	(164,883)	1982		30 Years
Surrey Downs	Bellevue, WA	3,057,100	8,456,867	11,513,967	(1,748,004)	1986		30 Years
Sutton Place	Dallas, TX	1,358,400	15,885,471	17,243,871	(6,843,178)	1985		30 Years
Sutton Place (FL)	Lakeland, FL	120,887	1,279,601	1,400,488	(247,679)	1984		30 Years
Sweetwater Glen	Lawrenceville, GA	500,000	11,182,065	11,682,065	(2,244,007)	1986		30 Years
Sycamore Creek	Scottsdale, AZ	3,152,000	20,250,562	23,402,562	(4,833,680)	1984		30 Years
Tabor Ridge	Berea, OH	235,940	2,464,449	2,700,389	(433,163)	1986		30 Years
Talleyrand	Tarrytown, NY (M)	12,000,000	49,994,897	61,994,897	(3,950,421)	1997-98		30 Years
Tamarlane	Portland, ME	690,900	5,531,102	6,222,002	(1,393,532)	1986		30 Years
Tanasbourne Terrace	Hillsboro, OR	1,876,700	19,061,959	20,938,659	(6,911,561)	1986-89		30 Years
Tanglewood (RI)	West Warwick, RI	1,141,415	7,873,240	9,014,655	(941,648)	1973		30 Years
Tanglewood (VA)	Manassas, VA	2,108,295	23,196,866	25,305,161	(7,671,699)	1987		30 Years
Terrace Trace	Tampa, FL	193,916	1,971,825	2,165,741	(348,617)	1985		30 Years
Three Chopt West	Richmond, VA (T)	432,957	8,752,327	9,185,283	(1,459,347)	1962		30 Years
Thymewood II	Miami, FL	219,661	2,103,010	2,322,671	(341,424)	1986		30 Years
Tierra Antigua	Albuquerque, NM	1,825,000	8,045,574	9,870,574	(870,271)	1985		30 Years
Timber Hollow	Chapel Hill, NC	800,000	12,252,229	13,052,229	(2,414,359)	1986		30 Years
Timbercreek	Toledo, OH	203,420	2,059,814	2,263,234	(339,649)	1987		30 Years
Timberwalk	Jacksonville, FL	1,988,000	14,074,005	16,062,005	(2,869,680)	1987		30 Years
Timberwood	Aurora, CO	1,518,600	15,922,058	17,440,658	(3,615,620)	1983		30 Years
Timberwood (GA)	Perry, GA	144,299	1,365,806	1,510,105	(233,024)	1985		30 Years
Toscana	Irvine, CA	39,410,000	52,769,458	92,179,458	(5,879,370)	1991/1993		30 Years
Town Center (TX)	Kingwood, TX	1,291,300	12,207,280	13,498,580	(3,088,456)	1994		30 Years
Town Center II (TX)	Kingwood, TX	1,375,000	14,262,339	15,637,339	(2,129,327)	1994		30 Years
Townhomes of Meadowbrook	Auburn Hills, MI	1,382,600	14,398,089	15,780,689	(3,311,501)	1988		30 Years
Townhouse Park	Richmond, VA (T)	384,176	11,432,921	11,817,097	(2,137,078)	1966		30 Years
Trails (CO), The	Aurora, CO	1,217,900	11,859,932	13,077,832	(4,951,924)	1986		30 Years
Trails at Briar Forest	Houston, TX	2,380,000	26,104,262	28,484,262	(5,197,725)	1990		30 Years
Trails at Dominion Park	Houston, TX	2,531,800	38,610,302	41,142,102	(10,183,458)	1992		30 Years
Trailway Pond I	Burnsville, MN	479,284	4,715,934	5,195,218	(1,138,723)	1988		30 Years
Trailway Pond II	Burnsville, MN	1,107,288	10,605,545	11,712,833	(2,427,689)	1988		30 Years
Turf Club	Littleton, CO	2,107,300	17,412,941	19,520,241	(4,083,126)	1986		30 Years
Turkscap I	Brandon, FL	125,766	1,430,867	1,556,634	(295,788)	1977		30 Years
Turkscap III	Brandon, FL	135,850	1,455,272	1,591,122	(242,119)	1982		30 Years
Tyrone Gardens	Randolph, MA	4,953,000	6,479,387	11,432,387	(1,483,661)	1961/1965		30 Years
University Square I	Tampa, FL	197,457	1,974,257	2,171,714	(332,769)	1979		30 Years
Valencia Plantation	Orlando, FL	873,000	13,204,344	14,077,344	(2,495,796)	1990		30 Years
Valley Creek I	Woodbury, MN	1,626,715	16,139,493	17,766,209	(3,756,858)	1989		30 Years
Valley Creek II	Woodbury, MN	1,232,659	11,863,768	13,096,428	(2,663,664)	1990		30 Years
Valleybrook	Newnan, GA	254,490	2,351,204	2,605,694	(381,531)	1986		30 Years
Valleyfield (KY)	Lexington, KY	252,329	2,484,307	2,736,636	(440,253)	1985		30 Years
Valleyfield (PA)	Bridgeville, PA	274,317	2,725,026	2,999,343	(452,316)	1985		30 Years
Valleyfield I	Decatur, GA	252,413	2,442,241	2,694,654	(411,615)	1984		30 Years
Valleyfield II	Decatur, GA	258,320	2,422,178	2,680,498	(389,016)	1985		30 Years
Van Deene Manor	West Springfield, MA	744,491	5,073,277	5,817,768	(607,632)	1970		30 Years
Versailles	Woodland Hills, CA	12,650,000	33,658,082	46,308,082	(104,004)	1991		30 Years
Via Ventura	Scottsdale, AZ	1,486,600	19,717,436	21,204,036	(8,393,661)	1980		30 Years
Villa Encanto	Phoenix, AZ	2,884,447	23,901,859	26,786,306	(5,833,974)	1983		30 Years
Villa Solana	Laguna Hills, CA	1,665,100	17,975,121	19,640,221	(6,453,189)	1984		30 Years
Village at Bear Creek	Lakewood, CO	4,519,700	41,977,695	46,497,395	(9,802,762)	1987		30 Years
Village at Lakewood	Phoenix, AZ	3,166,411	14,882,916	18,049,327	(3,551,056)	1988		30 Years
Village Oaks	Austin, TX	1,186,000	11,825,151	13,011,151	(3,431,763)	1984		30 Years
Village of Newport	Kent, WA	416,300	4,249,236	4,665,536	(1,559,011)	1987		30 Years
Villas at Josey Ranch	Carrollton, TX	1,587,700	8,072,740	9,660,440	(1,844,235)	1986		30 Years
Viridian Lake	Fort Myers, FL	960,000	19,265,673	20,225,673	(3,904,845)	1991		30 Years
Vista Del Lago	Mission Viejo, CA	4,525,800	45,403,578	49,929,378	(16,066,869)	1986-88		30 Years
Vista Del Lago (TX)	Dallas, TX	3,552,000	20,435,415	23,987,415	(1,900,962)	1992		30 Years
Vista Grove	Mesa, AZ	1,341,796	12,598,088	13,939,884	(2,678,113)	1997 - 1998		30 Years
Walden Wood	Southfield, MI	834,700	9,662,061	10,496,761	(3,934,403)	1972		30 Years
Warwick Station	Westminster, CO	2,282,000	21,387,316	23,669,316	(5,137,396)	1986		30 Years
Waterbury (GA)	Athens, GA	147,450	1,361,385	1,508,835	(223,205)	1985		30 Years

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
Waterbury (IN)	Greenwood, IN	781,626		105,245	927,324	—	89,193
Waterbury (MI)	Westland, MI	—		331,739	2,922,589	—	282,527
Waterbury (OH)	Cincinnati, OH	—		193,167	1,701,834	—	284,798
Waterfield Square I	Stockton, CA	6,923,000		950,000	6,297,993	—	791,738
Waterfield Square II	Stockton, CA	6,595,000		845,000	5,811,080	—	700,016
Waterford (Jax)	Jacksonville, FL	—		3,024,000	23,662,293	—	1,311,729
Waterford (Jax) II	Jacksonville, FL	—		566,923	62,373	—	—
Waterford at Deerwood	Jacksonville, FL	10,345,849		1,696,000	10,659,702	—	1,236,077
Waterford at Orange Park	Orange Park, FL	9,540,000		1,960,000	12,098,784	—	1,355,788
Waterford at the Lakes	Kent, WA	—		3,100,200	16,140,924	—	1,219,276
Waterford Village (Palm Beach)	Delray Beach, FL	—		1,888,000	15,358,635	—	1,959,339
Waterstone Place	Federal Way, WA	—		2,964,000	26,674,599	—	4,416,108
Webster Green	Needham, MA	6,187,573		1,418,893	9,485,006	—	206,987
Welleby Lake Club	Sunrise, FL	—		3,648,000	17,620,879	—	758,136
Wellington Hill	Manchester, NH		(M)	1,890,200	17,120,662	—	3,390,982
Wellsford Oaks	Tulsa, OK	—		1,310,500	11,794,290	—	857,700
Wentworth	Roseville, MI	—		217,502	1,916,232	—	281,143
West Of Eastland	Columbus, OH	1,906,620		234,544	2,066,675	—	357,042
Westbrooke Village	Manchester, MO	—		1,890,000	10,606,343	—	958,256
Westbrooke Village II	Manchester, MO	—		420,000	—	—	—
Westridge	Tacoma, WA	—		3,501,900	31,506,082	—	2,538,045
Westside Villas I	Los Angeles, CA	—		1,785,000	3,233,254	—	157,841
Westside Villas II	Los Angeles, CA	—		1,955,000	3,541,435	—	11,214
Westside Villas III	Los Angeles, CA	—		3,060,000	5,538,871	—	28,120
Westside Villas IV	Los Angeles, CA	—		3,060,000	5,539,390	—	11,124
Westside Villas V	Los Angeles, CA	—		5,100,000	9,224,485	—	29,547
Westside Villas VI	Los Angeles, CA	—		1,530,000	3,024,001	—	73,351
Westside Villas VII	Los Angeles, CA	—		4,505,000	10,758,900	—	26,912
Westway	Brunswick, GA	—		168,323	1,483,106	—	219,049
Westwood Glen	Westwood, MA	1,344,978		1,616,505	10,806,004	—	240,450
Westwood Pines	Tamarac, FL	—		1,528,600	13,739,616	—	959,703
Westwynd Apts	West Hartford, CT	—		308,543	2,062,548	—	177,601
Whispering Oaks	Walnut Creek, CA	—		2,170,800	19,539,586	—	2,269,117
Whispering Pines	Fr. Pierce, FL	—		384,000	621,367	—	230,255
Whispering Pines II	Fr. Pierce, FL	—		105,172	926,476	—	143,521
Whisperwood	Cordele, GA	—		84,240	742,374	—	189,325
White Bear Woods	White Bear Lake, MN	14,172,876		1,624,741	14,618,490	—	1,241,772
Wilcrest Woods	Savannah, GA	1,264,266		187,306	1,650,373	—	144,523
Wilde Lake	Richmond, VA	4,440,000		947,200	8,594,105	—	868,379
Wilkins Glen	Medfield, MA	1,676,372		538,483	3,599,646	—	257,753
Willow Brook (CA)	Pleasant Hill, CA	29,000,000		5,055,000	19,212,153	—	499,628
Willow Creek	Fresno, CA	5,112,000		275,000	5,045,091	—	341,634
Willow Creek I (GA)	Griffin, GA	—		145,769	1,298,973	—	119,792
Willow Lakes	Spartanburg, SC	1,922,871		200,990	1,770,937	—	227,743
Willow Run (GA)	Stone Mountain, GA	1,639,644		197,965	1,744,287	—	211,924
Willow Run (IN)	New Albany, IN	1,072,316		183,873	1,620,119	—	160,219
Willow Run (KY)	Madisonville, KY	1,068,934		141,016	1,242,352	—	158,180
Willow Trail	Norcross, GA	—		1,120,000	11,412,982	—	658,698
Willowick	Aurora, CO	—		506,900	4,157,878	—	454,683
Will-O-Wisp	Kinston, NC (T)	3,600,000		197,398	3,926,972	—	436,658
Willowood East II	Indianapolis, IN	—		104,918	924,590	—	150,549
Willowood I (Gro)	Grove City, OH	898,012		126,045	1,110,558	—	178,621
Willowood I (IN)	Columbus, OH	1,089,790		163,896	1,444,104	—	137,767
Willowood I (KY)	Frankfort, KY	961,328		138,822	1,223,176	—	193,445
Willowood I (Tro) (REIT)	Trotwood, OH	819,523		84,566	761,091	—	—
Willowood I (Woo)	Wooster, OH	—		117,254	1,033,137	—	138,027
Willowood II (Gro)	Grove City, OH	523,452		70,924	624,814	—	108,479
Willowood II (IN)	Columbus, OH	1,097,941		161,306	1,421,284	—	126,274
Willowood II (KY)	Frankfort, KY	—		120,375	1,060,639	—	117,577
Willowood II (Tro)	Trotwood, OH	—		142,623	1,256,667	—	146,251
Willowood II (Woo)	Wooster, OH	823,533		103,199	909,398	—	159,088
Willows I (OH), The	Columbus, OH	—		76,283	672,340	—	101,305
Willows II (OH), The	Columbus, OH	—		96,679	851,845	—	80,858
Willows III (OH), The	Columbus, OH	839,800		129,221	1,137,783	—	112,157
Wimberly	Dallas, TX	—		2,232,000	27,685,923	—	860,822
Wimbledon Oaks	Arlington, TX	7,058,889		1,491,700	8,843,716	—	906,244
Winchester Park	Riverside, RI	—		2,822,618	18,868,626	—	1,689,373
Winchester Wood	Riverside, RI	2,155,144		683,215	4,567,154	—	115,194
Windemere	Mesa, AZ	—		949,300	8,659,280	—	1,280,197
Windmont	Atlanta, GA	—		3,204,000	7,128,448	—	360,810
Windridge (CA)	Laguna Niguel, CA		(I)	2,662,900	23,985,497	—	2,155,552
Windwood I (FL)	Palm Bay, FL	—		113,913	1,003,498	—	216,185
Windwood II (FL)	Palm Bay, FL	190,000		118,915	1,047,598	—	304,477

Description		Gross Amount Carried at Close of Period 12/31/03						Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction		Latest Income Statement (C)
Waterbury (IN)	Greenwood, IN	105,245	1,016,517	1,121,762	(182,911)	1984		30 Years
Waterbury (MI)	Westland, MI	331,739	3,205,115	3,536,854	(549,969)	1985		30 Years
Waterbury (OH)	Cincinnati, OH	193,167	1,986,632	2,179,799	(360,195)	1985		30 Years
Waterfield Square I	Stockton, CA	950,000	7,089,731	8,039,731	(799,951)	1984		30 Years
Waterfield Square II	Stockton, CA	845,000	6,511,096	7,356,096	(732,348)	1984		30 Years
Waterford (Jax)	Jacksonville, FL	3,024,000	24,974,021	27,998,021	(5,170,094)	1988		30 Years
Waterford (Jax) II	Jacksonville, FL	566,923	62,373	629,296	—		(F)	30 Years
Waterford at Deerwood	Jacksonville, FL	1,696,000	11,895,778	13,591,778	(2,522,798)	1985		30 Years
Waterford at Orange Park	Orange Park, FL	1,960,000	13,454,572	15,414,572	(3,276,019)	1986		30 Years
Waterford at the Lakes	Kent, WA	3,100,200	17,360,200	20,460,400	(4,527,302)	1990		30 Years
Waterford Village (Palm Beach)	Delray Beach, FL	1,888,000	17,317,974	19,205,974	(3,916,570)	1989		30 Years
Waterstone Place	Federal Way, WA	2,964,000	31,090,707	34,054,707	(12,205,406)	1990		30 Years
Webster Green	Needham, MA	1,418,893	9,691,993	11,110,885	(1,098,101)	1985		30 Years
Welleby Lake Club	Sunrise, FL	3,648,000	18,379,015	22,027,015	(3,650,445)	1991		30 Years
Wellington Hill	Manchester, NH	1,890,200	20,511,644	22,401,844	(7,516,096)	1987		30 Years
Wellsford Oaks	Tulsa, OK	1,310,500	12,651,989	13,962,489	(3,192,873)	1991		30 Years
Wentworth	Roseville, MI	217,502	2,197,375	2,414,877	(372,457)	1985		30 Years
West Of Eastland	Columbus, OH	234,544	2,423,717	2,658,260	(441,499)	1977		30 Years
Westbrooke Village	Manchester, MO	1,890,000	11,564,599	13,454,599	(2,108,431)	1984		30 Years
Westbrooke Village II	Manchester, MO	420,000	—	420,000	—		(F)	30 Years
Westridge	Tacoma, WA	3,501,900	34,044,127	37,546,027	(8,708,871)	1987/1991		30 Years
Westside Villas I	Los Angeles, CA	1,785,000	3,391,095	5,176,095	(394,139)	1999		30 Years
Westside Villas II	Los Angeles, CA	1,955,000	3,552,649	5,507,649	(407,762)	1999		30 Years
Westside Villas III	Los Angeles, CA	3,060,000	5,566,991	8,626,991	(642,083)	1999		30 Years
Westside Villas IV	Los Angeles, CA	3,060,000	5,550,515	8,610,515	(636,260)	1999		30 Years
Westside Villas V	Los Angeles, CA	5,100,000	9,254,032	14,354,032	(1,060,105)	1999		30 Years
Westside Villas VI	Los Angeles, CA	1,530,000	3,097,352	4,627,352	(328,207)	1989		30 Years
Westside Villas VII	Los Angeles, CA	4,505,000	10,785,811	15,290,811	(595,141)	2001		30 Years
Westway	Brunswick, GA	168,323	1,702,156	1,870,478	(303,524)	1984		30 Years
Westwood Glen	Westwood, MA	1,616,505	11,046,453	12,662,958	(1,280,878)	1972		30 Years
Westwood Pines	Tamarac, FL	1,528,600	14,699,319	16,227,919	(3,423,115)	1991		30 Years
Westwynd Apts	West Hartford, CT	308,543	2,240,148	2,548,692	(275,062)	1969		30 Years
Whispering Oaks	Walnut Creek, CA	2,170,800	21,808,703	23,979,503	(6,128,186)	1974		30 Years
Whispering Pines	Fr. Pierce, FL	384,000	851,622	1,235,622	(151,755)	1986		30 Years
Whispering Pines II	Fr. Pierce, FL	105,172	1,069,997	1,175,168	(191,922)	1986		30 Years
Whisperwood	Cordele, GA	84,240	931,698	1,015,939	(176,151)	1985		30 Years
White Bear Woods	White Bear Lake, MN	1,624,741	15,860,261	17,485,002	(3,550,011)	1989		30 Years
Wilcrest Woods	Savannah, GA	187,306	1,794,896	1,982,202	(302,783)	1986		30 Years
Wilde Lake	Richmond, VA	947,200	9,462,484	10,409,684	(2,638,845)	1989		30 Years
Wilkins Glen	Medfield, MA	538,483	3,857,399	4,395,882	(488,351)	1975		30 Years
Willow Brook (CA)	Pleasant Hill, CA	5,055,000	19,711,781	24,766,781	(1,924,670)	1985		30 Years
Willow Creek	Fresno, CA	275,000	5,386,725	5,661,725	(592,560)	1984		30 Years
Willow Creek I (GA)	Griffin, GA	145,769	1,418,765	1,564,534	(227,805)	1985		30 Years
Willow Lakes	Spartanburg, SC	200,990	1,998,681	2,199,670	(342,494)	1986		30 Years
Willow Run (GA)	Stone Mountain, GA	197,965	1,956,211	2,154,176	(360,394)	1983		30 Years
Willow Run (IN)	New Albany, IN	183,873	1,780,337	1,964,210	(307,175)	1984		30 Years
Willow Run (KY)	Madisonville, KY	141,016	1,400,531	1,541,547	(248,179)	1984		30 Years
Willow Trail	Norcross, GA	1,120,000	12,071,680	13,191,680	(2,402,706)	1985		30 Years
Willowick	Aurora, CO	506,900	4,612,562	5,119,462	(1,056,600)	1980		30 Years
Will-O-Wisp	Kinston, NC (T)	197,398	4,363,630	4,561,028	(788,888)	1970		30 Years
Willowood East II	Indianapolis, IN	104,918	1,075,139	1,180,057	(221,541)	1985		30 Years
Willowood I (Gro)	Grove City, OH	126,045	1,289,179	1,415,224	(218,533)	1984		30 Years
Willowood I (IN)	Columbus, OH	163,896	1,581,871	1,745,767	(262,795)	1983		30 Years
Willowood I (KY)	Frankfort, KY	138,822	1,416,621	1,555,444	(239,021)	1984		30 Years
Willowood I (Tro) (REIT)	Trotwood, OH	84,566	761,091	845,657	—	1985		30 Years
Willowood I (Woo)	Wooster, OH	117,254	1,171,164	1,288,418	(197,206)	1984		30 Years
Willowood II (Gro)	Grove City, OH	70,924	733,294	804,217	(125,385)	1985		30 Years
Willowood II (IN)	Columbus, OH	161,306	1,547,558	1,708,864	(262,126)	1986		30 Years
Willowood II (KY)	Frankfort, KY	120,375	1,178,216	1,298,592	(193,992)	1985		30 Years
Willowood II (Tro)	Trotwood, OH	142,623	1,402,919	1,545,542	(245,525)	1987		30 Years
Willowood II (Woo)	Wooster, OH	103,199	1,068,486	1,171,685	(199,002)	1986		30 Years
Willows I (OH), The	Columbus, OH	76,283	773,645	849,928	(147,135)	1987		30 Years
Willows II (OH), The	Columbus, OH	96,679	932,703	1,029,382	(162,305)	1981		30 Years
Willows III (OH), The	Columbus, OH	129,221	1,249,941	1,379,162	(211,749)	1987		30 Years
Wimberly	Dallas, TX	2,232,000	28,546,745	30,778,745	(5,395,683)	1996		30 Years
Wimbledon Oaks	Arlington, TX	1,491,700	9,749,960	11,241,660	(2,203,572)	1985		30 Years
Winchester Park	Riverside, RI	2,822,618	20,557,999	23,380,617	(2,724,575)	1972		30 Years
Winchester Wood	Riverside, RI	683,215	4,682,348	5,365,564	(537,355)	1989		30 Years
Windemere	Mesa, AZ	949,300	9,939,477	10,888,777	(2,806,030)	1986		30 Years
Windmont	Atlanta, GA	3,204,000	7,489,258	10,693,258	(1,160,639)	1988		30 Years
Windridge (CA)	Laguna Niguel, CA	2,662,900	26,141,049	28,803,949	(8,650,892)	1989		30 Years
Windwood I (FL)	Palm Bay, FL	113,913	1,219,684	1,333,596	(242,206)	1988		30 Years
Windwood II (FL)	Palm Bay, FL	118,915	1,352,075	1,470,990	(273,761)	1987		30 Years

Description				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition (Improvements, net) (E)
Apartment Name	Location	Encumbrances		Land	Building & Fixtures	Land	Building & Fixtures
Wingwood (Orl)	Orlando, FL	1,389,506		236,884	2,086,402	—	790,651
Winter Woods I (FL)	Winter Garden, FL	—		144,921	1,276,965	—	259,394
Winter Woods II (FL) (REIT)	Winter Garden, FL	801,946		95,404	858,637	—	11,174
Winterwood	Charlotte, NC	—		1,722,000	15,501,142	—	2,871,679
Winthrop Court (KY)	Frankfort, KY	1,395,104		184,709	1,627,191	—	265,927
Winthrop Court II (OH)	Columbus, OH	722,000		102,381	896,576	—	111,028
Wood Creek (CA)	Pleasant Hill, CA	—		9,729,900	23,009,768	—	1,221,431
Woodbine (Cuy)	Cuyahoga Falls, OH	—		185,868	1,637,701	—	119,869
Woodbridge	Cary, GA	4,422,497		737,400	6,636,870	—	584,146
Woodbridge (CT)	Newington, CT		(P)	498,377	3,331,548	—	108,850
Woodbridge II	Cary, GA	—		1,244,600	11,243,364	—	640,211
Woodcliff I	Lilburn, GA	—		276,659	2,437,667	—	270,033
Woodcliff II	Lilburn, GA	1,594,517		266,449	2,347,769	—	166,585
Woodcreek	Beaverton, OR	—		1,755,800	15,816,455	—	2,820,282
Woodcrest I	Warner Robins, GA	—		115,739	1,028,353	—	123,714
Woodlake (WA)	Kirkland, WA		(R)	6,631,400	16,735,484	—	1,047,419
Woodland Hills	Decatur, GA	—		1,224,600	11,010,681	—	1,667,330
Woodland Meadows	Ann Arbor, MI		(S)	2,006,000	18,049,552	—	1,423,604
Woodlands I (Col)	Columbus, OH	1,689,392		231,996	2,044,233	—	311,120
Woodlands I (PA)	Zelienople, PA	986,507		163,192	1,437,897	—	151,320
Woodlands I (Str)	Streetsboro, OH	246,222		197,378	1,739,112	—	207,713
Woodlands II (Col)	Columbus, OH	1,464,859		192,633	1,697,310	—	245,339
Woodlands II (PA)	Zelienople, PA	—		192,972	1,700,297	—	135,399
Woodlands II (Str)	Streetsboro, OH	1,506,406		183,996	1,621,205	—	192,069
Woodlands III (Col)	Columbus, OH	—		230,536	2,031,249	—	374,057
Woodlands of Brookfield	Brookfield, WI		(N)	1,484,600	13,961,081	—	901,813
Woodlands of Minnetonka	Minnetonka, MN	—		2,394,500	13,543,076	—	1,201,500
Woodleaf	Campbell, CA		(R)	8,550,600	16,988,183	—	626,793
Woodmoor	Austin, TX	—		653,800	5,875,968	—	2,018,635
Woodridge (CO)	Aurora, CO	—		2,780,700	7,576,972	—	1,047,568
Woodridge (MN)	Eagan, MN	7,375,018		1,602,300	10,449,579	—	924,058
Woodridge II (CO)	Aurora, CO	—		—	4,148,517	—	542,029
Woodridge III (CO)	Aurora, CO	—		—	9,130,764	—	1,195,613
Woods of Elm Creek	San Antonio, TX	—		590,000	5,310,328	—	750,840
Woods of North Bend	Raleigh, NC		(S)	1,039,500	9,305,319	—	1,663,425
Woodscape	Raleigh, NC	—		957,300	8,607,940	—	817,176
Woodside	Lorton, VA	—		1,326,000	12,510,903	—	969,332
Woodtrail	Newnan, GA	—		250,895	2,210,658	—	200,905
Woodvalley	Anniston, AL	1,343,079		190,188	1,675,765	—	135,899
Wyndridge 2	Memphis, TN	14,135,000		1,488,000	13,607,636	—	1,666,861
Wyndridge 3	Memphis, TN	10,855,000		1,502,500	13,531,741	—	917,667
Yarmouth Woods	Yarmouth, ME	—		692,800	6,096,155	—	509,500
Yorktowne at Olde Mill	Millersville, MD	—		216,000	2,674,121	—	4,491,376
Management Business	Chicago, IL	—		—	—	—	30,182,866
Operating Partnership	Chicago, IL (H)	43,792		—	9,156	—	—
Total Investment in Real Estate		$1,834,621,384		$1,853,093,564	$10,182,887,577	$—	$838,397,934

Description		Gross Amount Carried at Close of Period 12/31/03						Life Used to Compute Depreciation in
Apartment Name	Location	Land	Building & Fixtures (A)	Total (B)	Accumulated Depreciation	Date of Construction		Latest Income Statement (C)
Wingwood (Orl)	Orlando, FL	236,884	2,877,053	3,113,937	(486,664)	1980		30 Years
Winter Woods I (FL)	Winter Garden, FL	144,921	1,536,359	1,681,280	(274,289)	1985		30 Years
Winter Woods II (FL) (REIT)	Winter Garden, FL	95,404	869,811	965,215	(13,633)	1986		30 Years
Winterwood	Charlotte, NC	1,722,000	18,372,820	20,094,820	(7,093,969)	1986		30 Years
Winthrop Court (KY)	Frankfort, KY	184,709	1,893,118	2,077,827	(325,666)	1985		30 Years
Winthrop Court II (OH)	Columbus, OH	102,381	1,007,604	1,109,985	(171,486)	1986		30 Years
Wood Creek (CA)	Pleasant Hill, CA	9,729,900	24,231,199	33,961,099	(5,718,995)	1987		30 Years
Woodbine (Cuy)	Cuyahoga Falls, OH	185,868	1,757,569	1,943,437	(282,353)	1982		30 Years
Woodbridge	Cary, GA	737,400	7,221,016	7,958,416	(2,174,904)	1993-95		30 Years
Woodbridge (CT)	Newington, CT	498,377	3,440,398	3,938,775	(412,430)	1968		30 Years
Woodbridge II	Cary, GA	1,244,600	11,883,575	13,128,175	(3,359,251)	1993-95		30 Years
Woodcliff I	Lilburn, GA	276,659	2,707,701	2,984,360	(450,839)	1984		30 Years
Woodcliff II	Lilburn, GA	266,449	2,514,355	2,780,804	(402,558)	1986		30 Years
Woodcreek	Beaverton, OR	1,755,800	18,636,737	20,392,537	(7,232,864)	1982-84		30 Years
Woodcrest I	Warner Robins, GA	115,739	1,152,067	1,267,805	(192,048)	1984		30 Years
Woodlake (WA)	Kirkland, WA	6,631,400	17,782,903	24,414,303	(3,767,762)	1984		30 Years
Woodland Hills	Decatur, GA	1,224,600	12,678,010	13,902,610	(3,769,875)	1985		30 Years
Woodland Meadows	Ann Arbor, MI	2,006,000	19,473,156	21,479,156	(4,608,996)	1987-1989		30 Years
Woodlands I (Col)	Columbus, OH	231,996	2,355,353	2,587,349	(401,621)	1983		30 Years
Woodlands I (PA)	Zelienople, PA	163,192	1,589,216	1,752,408	(266,741)	1983		30 Years
Woodlands I (Str)	Streetsboro, OH	197,378	1,946,825	2,144,203	(343,705)	1984		30 Years
Woodlands II (Col)	Columbus, OH	192,633	1,942,649	2,135,282	(332,061)	1984		30 Years
Woodlands II (PA)	Zelienople, PA	192,972	1,835,696	2,028,668	(298,101)	1987		30 Years
Woodlands II (Str)	Streetsboro, OH	183,996	1,813,274	1,997,270	(318,622)	1985		30 Years
Woodlands III (Col)	Columbus, OH	230,536	2,405,305	2,635,841	(419,531)	1987		30 Years
Woodlands of Brookfield	Brookfield, WI	1,484,600	14,862,894	16,347,494	(3,118,400)	1990		30 Years
Woodlands of Minnetonka	Minnetonka, MN	2,394,500	14,744,576	17,139,076	(3,471,349)	1988		30 Years
Woodleaf	Campbell, CA	8,550,600	17,614,976	26,165,576	(3,487,648)	1984		30 Years
Woodmoor	Austin, TX	653,800	7,894,603	8,548,403	(3,194,282)	1981		30 Years
Woodridge (CO)	Aurora, CO	2,780,700	8,624,540	11,405,240	(1,946,602)	1980-82		30 Years
Woodridge (MN)	Eagan, MN	1,602,300	11,373,638	12,975,938	(2,559,675)	1986		30 Years
Woodridge II (CO)	Aurora, CO	—	4,690,546	4,690,546	(1,066,732)	1980-82		30 Years
Woodridge III (CO)	Aurora, CO	—	10,326,377	10,326,377	(2,349,211)	1980-82		30 Years
Woods of Elm Creek	San Antonio, TX	590,000	6,061,168	6,651,168	(1,694,894)	1983		30 Years
Woods of North Bend	Raleigh, NC	1,039,500	10,968,744	12,008,244	(3,928,153)	1983		30 Years
Woodscape	Raleigh, NC	957,300	9,425,116	10,382,416	(2,739,334)	1979		30 Years
Woodside	Lorton, VA	1,326,000	13,480,235	14,806,235	(4,609,312)	1987		30 Years
Woodtrail	Newnan, GA	250,895	2,411,563	2,662,458	(388,636)	1984		30 Years
Woodvalley	Anniston, AL	190,188	1,811,664	2,001,852	(303,441)	1986		30 Years
Wyndridge 2	Memphis, TN	1,488,000	15,274,497	16,762,497	(4,079,342)	1988		30 Years
Wyndridge 3	Memphis, TN	1,502,500	14,449,408	15,951,908	(3,740,550)	1988		30 Years
Yarmouth Woods	Yarmouth, ME	692,800	6,605,655	7,298,455	(1,547,142)	1971/1978		30 Years
Yorktowne at Olde Mill	Millersville, MD	216,000	7,165,497	7,381,497	(5,650,992)	1974		30 Years
Management Business	Chicago, IL	—	30,182,866	30,182,866	(16,592,741)		(D)
Operating Partnership	Chicago, IL (H)	—	9,156	9,156	—		(F)
Total Investment in Real Estate		$1,853,093,564	$11,021,285,511	$12,874,379,075	$(2,296,013,441)

NOTES:

(A)      The balance of furniture & fixtures included in the total investment in real estate amount was $602,647,035.02 as of December 31, 2003.

(B)        The aggregate cost for Federal Income Tax purposes as of December 31, 2003 was approximately $8.45 billion.

(C)        The life to compute depreciation for furniture & fixtures is 5 years.

(D)       This asset consists of various acquisition dates and largely represents furniture, fixtures and equipment owned by the Management Business.

(E)         Improvements are net of write-off of fully depreciated assets which are no longer in service.

(F)         Represents land and/or miscellaneous improvements held for future development.

(G)        A portion or all of these properties includes commercial space (retail, parking and/or office space).

(H)       The mortgage debt is the balance for a property that was sold, which balance was not collateralized by the property.  The amount was transferred to ERPOP.

(I)            These three properties are pledged as additional collateral in connection with a tax-exempt bond financing.

(J)           These three properties are pledged as additional collateral in connection with a tax-exempt bond financing.

ERP Operating Limited Partnership

Schedule III - Real Estate and Accumulated Depreciation

Encumbrances Reconciliation

December 31, 2003

Entity Encumbrances	Number of Properties Encumbered By		See Properties With Note:	Amount

EQR Arbors Financing LP	2		(K)	$13,265,000
EQR Breton Hammocks Financing LP	1		(L)	15,211,947
EQR-Bond Partnership	13		(M)	192,994,000
EQR Flatlands LLC	5		(N)	50,000,000
EWR, LP	5		(O)	45,258,236
GPT-Windsor, LLC	16	*	(P)	63,000,000
EQR-Codelle, LP	10		(Q)	120,163,327
EQR-Conner, LP	14		(R)	210,267,676
EQR-FANCAP 2000A LP	11		(S)	148,333,000
GC Southeast Partners LP (SEP)	11		(T)	700,000

Entity Encumbrances				859,193,186
Individual Property Encumbrances				1,834,621,384

Total Encumbrances per Financial Statements				$2,693,814,571

* Collateral also includes $3.1 million invested in U.S. Treasury Securities which is included in Deposits - Restricted in the accompanying consolidated balance sheets at December 21, 2003.

ERP Operating Limited Partnership

Schedule III - Real Estate and Accumulated Depreciation

(Amounts in thousands)

The changes in total real estate for the years ended December 31, 2003, 2002 and 2001 are as follows:

	2003	2002	2001

Balance, beginning of year	$13,046,263	$13,019,841	$12,650,028
Acquisitions and development	800,143	528,302	753,648
Improvements	184,876	164,077	157,847
Write-off of fully depreciated assetswhich are no longer in service	(31,590)	—	(149)
Dispositions and other	(1,125,313)	(665,957)	(541,533)
Balance, end of year	$12,874,379	$13,046,263	$13,019,841

The changes in accumulated depreciation for the years ended December 31, 2003, 2002, and 2001 are as follows:

	2003	2002	2001

Balance, beginning of year	$2,112,017	$1,719,131	$1,359,089
Depreciation	470,908	471,295	457,071
Write-off of fully depreciated assetswhich are no longer in service	(31,590)	—	(149)
Dispositions and other	(255,322)	(78,409)	(96,880)
Balance, end of year	$2,296,013	$2,112,017	$1,719,131

Exhibit 12

ERP OPERATING LIMITED PARTNERSHIP

Computation of Ratio of Earnings to Combined Fixed Charges

	12/31/03	12/31/02	12/31/01	12/31/00	12/31/99

Income from continuing operations	$229,660	$255,256	$313,508	$279,660	$233,630

Interest expense incurred, net	324,652	330,287	341,505	353,675	316,060
Amortization of deferred financing costs	5,981	5,576	4,901	4,949	3,787

Earnings before combined fixed chargesand preferred distributions	560,293	591,119	659,914	638,284	553,477

Preferred distributions	96,971	97,151	106,119	111,941	113,196
Premium on redemption of preference units	20,237	—	5,324	—	—

Earnings before combined fixed charges	$443,085	$493,968	$548,471	$526,343	$440,281

Interest expense incurred, net	$324,652	$330,287	$341,505	$353,675	$316,060
Amortization of deferred financing costs	5,981	5,576	4,901	4,949	3,787
Interest capitalized for real estate and unconsolidated entities under development	20,647	27,167	28,174	17,650	8,134

Total combined fixed charges	351,280	363,030	374,580	376,274	327,981

Preferred distributions	96,971	97,151	106,119	111,941	113,196
Premium on redemption of preference units	20,237	—	5,324	—	—

Total combined fixed chargesand preferred distributions	$468,488	$460,181	$486,023	$488,215	$441,177

Ratio of earnings before combined fixed chargesto total combined fixed charges	1.26	1.36	1.46	1.40	1.34

Ratio of earnings before combined fixed chargesand preferred distributions to total combinedfixed charges and preferred distributions	1.20	1.28	1.36	1.31	1.25